Exhibit 4.22

OLYMPIC STEEL, INC.,

OLYMPIC STEEL LAFAYETTE, INC.,

OLYMPIC STEEL MINNEAPOLIS, INC.,

OLYMPIC STEEL IOWA, INC.,

OLY STEEL WELDING, INC.,

OLY STEEL NC, INC.,

TINSLEY GROUP-PS&W, INC.,

IS ACQUISITION, INC., and

OLYAC II, INC. (to be merged with and into CHICAGO TUBE AND IRON COMPANY),

as Borrowers

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of July 1, 2011

$335,000,000

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

BANK OF AMERICA, N.A.,

as Agent

********

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arranger and Joint Book Manager

J.P. MORGAN SECURITIES LLC,

as Joint Lead Arranger and Joint Book Manager,

And

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent

KEYBANK NATIONAL ASSOCIATION,

as Co-Documentation Agent

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agent

6.1	Conditions to Initial Loans	52
6.2	Conditions Precedent to All Credit Extensions	54

SECTION 7.	COLLATERAL	54
7.1	Grant of Security Interest	54
7.2	Lien on Deposit Accounts; Cash Collateral	56
7.3	Real Estate Collateral	56
7.4	Other Collateral	56
7.5	No Assumption of Liability	57
7.6	Further Assurances	57
7.7	Release of Collateral	57

SECTION 8.	COLLATERAL ADMINISTRATION	57
8.1	Borrowing Base Certificates	57
8.2	Administration of Accounts	57
8.3	Administration of Inventory	58
8.4	Administration of Equipment	59
8.5	Administration of Deposit Accounts	59
8.6	General Provisions	60
8.7	Power of Attorney	61

SECTION 9.	REPRESENTATIONS AND WARRANTIES	62
9.1	General Representations and Warranties	62
9.2	Complete Disclosure	67

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	67
10.1	Affirmative Covenants	67
10.2	Negative Covenants	70
10.3	Financial Covenants	77

SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	77
11.1	Events of Default	77
11.2	Remedies upon an Event of Default	78
11.3	License	79
11.4	Setoff	79
11.5	Remedies Cumulative; No Waiver	80

SECTION 12.	AGENT	80
12.1	Appointment, Authority and Duties of Agent	80
12.2	Agreements Regarding Collateral and Field Examination Reports	81
12.3	Reliance By Agent	82
12.4	Action Upon Default	82
12.5	Ratable Sharing	82
12.6	Indemnification	82
12.7	Limitation on Responsibilities of Agent	83
12.8	Successor Agent and Co-Agents	83
12.9	Due Diligence and Non-Reliance	84
12.10	Replacement of Certain Lenders	84
12.11	Remittance of Payments and Collections	84
12.12	Agent in its Individual Capacity	85
12.13	Bank Product Providers	85
12.14	Agent Titles	85

(ii)

12.15	No Third Party Beneficiaries	85

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	85
13.1	Successors and Assigns	85
13.2	Participations	86
13.3	Assignments	86

SECTION 14.	MISCELLANEOUS	87
14.1	Consents, Amendments and Waivers	87
14.2	Indemnity	88
14.3	Notices and Communications	88
14.4	Performance of Borrowers’ Obligations	89
14.5	Credit Inquiries	89
14.6	Severability	89
14.7	Cumulative Effect; Conflict of Terms	89
14.8	Counterparts	90
14.9	Entire Agreement	90
14.10	Relationship with Lenders	90
14.11	No Advisory or Fiduciary Responsibility	90
14.12	Confidentiality	90
14.13	GOVERNING LAW	91
14.14	Consent to Forum	91
14.15	Waivers by Borrowers	91
14.16	Patriot Act Notice	92

SECTION 15.	AMENDMENT AND RESTATEMENT	92
15.1	Amendment and Restatement; No Novation	92
15.2	Effect on Existing Loan and Security Agreement and on the Obligations	92
15.3	No Implied Waivers	92
15.4	Reaffirmation of Liens and Loan Documents	93
15.5	Loans Under the Existing Loan and Security Agreement	93

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Revolver Note
Exhibit B	Joinder Agreement
Exhibit C	Assignment and Acceptance
Exhibit D	Assignment Notice
Exhibit E	Compliance Certificate
Exhibit F	Continuing Letters of Credit
Exhibit G	Term Loan Note

Schedule 1.1	Commitments of Lenders
Schedule 6.1	Closing Date Mortgaged Property
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Restrictive Agreements

(iii)

Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plans
Schedule 9.1.20	Labor Contracts
Schedule 10.2.2	Existing Liens
Schedule 10.2.5	Existing Investments
Schedule 10.2.17	Existing Affiliate Transactions

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of July 1, 2011, among OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL LAFAYETTE, INC., an Ohio corporation (“Olympic Lafayette”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL WELDING, INC., a Michigan corporation (“Oly Welding”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), TINSLEY GROUP-PS&W, INC., a North Carolina corporation (“Tinsley Group”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), OLYAC II, INC., a Delaware corporation (“OLYAC II”) (to be merged with and into CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”)) (Olympic Steel, Olympic Lafayette, Olympic Minneapolis, Olympic Iowa, Oly Welding, Oly NC, Tinsley Group, IS Acquisition and, immediately prior to the consummation of the Closing Date Merger (as defined below) OLYAC II, and immediately following the consummation of the Closing Date Merger, Chicago Tube and Iron, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (together with its successors and assigns, “Agent”), amends and restates in its entirety the Loan and Security Agreement (as amended to the date hereof, without giving effect to the amendments and restatements set forth herein, the “Existing Loan and Security Agreement”), dated as of June 30, 2010, among the Borrowers party thereto, the financial institutions party thereto as lenders and Bank of America, N.A., as agent for such lenders.

R E C I T A L S:

Borrowers have requested that Lenders provide credit facilities to Borrowers to finance their mutual and collective business enterprise and to fund the merger of OLYAC II with and into Chicago Tube and Iron pursuant to the terms of the Merger Agreement (as defined below) (the “Closing Date Merger”). Lenders are willing to provide the credit facilities on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.	DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions. As used herein, the following terms have the meanings set forth below:

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount: 85% of the Value of Eligible Accounts.

Acquisition: any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of record or beneficial ownership of any Equity Interests of any Person or otherwise causing any Person to become a Subsidiary of a Borrower, or (c) a merger or consolidation or any other combination with another Person.

Adjusted EBITDA: EBITDA plus, with respect to any Target whose results of operations and financial position have been included in the financial statements received by Agent pursuant to Section 10.1.2(c) for less than 12 fiscal months, Pro Forma EBITDA allocated to each month prior to the Acquisition thereof included in the trailing 12 fiscal month period for which EBITDA is being calculated, minus with respect to any Asset Disposition consummated within the period in question, EBITDA attributable to the Subsidiary, profit centers, or other asset which is the subject of such Asset Disposition from the beginning of such period until the date of consummation of such Asset Disposition.

Adjusted Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent twelve fiscal month period, of (a) Adjusted EBITDA minus Capital Expenditures (excluding (i) those financed with Borrowed Money (other than Revolver Loans), (ii) the portion thereof funded with the Net Proceeds from Permitted Asset Disposition of Equipment or Real Estate which Borrowers are permitted to use to purchase assets pursuant to Section 5.3.2(b) and (iii) the portion thereof funded with the proceeds of casualty insurance or condemnation awards in respect of any Equipment or Real Estate) and cash taxes paid (other than to the extent deducted in calculating EBITDA for the applicable measurement period), to (b) Fixed Charges minus, without duplication, interest and principal payments on Borrowed Money for such twelve fiscal month period that would have been paid from the proceeds of any Asset Dispositions consummated within such twelve fiscal month period if such Asset Disposition was consummated on the first day of such twelve fiscal month period.

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Allocable Amount: as defined in Section 5.11.3.

Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental binding guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: with respect to any Type of Loan, the margin set forth below, and with respect the fee payable pursuant to Section 3.2.1, the unused line fee percentage (the “Unused Line Fee Percentage”) set forth below, in each case as determined by the Revolver Utilization for the last Fiscal Quarter:

Level	Revolver Utilization	Base Rate Revolver Loans	LIBOR Revolver Loans	Base Rate Term Loans	LIBOR Term Loans

I	≥ $200,000,000	1.00%	2.50%	1.50%	3.00%
II	≥ $100,000,000 < $200,000,000	0.75%	2.25%	1.25%	2.75%
III	< $100,000,000	0.50%	2.00%	1.00%	2.50%

Level	Revolver Utilization	Unused Line Fee Percentage

I	≥ 50% of the aggregate amount of Revolver Commitments in effect	0.250%
II	< 50% of the aggregate amount of Revolver Commitments in effect	0.375%

Until January 1, 2012, margins shall be determined as if Level II were applicable and the unused line fee percentage shall be determined as if Level II were applicable. As of January 1, 2012 and thereafter, the margins and the Unused Line Fee Percentage shall be subject to increase or decrease based on the Revolver Utilization as determined by Agent for the last Fiscal Quarter, which change shall be effective on the first day of the Fiscal Quarter immediately following such Fiscal Quarter.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit C.

Availability: the Borrowing Base minus the principal balance of all Revolver Loans.

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the LC Reserve; (d) the Bank Product Reserve; (e) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom, if any); and (f) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product: any of the following products, services or facilities extended to any Borrower or Subsidiary by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under the Continuing Hedging Agreement and other Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit.

Bank Product Amount: as defined in the definition of Secured Bank Product Obligations.

Bank Product Debt: Debt and other obligations of an Obligor relating to Bank Products.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Secured Bank Product Obligations.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greatest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) LIBOR for a 30 day interest period as determined on such day, plus 1.5%.

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) indebtedness that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any indebtedness of the foregoing types owing by another Person.

Borrower Agent: as defined in Section 4.4.

Borrowing: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, plus the Segregated Account Cash Balance, minus the Availability Reserve.

Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify calculation of the Borrowing Base.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina, Ohio or Illinois, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures: all liabilities incurred or expenditures made by a Borrower or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its Permitted Discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, binding guideline or directive by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change of Control:

(a) unless pursuant to mergers, consolidations or other business combinations permitted by Section 10.2.9(a), Olympic Steel ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in any other Borrower or any Inactive Subsidiary;

(b) the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Original Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “1934 Act”), as then in effect), of shares representing more than 25% of the aggregate Ordinary Voting Power represented by the issued and outstanding capital stock of Olympic Steel;

(c) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Olympic Steel by Persons who were neither (i) nominated by the board of directors of Olympic Steel nor (ii) appointed by directors so nominated, unless approved by the then majority of directors; or

(d) unless permitted by clause (g) of the definition of the term “Permitted Asset Disposition” or in connection with a transaction permitted by Section 10.2.9(a), the sale or transfer of all or substantially all of a Borrower’s assets are sold or transferred, in a single transaction or a series of related transactions, to any person (within the meaning of Rule 13d-3 of the Securities Exchange Commission under the 1934 Act, as in effect on the Closing Date) or related persons constituting a group (within the meaning of Rule 13d-3 of the Securities Exchange Commission under the 1934 Act, as in effect on the Closing Date).

For purposes of this definition, “Ordinary Voting Power” means the aggregate voting power attributable to all shares of Voting Stock of Olympic Steel for purposes of electing directors of Olympic Steel; and “Voting Stock” means shares of capital stock of any class or classes of a Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Closing Date Merger: as defined in the Recitals.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment: for any Lender, the aggregate amount of such Lender’s Revolver Commitment and Term Loan Commitment. “Commitments” means the aggregate amount of all Revolver Commitments and Term Loan Commitments.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; and (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Compliance Certificate: a certificate, substantially in the form of Exhibit E or otherwise in form and substance satisfactory to Agent, by which Borrowers certify compliance with Section 10.3 and calculate the Fixed Charge Coverage Ratio for the applicable period (regardless of whether compliance with the Fixed Charge Coverage Ratio is tested for such period).

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Continuing Hedging Agreement: the ISDA Master Agreement, dated as of the Closing Date, among JPMorgan Chase Bank, National Association, Chicago Tube and Iron and Olympic Steel, together with the Schedule to the Master Agreement, dated as of the Closing Date, and related Confirmations (as defined therein).

Continuing Letters of Credit: letters of credit issued by JPMorgan Chase Bank, N.A. copies of which are attached as Exhibit F.

Covenant Trigger Period: the period (a) commencing on the day that Availability is less than the greatest of (X) $20,000,000, (Y) 12.5% of the aggregate amount of Revolver Commitments on such day, and (Z) 60% of the principal balance of the Term Loan outstanding on such day; and (b) continuing until the day Availability has been greater than the greatest of (X) $20,000,000, (Y) 12.5% of the aggregate amount of Revolver Commitments, and (Z) 60% of the principal balance of the Term Loan outstanding, in the case of clauses (b)(X), (b)(Y) and (b)(Z), for a period of 30 consecutive days.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all Borrowed Money; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer. Notwithstanding the foregoing and for the avoidance of doubt, none of the obligations of Chicago Tube and Iron under the Toro AR Purchase Agreement shall constitute Debt hereunder or for the purposes of any other Loan Document.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that, as determined by Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within three Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (c) has failed, within three Business Days following request by Agent, to confirm in a manner satisfactory to Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company.

Deposit Account Control Agreements: the Deposit Account control agreements to be executed by an institution maintaining a Deposit Account for a Borrower, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

Dominion Account: a special account established by Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

Earn-Out Obligations: unsecured obligations incurred or owing by one or more Borrowers to seller(s) in a Permitted Acquisition to be satisfied by payment in cash and representing “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow, profits or other result of operations of any Person or business.

EBITDA: determined on a consolidated basis for Borrowers and Subsidiaries, net income, calculated before (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization expense (including, without limitation, amortization of intangible assets and amortization of deferred financing fees and costs), (iv) gains or losses arising from the sale of capital assets, (v) non-cash gains and losses arising from the write-up or write-down, as applicable, of assets, and any other non-cash losses and non-cash charges (other than those representing a reserve for or actual cash item in any future period), but in each case excluding any charge that relates to the write-down or write-off of inventory, (vi) income tax refunds received in cash, (vii) non-cash share based compensation expense and other non-cash expenses (including non-cash expenses related to purchase accounting adjustments), and (viii) any extraordinary non-cash gains (in each case, to the extent included in determining net income).

Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 25% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor and its Affiliates, it exceeds 25% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time) (provided that only the amount in excess of 25% (or such higher percentage) shall be deemed ineligible); (d) it does not conform in any material respect with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent other than Accounts approved by Agent in its sole discretion owing to a Borrower pursuant to an order granting critical vendor status to a Borrower; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or all or substantially all of its assets outside the United States or Canada, unless Agent has consented thereto in its sole discretion as a result of Agent’s determination that such Account Debtor has a significant United States presence; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien (other than inchoate Liens permitted by Section 10.2.2 that are at all times junior to Agent’s Liens (provided Agent may impose an Availability Reserve in the amount of the obligations secured by such Lien)); (j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended, the Account Debtor has made a partial payment (solely with respect to the invoice relating to such Account), or it arises from a sale on a cash-on-delivery basis; (m) it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof or (p) for so long as the Toro AR Purchase Agreement is in effect, it is a Toro Account. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Assignee: a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent (such consent not to be unreasonably withheld) and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment; provided that no consent of the Borrower Agent shall be required if an Event of Default has occurred and is continuing), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion.

Eligible In-Transit Inventory: Inventory owned by a Borrower that would be Eligible Inventory if it were not subject to a Document and in transit from a foreign location to a location of the Borrower within the United States, and that Agent, in its Permitted Discretion, deems to be Eligible In-Transit Inventory. Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless it (a) is subject to a negotiable Document showing Agent (or, with the consent of Agent, the applicable Borrower) as consignee, which Document is in the possession of Agent or such other Person as Agent shall approve; (b) is fully insured in a manner satisfactory to Agent; (c) has been identified to the applicable sales contract and title has passed to the applicable Borrower; (d) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Borrower is in default of any obligations; (e) is subject to purchase orders and other sale documentation satisfactory to Agent; (f) is shipped by a common carrier that is not affiliated with the vendor; and (g) is being handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver.

Eligible Inventory: Inventory owned by a Borrower that Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is (i) finished goods, work-in-process or raw materials of a Borrower (other than Chicago Tube and Iron) and (ii) finished goods or raw materials, but not work-in-process, of Chicago Tube and Iron, and in the case of both clause (i) and clause (ii), not packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment (unless approved by Agent and Agent has received acceptable documentation requested by it with respect thereto), nor subject to any deposit or downpayment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving or obsolete (unless otherwise determined by Agent) or unmerchantable, and does not constitute returned or repossessed goods; (e) meets in all material respects all standards imposed by any Governmental Authority, and complies in all materials respects with applicable Environmental Laws; (f) conforms in all material respects with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien (other than inchoate Liens permitted by Section 10.2.2 that are at all times junior to Agent’s Liens (provided Agent may impose an Availability Reserve in the amount of the obligations secured by such Lien); (h) is within the continental United States or Canada, is not in transit except between locations of Borrowers; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; (l) is reflected in the details of a current perpetual inventory report; and (m) is located at any location if the aggregate book value of Inventory at any such location (as reflected in the current perpetual inventory report) is less than $50,000 (unless otherwise determined by Agent it its sole discretion).

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to vote or act in an Obligor’s Insolvency Proceeding, or otherwise).

Environmental Agreement: each agreement of Borrowers with respect to any Real Estate subject to a Mortgage, pursuant to which Borrowers agree to indemnify and hold harmless Agent and Lenders from liability under any Environmental Laws.

Environmental Laws: all Applicable Laws (including all permits, rules, and regulations promulgated by regulatory agencies), relating to pollution, protection of the environment and/or the health/safety of Persons from exposure to Hazardous Materials (but excluding occupational safety and health, to the extent regulated by OSHA), including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or, to any Borrower’s knowledge, oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability (i) under any Environmental Law, or with respect to (ii) any Environmental Release, (iii) environmental pollution or (iv) exposure to Hazardous Materials.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Obligor or ERISA Affiliate fails to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default: as defined in Section 11.

Excess Cash Flow: determined on a consolidated basis for Borrowers and Subsidiaries, EBITDA, minus (a) cash interest paid and cash taxes paid; (b) Capital Expenditures (except those financed with Borrowed Money (other than Revolver Loans)); (c) scheduled principal payments made in cash on

Borrowed Money, Subordinated Debt and Capital Leases; (d) to the extent paid in cash and not financed with the proceeds of Debt or Equity Interest, voluntary principal prepayments (other than optional prepayments of the Term Loans) made in cash on Borrowed Money, Subordinated Debt and Capital Leases (to the extent such prepayments permanently reduce such Debt and may not be reborrowed); (e) to the extent paid in cash and not financed with the proceeds of Debt or Equity Interest, Investments of the type described in clauses (h), (i) and (j) of the definition of “Restricted Investments”; (f) to the extent paid in cash and not financed with the proceeds of Debt or Equity Interest, amounts paid as the purchase price for a Permitted Acquisition, and (g) Distributions made (to the extent permitted hereunder).

Excluded Accounts: as defined in Section 8.5.

Excluded Equity: (i) any voting stock in excess of 65% of the outstanding voting stock of any Foreign Subsidiary and (ii) any Equity Interest in G.S.P., LLC or OLP, LLC held by an Obligor in each case to the extent the terms of the organizational documents of G.S.P., LLC or OLP, LLC, as applicable, do not permit the grant of a security interest in G.S.P., LLC or OLP, LLC, as applicable, by the holder thereof or the approval or consent to the creation of a security interest in such Equity Interest that is required under such organizational documents has not been obtained. For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Equity Interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

Excluded Real Estate: as defined in Section 7.3.1.

Excluded Tax: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by (in whole or in part) its overall revenue, overall net income (however denominated), net assets, capital or net worth and franchise taxes imposed on it in lieu thereof, by the jurisdiction (or any political subdivision thereof) (i) under the laws of which such recipient is organized or in which its principal office is located, (ii) in which it is doing business or with which it has a present or former connection, in each case, other than as a result of the Loan Documents, or (iii) in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located; (c) any backup withholding of tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10; (d) in the case of a Foreign Lender, any United States withholding of tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding of tax; and (e) any Taxes imposed on any payment payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements set forth in FATCA.

Existing Letters of Credit: collectively, all “Letters of Credit” (as defined in the Existing Loan and Security Agreement on the date hereof) under the Existing Loan and Security Agreement on the Closing Date.

Extraordinary Expenses: all costs, expenses or advances that Agent may incur during an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral

(including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and reasonable standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable) and any current or future regulations or official interpretations thereof.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fee Letter: the fee letter agreement dated March 29, 2011, among Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Olympic Steel.

Fiscal Quarter: each period of three fiscal months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent twelve fiscal month period, of (a) EBITDA minus Capital Expenditures (excluding (i) those financed with Borrowed Money (other than Revolver Loans), (ii) the portion thereof funded with the Net Proceeds from Permitted Asset Disposition of Equipment or Real Estate which Borrowers are permitted to use to purchase assets pursuant to Section 5.3.2(b) and (iii) the portion thereof funded with the proceeds of casualty insurance or condemnation awards in respect of any Equipment or Real Estate) and cash taxes paid (other than to the extent deducted in calculating EBITDA for the applicable measurement period), to (b) Fixed Charges.

Fixed Charges: the sum of:

(a) interest paid or required to be paid in cash,

(b) all scheduled principal payments made on Borrowed Money (after giving effect to any prepayments paid in cash that reduce the amount of such required payments),

(c) any optional prepayment of the Term Loans pursuant to Section 5.3.3 solely to the extent that immediately after giving effect to any such optional prepayment and the making of any related Revolver Loans in connection therewith, Availability is equal to or less than $50,000,000; and

(d) Distributions (other than Upstream Payments) and repurchases of Equity Interests made by or on behalf of Olympic Steel.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is not a U.S. person as defined in Section 7701(a)(3) of the Code.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Fronting Exposure: a Defaulting Lender’s Pro Rata share of LC Obligations or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 4.2.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted), including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted), Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

G.S.P., LLC: G.S.P., LLC., a Michigan limited liability company.

Guarantor Payment: as defined in Section 5.11.3.

Guarantors: each Person who guarantees payment or performance of any Obligations.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.

Hazardous Materials: all pollutants, contaminants, chemicals, wastes, and any other infectious, carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under applicable Environmental Laws.

Hedging Agreement: an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Inactive Subsidiaries: each of Olympic Receivables Inc., Olympic Trading, G.S.P., LLC, Olyac and Olympic Receivables LLC, unless any of the foregoing Persons joins this Agreement as a Borrower and becomes a Borrower hereunder pursuant to documentation reasonably satisfactory to Agent.

Increased Amount Date: as defined in Section 2.1.7.

Indemnified Taxes: Taxes other than Excluded Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercreditor Agreement: the Agreement Regarding Receivables Purchase Agreement and Financing Arrangements, dated as of the Closing Date, among Wells Fargo Bank, National Association (successor by merger to Wells Fargo HSBC Trade Bank, N.A.) and Agent, relating to the Toro AR Purchase Agreement.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Formula Amount: the lesser of (a) $190,000,000 or (b) the sum of (X) the lesser of (i) 70% of the Value of Eligible Inventory; and (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory; plus (Y) the lesser of (i) 70% of the Value of Eligible In-Transit Inventory; and (ii) 85% of the NOLV Percentage of the Value of Eligible In-Transit Inventory.

Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including the determination of the Value of Inventory on the basis of the lower of cost or market, change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

IRB Documents: as defined in Section 10.2.1(l).

IRS: the United States Internal Revenue Service.

Issuing Bank: (i) Bank of America or an Affiliate of Bank of America and (ii) solely with respect to certain Existing Letters of Credit and the Continuing Letters of Credit, Comerica Bank and JPMorgan Chase Bank, N.A.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Joint Venture: a corporation, association, joint stock company, business trust, limited liability company or any other business entity of which not more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries.

Joinder Agreement: an agreement substantially in the form of Exhibit B.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 20 Business Days prior to the Revolver Termination Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the purpose and form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their reasonable discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations: the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve: the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Default or Event of Default exists, those constituting charges owing to the Issuing Bank.

Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance or a Joinder Agreement.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit: (i) Existing Letters of Credit, (ii) Continuing Letters of Credit and (iii) any other standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

Letter of Credit Subline: $60,000,000.

LIBOR: for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Loan: each set of LIBOR Revolver Loans or LIBOR Term Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.

LIBOR Term Loan: a Term Loan that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a Revolver Loan or Term Loan.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, results of operations, Properties (taken as a whole), liabilities or financial condition of the Obligors (including for the avoidance of doubt, Chicago Tube and Iron after the Closing Date Merger) (taken as a whole), on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any material portion of the Collateral; (b) impairs the ability of any Obligor to perform any material obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral consisting of Inventory or Account or upon any material portion of any other Collateral.

Material Contract: any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or Debt in an aggregate amount of $1,000,000 or more.

Merger Agreement: that certain Agreement and Plan of Merger, dated as of May 17, 2011 by and among Sellers, Chicago Tube and Iron, Dr. Donald McNeeley, as Representative (as defined therein), Olympic Steel and OLYAC II.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgage: a mortgage, deed of trust or deed to secure debt in which a Borrower grants a Lien on its Real Estate (other than Excluded Real Estate) to Agent, for the benefit of Secured Parties, as security for the Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien which is either (i) senior to Agent’s Liens on Collateral sold or (ii) on assets other than Collateral; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

New Revolver Commitments: as defined in Section 2.1.7.

New Lender: as defined in Section 2.1.7.

New Revolver Loan: as defined in Section 2.1.7.

NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms satisfactory to Agent.

Notes: each Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.

Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in form satisfactory to Agent.

Noticed Hedge: Secured Bank Product Obligations arising under a Hedging Agreement.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Secured Bank Product Obligations, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: each Borrower, Guarantor, or other Person (other than Olympic Receivables Inc.) that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

OLP, LLC: OLP, LLC, a Michigan limited liability company.

Olyac: Olyac, Inc., a Delaware corporation.

Olympic Receivables Inc.: Olympic Steel Receivables, Inc., a Delaware corporation.

Olympic Receivables LLC: Olympic Steel Receivables, L.L.C., a Delaware limited liability company.

Olympic Trading: Olympic Steel Trading, Inc., an Ohio corporation.

Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

Original Closing Date: June 30, 2010.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each Note; LC Document; Fee Letter; Lien Waiver; Real Estate Related Document; Intercreditor Agreement; Borrowing Base Certificate; Compliance Certificate; financial statement or report delivered hereunder (other than projections and any other forward looking statement); or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, similar charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance: as defined in Section 2.1.5.

Overadvance Loan: a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Participant: as defined in Section 13.2.

Patent Assignment: each patent collateral assignment agreement pursuant to which an Obligor assigns to Agent, for the benefit of Secured Parties, such Obligor’s interests in its patents, as security for the Obligations.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition: any Acquisition by a Borrower (i) of substantially all of the assets of a Target, which assets are located in the United States or (ii) 100% of the Equity Interest of a Target organized under the laws of any State in the United States or the District of Columbia, in each case, to the extent that each of the following conditions shall have been satisfied:

(a) such Acquisition is not a hostile or contested Acquisition and has been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target;

(b) the business acquired in connection with such Acquisition is a business Borrowers are permitted to engage in pursuant to Section 10.2.16;

(c) to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 6.2 shall have been satisfied;

(d) both immediately before and after giving effect to such Acquisition, (A) each of the representations and warranties in the Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) (except (i) any such representation or warranty which relates to a specified prior date and (ii) to the extent Agent has been notified in writing by Borrowers that any representation or warranty is not correct in all material respects and the Required Lenders have explicitly waived in writing compliance with such representation or warranty) and (B) no Default or Event of Default exists or would result therefrom;

(e) Borrowers shall have furnished to Agent (and Agent shall promptly deliver same to Lenders) at least ten (10) days (or such shorter period as is acceptable to Agent) prior to the consummation thereof:

(i) notice of such Acquisition;

(ii) a draft of the purchase agreement and draft schedules and exhibits thereto (followed by a copy of the final and executed purchase agreement and all schedules and exhibits thereto no later than the date of the consummation of such Acquisition but prior to such consummation) and all other business and financial information reasonably requested by Agent (or any Lender through Agent), including projections of the Borrowing Base and Availability; provided that if the proposed Acquisition is for a total consideration of $5,000,000 or less, the information required to be delivered pursuant to this clause (ii) shall be delivered to Agent only upon request by Agent;

(iii) pro forma financial statements of the Borrowers and their Subsidiaries after giving effect to the consummation of such Acquisition and a pro forma Compliance Certificate, in form and substance satisfactory to Agent, demonstrating that immediately after giving effect to such Acquisition, the Adjusted Fixed Charge Coverage Ratio (recomputed for the most recent month for which financial statements have been delivered) is at least 1.10 to 1.00 for the period of twelve fiscal months then most recently ended;

(f) immediately before and after giving effect to such Acquisition, both actual and pro forma, respectively, Availability exceeds 25% of the aggregate amount of Revolver Commitments then in effect and Agent shall have received a certificate, in form and substance satisfactory to Agent, from a knowledgeable Senior Officer of Borrower Agent, certifying (and showing the calculations therefor in reasonable detail) compliance with the requirements of this clause;

(g) if such Acquisition is an acquisition of the Equity Interest of a Person, such Acquisition shall be structured either as a merger into one of the Borrowers or in such a way that the Target shall become a wholly-owned Subsidiary of one of the Borrowers and a Borrower hereunder pursuant to documentation reasonably satisfactory to Agent pursuant to Section 10.1.9 hereof substantially contemporaneously with the consummation of such Acquisition;

(h) no Borrower shall, as a result of or in connection with any such Acquisition, assume or incur any (i) Debt (other than Revolver Loans), other than (x) (I) such Debt which does not exceed $6,250,000 (exclusive of any Earn-Out Obligations) in the aggregate outstanding at any time for all Permitted Acquisitions and which constitutes deferred purchase price owed to the applicable seller and (II) the existing Debt of the Target which is assumed and not incurred in contemplation of such Acquisition to the extent such Debt is separately permitted under Section 10.2.1(c), Section 10.2.1(e), Section 10.2.1(i) or Section 10.2.1(o) or (y) Earn-Out Obligations permitted under clause (i) of the definition of the term “Permitted Contingent Obligations”, or (ii) contingent liabilities (whether relating to environmental, tax, litigation, or other matters and other than Earn-Out Obligations permitted under clause (i) of the definition of the term “Permitted Contingent Obligations”) that, in the case of this clause (ii), could reasonably be expected, as of the date of such Acquisition, to result in the existence or occurrence of a Material Adverse Effect; and

(i) all Liens, other than Permitted Liens, on any property which constitutes Collateral under this Agreement and which is acquired (or whose owner’s Equity Interest is acquired) shall be terminated.

Notwithstanding the foregoing, no Accounts or Inventory acquired in a Permitted Acquisition shall be included as Eligible Accounts, Eligible Inventory or Eligible In-Transit Inventory until a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto has been completed to the satisfaction of Agent, including the establishment of Availability Reserves required in Agent’s Permitted Discretion; provided that field examinations and appraisals in connection with Permitted Acquisitions shall not count against the limited number of field examinations or appraisals for which expense reimbursement may be sought under Section 10.1.1(b) hereof.

Permitted Asset Disposition: as long as no Default or Event of Default exists (except with respect to clauses (a), (b), (c), (d), (f), (g), (h) and (k) of this definition) and all Net Proceeds of any Asset Disposition described in clause (a) of this definition shall be deposited in a Dominion Account, (a) an Asset Disposition that is a sale of Inventory in the Ordinary Course of Business; (b) a disposition of obsolete, worn out or permanently retired assets or the disposition in the Ordinary Course of Business of assets no longer used (unless it is no longer used primarily in order to take advantage of this clause (b)) or useful in the conduct of Borrowers’ business; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) a termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) Asset Dispositions in which the sales price is at least the fair market value of the assets sold and the aggregate fair market or book value (whichever is greater) of such Asset Sales in the aggregate is less than $750,000 in any Fiscal Year and at least 80% of the consideration received is cash or Cash Equivalents; (f) sales of Equity Interests in Olympic Steel under any employee stock purchase plan or employee stock option agreement and other sales of Equity Interests in Olympic Steel which do not result in a Change of Control; (g) transfers or other Asset Dispositions (other than transfers or Asset Dispositions of its own Equity Interests) by any Borrower (other than Olympic Steel) to any other Borrower, (h) an Asset Disposition constituting Cash Equivalents; (i) any trade-in or replacement of an asset (other than

Inventory and/or Accounts) in the Ordinary Course of Business; (j) Asset Dispositions constituting mergers, consolidations or other business combinations permitted by Section 10.2.9(a); (k) the sale of Excluded Real Estate; (l) a sale or transfer of real or personal Property pursuant to a Sale and Leaseback Transaction to the extent such Sale and Leaseback Transaction is permitted by Section 10.2.20, (m) Asset Dispositions of Toro Purchased Accounts and (n) any other Asset Disposition approved in writing by Required Lenders.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of assets permitted hereunder; (f) arising under the Loan Documents; (g) arising under guarantees of the Subordinated Debt, provided that such guarantee shall be subordinated to the same extent as the Subordinated Debt is subordinated to Obligations; (h) arising with respect to customary indemnification obligations in favor of sellers in connection with Permitted Acquisitions; (i) Earn-Out Obligations incurred in connection with Permitted Acquisitions as long as the maximum amount of all liabilities that may arise pursuant to all such Earn-Out Obligations does not exceed $2,000,000 in the aggregate, (j) arising with respect to customary provisions of any customer agreement or purchase order incurred in the Ordinary Course of Business; or (k) in an aggregate amount of $1,000,000 or less at any time.

Permitted Discretion: a determination made in good faith and in the exercise of discretion from the perspective of a secured asset-based lender.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $6,250,000 at any time.

Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Prepayment Notice: as defined in Section 5.3.3.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Pro Forma EBITDA means, with respect to any Target, EBITDA for such Target for the most recent twelve (12) fiscal month period preceding the acquisition thereof, adjusted by verifiable expense reductions, if any, which are expected to be realized, in each case calculated on a month by month basis by the Borrowers and consented to by the Agent.

Pro Rata: with respect to any Lender, a percentage (carried out to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment and Term Loan by the aggregate amount of all Revolver Commitments and Term Loan; and (b) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 20 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (other than an increase in an aggregate principal amount resulting solely from any capitalized or payment-in-kind interest); (b) it has a final maturity no sooner than, a weighted average life no less than, and, unless otherwise approved by Agent, an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) if subordinated, it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced or otherwise on terms and conditions acceptable to Agent; (d) with respect to Refinancing Debt with a principal amount in excess of $6,250,000, the representations, covenants and defaults applicable to it are no less favorable (taken as a whole) in any material respect to Borrowers than those applicable to the Debt being extended, renewed or refinanced, unless otherwise approved by Agent; (e) no additional Lien is granted to secure it (other than additional Permitted Liens on Property not constituting Collateral); (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d), (f), (l), (m) or (o).

Reimbursement Date: as defined in Section 2.3.2.

Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, in form and substance reasonably satisfactory to Agent and received by Agent for review at least 10 days prior to the effective date of the Mortgage: (a) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage, in a form and amount and by an insurer acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate, in each case, to the extent obtainable after Borrowers’ use of commercially reasonable efforts; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and certified by a licensed surveyor reasonably acceptable to Agent; (d) a life-of-loan flood hazard determination and, if the Real Estate is located in a flood plain, an acknowledged notice to borrower and flood insurance in an amount, with endorsements and by an insurer reasonably acceptable to Agent; (e) a current appraisal of the Real Estate, prepared by an appraiser reasonably acceptable to Agent and in form reasonably satisfactory to Agent; (f) an environmental assessment, prepared by environmental engineers acceptable to Agent, and accompanied by such reports, certificates, studies or data as Agent may reasonably require, which shall all be in form reasonably satisfactory to Agent; and (g) an Environmental Agreement and such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other periodic charges that would reasonably be expected to be payable to any such Person, unless it has executed a Lien Waiver.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Reporting Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Availability is less than $50,000,000; and (b) continuing until the day no Default or Event of Default has existed for a period of 30 consecutive days and Availability has been greater than $50,000,000 for a period of 30 consecutive days.

Required Lenders: Lenders (subject to Section 4.2) having (a) Revolver Commitments and Term Loans in excess of 50% of the aggregate Revolver Commitments and Term Loans; and (b) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) (i) Investments in Subsidiaries (other than a Borrower or Guarantor) to the extent existing on the Closing Date, (ii)

Investments consisting of intercompany loans by a Borrower to another Borrower permitted under Section 10.2.7(e) and Investments other than loans by a Borrower in another Borrower, (iii) Investments in connection with the Closing Date Merger on the Closing Date and (iv) other Investments existing on the Closing Date and set forth on Schedule 10.2.5; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) Investments pursuant to Hedging Agreements permitted hereunder; (e) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent Accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business and Investments received in connection with a Permitted Asset Disposition described in clause (e) of the definition of the term “Permitted Asset Disposition”; (f) Investments constituting deposits made in connection with the purchase of goods or services in the Ordinary Course of Business in an aggregate amount for such deposits not to exceed $625,000 at any one time; (g) Investments in or to OLP, LLC existing on the Closing Date; (h) so long as no Default or Event of Default exists, additional Investments in OLP, LLC not to exceed $625,000 in the aggregate in any Fiscal Year; (i) so long as no Default or Event of Default exists, Investments in Joint Ventures and Foreign Subsidiaries not to exceed $6,250,000 in the aggregate in any Fiscal Year; (j) so long as no Event of Default exists, other Investments not to exceed $625,000 in the aggregate; (k) the investment of funds under the terms of the Olympic Steel, Inc. Executive Deferred Compensation Plan dated effective December 1, 2004 and any other compensation plan established after the Closing Date in the Ordinary Course of Business; (l) Permitted Acquisitions; and (m) formation, creation or acquisition of one or more Subsidiaries after the Closing Date in accordance with Section 10.1.9 that become Borrowers hereunder. In valuing any Investments for the purpose of applying the limitations set forth in any of the foregoing clauses of this definition (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions to a Borrower, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1 (subject to any increase permitted pursuant to Section 2.1.7), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Loan: a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

Revolver Termination Date: July 1, 2016.

Revolver Utilization: the average daily balance of Revolver Loans and stated amount of Letters of Credit during any Fiscal Quarter.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

Sale and Leaseback Transaction: as defined in Section 10.2.20.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Scheduled Installment Payment: as defined in Section 5.3.1.

Secured Bank Product Obligations: Bank Product Debt owing to a Secured Bank Product Provider with respect to which the applicable Secured Bank Product Provider (other than Bank of America and its Affiliates) has specified in writing to Agent the maximum amount to be included as a Bank Product Reserve (“Bank Product Amount”), which amount may be established or increased (by further written notice to Agent from time to time) as long as no Default or Event of Default exists and no Overadvance would result from establishment of a Bank Product Reserve for such amount and all other Secured Bank Product Obligations.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, by the later of the Closing Date or 10 days following creation of the Bank Product, (i) describing the Bank Product and setting forth the Bank Product Amount and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.

Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Security Documents: the Guaranties, Mortgages, Patent Assignments, Trademark Security Agreements, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Segregated Account Cash Balance: aggregate amount of Cash Equivalents credited to or on deposit in a segregated securities account maintained with Bank of America over which Agent has exclusive control and which is subject to a control agreement in favor of Agent, for the benefit of Secured Parties, providing for “control” of such securities account within the meaning of Articles 8 and 9 of the UCC.

Senior Officer: the chairman of the board, president, chief executive officer, chief operating officer, chief financial officer or treasurer of a Borrower or, if the context requires, an Obligor.

Sellers: the stockholders of Chicago Tube and Iron listed on Schedule I to the Merger Agreement.

Settlement Report: a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to generally pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

Subsidiary: any entity more than 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which the Borrower directly or indirectly owns more than 50% of the voting securities or Equity Interests).

Sweep Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Availability is less than the greatest of (X) $25,000,000, (Y) 15% of the aggregate amount of Revolver Commitments on such date and (Z) 60% of the principal balance of the Term Loan then outstanding; and (b) continuing until the day no Default or Event of Default exists and Availability has been greater than the greatest of (X) $25,000,000, (Y) 15% of the aggregate amount of Revolver Commitments and (Z) 60% of the principal balance of the Term Loan then outstanding, in the case of clauses (b)(X), (b)(Y) and (b)(Z), for a period of 30 consecutive days.

Swingline Loan: any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Target: any Person or business unit or asset group of any Person acquired or proposed to be acquired in an Acquisition.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, similar fees or similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan: a loan made pursuant to Section 2.2.

Term Loan Commitment: for any Lender, the obligation of such Lender to make a Term Loan hereunder, up to the principal amount shown on Schedule 1.1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

Term Loan Maturity Date: July 1, 2016.

Term Note: a promissory note executed by Borrowers in favor of a Lender in the form of Exhibit G, in the amount of such Lender’s Term Loan Commitment.

Toro Account: an Account owing to Chicago Tube and Iron by The Toro Company, a Delaware corporation.

Toro AR Purchase Agreement: the Accounts Receivable Purchase Agreement, dated as of April 27, 2010, between Chicago Tube and Iron and Wells Fargo Bank, National Association (successor by merger to Wells Fargo HSBC Trade Bank, N.A.), as in effect on the Closing Date, and as the same may be amended, restated or otherwise modified thereafter to the extent permitted by subsection 9(b) thereof and Section 10.2.19(b) hereof.

Toro Purchased Accounts: any Toro Accounts sold pursuant to the Toro AR Purchase Agreement.

Trademark Security Agreement: each trademark security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in trademarks, as security for the Obligations.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Type: any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC: the Uniform Commercial Code as in effect in the State of Illinois or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

Unused Line Fee Percentage: as defined in the definition of the term “Applicable Margin”.

Upstream Payment: a Distribution by a Subsidiary of a Borrower to such Borrower or to another Subsidiary of such Borrower that is an Obligor.

Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on actual cost specific identification basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

1.2 Accounting Terms. Under the Loan Documents (except as otherwise specified herein, including Section 10.2.13), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change. If the Borrowers adopt the International Financial Reporting Standards, and such change in accounting principles and/or adoption of such standards results in a change in the method or results of calculation of financial covenants and/or defined terms contained in this Agreement, then at the option of the Required Lenders or the Borrowers, the parties will enter into good faith negotiations to amend such financial covenants and/or defined terms in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such changes and/or adoption so that the criteria for evaluating the financial condition of the Borrowers shall be the same in commercial effect after, as well as before, such changes and/or adoption are made (in which case the method and calculation of financial covenants and/or the defined terms related thereto hereunder shall be determined in the manner so agreed).

1.3 Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of Illinois from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4 Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) unless otherwise specified, time of day mean Chicago time of day (daylight or standard, as applicable); or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person acting reasonably. All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

SECTION 2.	CREDIT FACILITIES

2.1 Revolver Commitment.

2.1.1 Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date. The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base.

2.1.2 Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender.

2.1.3 Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt (and to satisfy existing Debt of Chicago Tube and Iron and to fund the portion of the purchase price of Closing Date Merger with the proceeds of Revolver Loans made on the Closing Date); (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; (d) for working capital and other lawful general corporate purposes of Borrowers and (e) to issue Letters of Credit in accordance with the terms hereof.

2.1.4 Voluntary Reduction or Termination of Revolver Commitments.

(a) The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 30 days prior written notice to Agent, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility. Any notice of termination given by Borrowers shall be irrevocable; provided that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrowers (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. On the termination date, Borrowers shall make Full Payment of all Obligations.

(b) Borrowers may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 30 days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5 Overadvances. If the aggregate Revolver Loans exceed the Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand by Agent or Required Lenders, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 10% of the aggregate Revolver Commitments then in effect; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than 10% of the aggregate Revolver Commitments then in effect, and (ii) does not continue for more than 30 consecutive days; provided, however, that there shall be no more than three separate Overadvances in any Loan Year. In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6 Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount of $2,500,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses; provided that, the aggregate amount of outstanding Protective Advances plus the outstanding Revolver Loans and LC Obligations shall not exceed the aggregate Revolving Commitments. Each Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7 Incremental Facilities

(a) Borrower Agent may by written notice to Agent elect to request, on behalf of Borrowers, prior to the Revolver Termination Date, an increase to the existing Revolver Commitments (any such increase, the “New Revolver Commitments”), by an amount not in excess of $75,000,000 in the aggregate and not less than $20,000,000 individually (or such lesser amount which (i) shall be approved by Agent or (ii) shall constitute the difference between $75,000,000 and all such New Revolver Commitments obtained prior to such date), and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which Borrowers propose that the New Revolver Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Lender”) to whom Borrowers propose any portion of such New Revolver Commitments be allocated and the amounts of such allocations; provided that Agent may elect or decline to arrange such New Revolver Commitments in its sole discretion and any Lender approached to provide all or a portion of the New Revolver Commitments may elect or decline, in its sole discretion, to provide a New Revolver Commitment. Such New Revolver Commitments shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Revolver Commitments; (2) Borrower Agent shall have delivered pro forma financial statements and a pro forma Compliance Certificate, dated as of the Increased Amount Date, in form and substance satisfactory to Agent, demonstrating that immediately after giving effect to such New Revolver Commitment, the Fixed Charge Coverage Ratio (recomputed for the most recent Fiscal Quarter for which financial statements have been delivered) is at least 1.10 to 1.00 for the period of twelve fiscal months then most recently ended; (3) the New Revolver Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by Borrowers, the New Lender and Agent, each of which shall be recorded by Agent, (4) each New Lender shall be subject to the requirements set forth in, and shall deliver the documents required to be delivered pursuant to, Sections 5.10.1 and 5.10.2; (5) Borrowers shall make any payments required pursuant to Section 3.9 in connection with the New Revolver Commitments and the re-allocation of loans contemplated by Section 2.1.7(b) below; and (6) Borrowers shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by Agent in connection with any such transaction.

(b) On any Increased Amount Date on which New Revolver Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the Lenders shall assign to each of the New Lenders, and each of the New Lenders shall purchase from each of the Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolver Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolver Loans will be held by existing Lenders and New Lenders ratably in accordance with their Revolver Commitments after giving effect to the addition of such New Revolver Commitments to the Revolver Commitments, (ii) each New Revolver Commitment shall be deemed for all purposes a Revolver Commitment and each Loan made thereunder (a “New Revolver Loan”) shall be deemed, for all purposes, a Revolver Loan and (iii) each New Lender shall become a Lender with respect to the New Revolver Commitment and all matters relating thereto.

(c) Agent shall notify Lenders promptly upon receipt of Borrower Agent’s notice of each Increased Amount Date and in respect thereof (i) the New Revolver Commitments and the New Lenders, and (ii) the respective interests in each Lender’s Revolver Loans subject to the assignments contemplated by this Section 2.1.7.

(d) The terms and provisions of the New Revolver Loans shall be identical to the Revolver Loans. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Agent to effect the provision of this Section 2.1.7.

2.2 Term Loan Commitment.

2.2.1 Term Loans. Each Lender agrees, severally on a Pro Rata basis up to its Term Loan Commitment, on the terms set forth herein, to make a Term Loan to Borrowers. The Term Loans shall be funded by Lenders on the Closing Date. The Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Term Loans. Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed.

2.2.2 Term Notes. The Term Loan made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver a Term Note to such Lender.

2.3 Letter of Credit Facility.

2.3.1 Issuance of Letters of Credit. Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a) Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If Issuing Bank receives written notice from a Lender at least five Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b) Letters of Credit may be requested by a Borrower only (i) to support obligations of such Borrower or its Subsidiaries incurred in the Ordinary Course of Business; or (ii) as otherwise approved by Agent. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2 Reimbursement; Participations.

(a) If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit. If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct. Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.3.3 Cash Collateral. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within 20 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations. Borrowers shall, on demand by Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender. If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

SECTION 3.	INTEREST, FEES AND CHARGES

3.1 Interest.

3.1.1 Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue.

(b) During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, outstanding Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

(c) Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2 Application of LIBOR to Outstanding Loans.

(a) Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b) Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3 Interest Periods. In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, or 90 days; provided, however, that:

(a) the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c) no Interest Period shall extend beyond the Revolver Termination Date; and no Interest Period for a LIBOR Term Loan may be established that would require repayment before the end of an Interest Period in order to make any scheduled principal payment on Term Loans.

3.1.4 Interest Rate Not Ascertainable. If Agent shall determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans.

3.2 Fees.

3.2.1 Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders (other than any Defaulting Lender for so long as such Defaulting Lender has not funded its Pro Rata share of a Revolver Loan), a fee equal to the Unused Line Fee Percentage (set forth in the definition of the term “Applicable Margin”) per annum times the amount by which the Revolver Commitments (other than Revolving Commitments of a Defaulting Lender for so long as such Defaulting Lender has not funded its Pro Rata share of a Revolver Loan) exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month. Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2 LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to each Issuing Bank, for its own account, a fronting fee equal to 0.25% per annum on the stated amount of each Letter of Credit issued by such Issuing Bank, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to each Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3 Agent Fees. In consideration of Agent’s syndication of the Commitments and service as Agent hereunder, Borrowers shall pay to Agent, for its own account, the fees described in the Fee Letter.

3.3 Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4 Reimbursement Obligations. Borrowers shall reimburse Agent for all Extraordinary Expenses. Borrowers shall also reimburse Agent for all reasonable and documented out-of-pocket and allocated internal legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All reasonable legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction. If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that (i) a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid and (ii) a lower Applicable Margin should have applied to a period than was actually applied, then, neither Agent nor any Lender shall have any obligation to repay any interest or fees to Borrowers; provided, if, no Event of Default exists, the amount equal to the difference between the amount of interest and fees actually paid and the amount of interest and fees that would have accrued using the proper Applicable Margin shall be credited in a manner reasonably acceptable to Agent against interest and fees payable hereunder in the next succeeding period; provided, further, if as a result of any restatement or other event a proper calculation of the Applicable Margin would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods. All amounts payable by Borrowers under this Section shall be due on demand.

3.5 Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6 Inability to Determine Rates. If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower Agent and each Lender. Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7 Increased Costs; Capital Adequacy.

3.7.1 Change in Law. If any Change in Law shall:

(a) impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b) subject any Lender or Issuing Bank to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

(c) impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or Commitment;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or Commitment, or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2 Capital Adequacy. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company would have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3 Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than six months prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8 Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9 Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a LIBOR Loan when required hereunder or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 12.10, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Loans.

3.10 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.	LOAN ADMINISTRATION

4.1 Manner of Borrowing and Funding Revolver Loans.

4.1.1 Notice of Borrowing.

(a) Whenever Borrowers desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 12:00 noon (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans. Notices received after 12:00 noon shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b) Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations then due and owing against the Loan or any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c) If Borrowers establish a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check, ACH or electronic debit, or other item at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of the check and such payment item. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2 Fundings by Lenders. Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of LIBOR Loans. Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3 Swingline Loans; Settlement.

(a) Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $20,000,000, unless the funding is specifically required to be made by all Lenders hereunder. Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b) To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by Agent, which shall occur at least once each week. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary. Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4 Notices. Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions. Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2 Defaulting Lender.

4.2.1 Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, Agent may exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares (provided that, no Lender shall be reallocated any such amounts or be required to fund any amounts pursuant to such reallocation that would cause the sum of its outstanding Revolver Loans and its participations in outstanding Letters of Credit to exceed its Revolver Commitment). A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2 Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to Borrowers hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3 Cure. Borrowers, Agent and Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata shares shall be reallocated without exclusion of such Lender’s Commitments and Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make any payment in respect of LC Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

4.3 Number and Amount of LIBOR Loans; Determination of Rate. Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $5,000,000, plus any increment of $1,000,000 in excess thereof. No more than 7 Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4 Borrower Agent. Each Borrower hereby designates Olympic Steel (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5 One Obligation. The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6 Effect of Termination. On the effective date of any termination of the Commitments, all Obligations (other than Secured Bank Product Obligations) shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services). All undertakings of Borrowers (other than those that survive by their terms) contained in the Loan Documents shall survive any termination until Full Payment of the Obligations, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrowers, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its reasonable discretion, deems necessary to protect against any such damages. Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

4.7 Renewal Discussions.

Provided that no Default or Event of Default has occurred and is continuing, Agent agrees to enter into discussions with Borrower Agent, upon a request from Borrower Agent, regarding an extension of the then applicable Revolver Termination Date to a date that is one year later than the Revolver Termination Date then in effect.

SECTION 5.	PAYMENTS

5.1 General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 1:00 p.m. on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2 Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. If any Asset Disposition includes the disposition of Accounts or Inventory, Borrowers shall, in the case of such Asset Disposition permitted by clause (a) of the definition of the term “Permitted Asset Disposition”, deposit the proceeds thereof in a Dominion Account and in the case of such other Asset Dispositions that includes the disposition of Accounts or Inventory, repay the Revolver Loans in an amount equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Borrowing Base upon giving effect to such disposition. Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

5.3 Repayment of Term Loans.

5.3.1 Payment of Principal. The principal amount of the Term Loans shall be repaid on the first Business Day of each month in consecutive monthly installments of $729,166.67 (or, after application of prepayments paid in cash that reduce the amount of such required payments, such other amount), commencing on August 1, 2011, until the Term Loan Maturity Date, on which date all principal, interest and other amounts owing with respect to the Term Loans shall be due and payable in full. All such monthly installment payments together with the payment due and payable on the Term Loan Maturity Date are herein referred to collectively as the “Scheduled Installment Payments” and each individually as a “Scheduled Installment Payment”). Each Scheduled Installment Payment shall be paid to Agent for the Pro Rata benefit of Lenders. Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed.

5.3.2 Mandatory Prepayments.

(a) Within five days after delivery to Agent of Borrowers’ audited annual financial statements (contained in Olympic Steel’s Form 10-K) for a Fiscal Year ending on or after December 31, 2012 (each such fifth day, the “ECF Payment Date”), Borrowers shall (i) deliver to Agent a written calculation of Excess Cash Flow for such Fiscal Year, certified by a Senior Officer of Borrower Agent, and (ii) prepay Term Loans in an amount equal to 50% of such Excess Cash Flow minus the aggregate amount of optional principal prepayments made pursuant to Section 5.3.3 during the Applicable Period. As used herein, the term “Applicable Period” means (i) for the purpose of determining the amount of the prepayment under this Section 5.3.2(a) in respect of the Fiscal Year ending on December 31, 2012, the period from January 1, 2012 until the ECF Payment Date for such Fiscal Year, and (ii) for the purpose of determining the amount of the prepayment under this Section 5.3.2(a) in respect of each of the Fiscal Years ending on or after December 31, 2013, the period from the immediately preceding ECF Payment Date until the ECF Payment Date for such Fiscal Year;

(b) Concurrently with any Permitted Asset Disposition of Equipment or Real Estate, Borrowers shall prepay Term Loans in an amount equal to the Net Proceeds of such disposition; provided, however, that with respect to no more than $1,000,000 in the aggregate of such Net Proceeds received Borrowers in any fiscal year, such Net Proceeds shall not be required to be so applied so long as no Event of Default then exists and such Net Proceeds shall be used to purchase assets used or to be used in the business of Borrowers within 365 days following the date of such Asset Disposition;

(c) Concurrently with the receipt of any proceeds from casualty insurance or condemnation awards paid in respect of any Equipment or Real Estate, Borrowers shall prepay Term Loans in an amount equal to such proceeds, subject to Section 8.6.2;

(d) Concurrently with any issuance of Equity Interests by a Borrower, Borrowers shall prepay Term Loans in an amount equal to 50% of the net proceeds of such issuance; and

(e) On the Commitment Termination Date, Borrowers shall prepay all Term Loans (unless sooner repaid hereunder).

5.3.3 Optional Prepayments. Borrowers may, at their option from time to time, prepay the Term Loans, which prepayment must be at least $1,000,000, plus any increment of $250,000 in excess thereof. Borrowers shall give written notice to Agent of an intended prepayment of Term Loans (a “Prepayment Notice”), which notice shall specify the amount of the prepayment and whether such payment shall be applied to principal either in inverse order of maturity or pro rata against all Scheduled Installment Payments, shall be irrevocable once given, shall be given at least 10 Business Days prior to the end of a month and shall be effective as of the first day of the next month.

5.3.4 Interest; Application of Prepayments. Each prepayment of Term Loans shall be accompanied by all interest accrued thereon and any amounts payable under Section 3.9. Payments of the Term Loans pursuant to Section 5.3.3 shall be applied to principal pursuant either in inverse order of maturity or pro rata against all Scheduled Installment Payments as specified by the Borrowers in the applicable Prepayment Notice; all other payments of the Term Loans (other than scheduled payments pursuant to Section 5.3.1) shall be applied to principal in inverse order of maturity.

5.4 Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5 Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6 Post-Default Allocation of Payments.

5.6.1 Allocation. Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b) second, to all amounts owing to Agent on Swingline Loans;

(c) third, to all amounts owing to Issuing Bank;

(d) fourth, to all Obligations constituting fees (other than Secured Bank Product Obligations);

(e) fifth, to all Obligations constituting interest (other than Secured Bank Product Obligations);

(f) sixth, to Cash Collateralization of LC Obligations;

(g) seventh, to all Loans and Noticed Hedges, including Cash Collateralization of Noticed Hedges, but excluding such amount of Noticed Hedges that exceeds the amount of the Bank Product Reserve as determined by Agent and established in respect thereof; and

(h) last, to all other Obligations (including such amount of Noticed Hedges that exceeds the amount of the Bank Product Reserve as determined by Agent and established in respect thereof).

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the applicable Bank Product Amount last reported to Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to Agent for determining the amount due. Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party. If a Secured Party fails to deliver such calculation within five days following request by Agent, Agent may assume the amount to be distributed is the Bank Product Amount last reported to Agent. The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Borrower.

5.6.2 Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7 Application of Payments. The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Sweep Trigger Period. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Event of Default exists. Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds while an Event of Default exists, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, while an Event of Default exists.

5.8 Loan Account; Account Stated.

5.8.1 Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.8.2 Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9 Taxes.

5.9.1 Payments Free of Taxes. All payments by Obligors of Obligations shall be free and clear of and without reduction for any Indemnified Taxes or Other Taxes. If Applicable Law requires any Obligor or Agent to withhold or deduct any Tax (including backup withholding or withholding of Tax), the withholding or deduction shall be based on information provided pursuant to Section 5.10 and the Obligor or Agent, as applicable, shall pay the amount withheld or deducted to the relevant Governmental Authority. If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made. Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2 Payment. Borrowers shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Agent, Lenders and Issuing Bank for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Obligor or Agent, or paid by Agent, any Lender or Issuing Bank, with respect to any Obligations, Letters of Credit or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto, as well as any amount that a Lender or Issuing Bank fails to pay indefeasibly to Agent under Section 5.10; provided, that Borrowers shall not be obligated to indemnify Agent or any Lender or Issuing Bank for any interest, additions to tax or penalties resulting from such Person’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. A certificate as to the amount of any such payment or liability delivered to Borrower Agent by Agent, or by a Lender or Issuing Bank (with a copy to Agent), shall be conclusive, absent manifest error. As soon as practicable after any payment of Taxes by a Borrower, Borrower Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment reasonably satisfactory to Agent.

5.10 Lender Tax Information.

5.10.1 Status of Lenders. Each Lender shall deliver documentation and information to Agent and Borrower Agent, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower Agent, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender’s status for withholding of tax purposes in the applicable jurisdiction.

5.10.2 Documentation. If a Borrower is resident for tax purposes in the United States, any Lender that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Borrower Agent IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. If any Foreign Lender is entitled to any exemption from or reduction of withholding of tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower Agent, on or prior to the date on which it becomes a Lender hereunder (and from time to time thereafter upon request by Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, IRS Form W-8BEN and a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding of tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made.

5.10.3 Lender Obligations. Each Lender and Issuing Bank shall promptly notify Borrowers and Agent of any change in circumstances that would change any claimed Tax exemption or reduction. Each Lender and Issuing Bank shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender’s or Issuing Bank’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section. Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender or Issuing Bank under any Loan Document.

5.11 Nature and Extent of Each Borrower’s Liability.

5.11.1 Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.11.2 Waivers.

(a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any

Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3 Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

(b) If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

5.11.4 Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.11.5 Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

SECTION 6.	CONDITIONS PRECEDENT

6.1 Conditions to Initial Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied (except as expressly waived or postponed pursuant to a post closing matters agreement among the Borrowers and the Agent, dated as of the Closing Date):

(a) Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note. Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b) Agent shall have made or provisions shall have been made for all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c) Agent shall have received the Related Real Estate Documents for all Real Estate subject to a Mortgage, as set forth on Schedule 6.1.

(d) Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent.

(e) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct in all material respect (without duplication of any materiality qualifier contained therein); and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(f) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(g) Agent shall have received a written opinion of Jones Day, as well as any local counsel to Borrowers, in form and substance reasonably satisfactory to Agent.

(h) Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification and where failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

(i) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrowers, together with lender’s loss payable endorsement with respect to property insurance policies related to the Collateral and additional insured endorsements with respect to liability insurance policies, all in compliance with the Loan Documents.

(j) Agent shall have completed its business, financial and legal due diligence of Obligors and the Closing Date Merger (including of all environmental aspects relating to Borrowers and Chicago Tube and Iron, including all environmental reports as may be required by Agent and including evidence that Borrowers have received all governmental and third party consents and approvals necessary to consummate the transactions contemplated hereunder), including an appraisal of Borrowers’ (including Chicago Tube and Iron’s) Inventory, Real Estate and Equipment, and a roll-forward of its previous field examination (and a field examination for Chicago Tube and Iron), with results satisfactory to Agent. No material adverse change in the financial condition of the Obligors (including Chicago Tube and Iron) (taken as a whole) since December 31, 2010 (or, solely with respect to Chicago Tube and Iron, November 30, 2010) or in the quality, quantity or value of the Collateral (taken as a whole) shall have occurred since February 28, 2011.

(k) Agent shall have received satisfactory flood plain searches, acknowledged Notice to Borrowers and flood insurance (if appropriate) for all Real Estate subject to a Mortgage.

(l) Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(m) Agent shall have received a Borrowing Base Certificate prepared as of May 31, 2011. Upon giving effect to the Closing Date Merger and the Loans that are outstanding and that are to be funded, and Letters of Credit that are outstanding and are to be issued, on the Closing Date, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $70,000,000.

(n) Agent shall have received (i) a pro forma balance sheet of Borrower dated as of the date of closing and giving effect to the Closing Date Merger, which balance sheet shall reflect no material changes from the most recent pro forma balance sheet of Borrowers and Chicago Tube and Iron previously delivered to Agent, (ii) financial projections of the Borrowers giving effect to the Closing Date Merger for fiscal years 2011-2013, evidencing Borrowers’ compliance with the financial covenants set forth in Section 10.3 and (iii) interim financial statements as of June 4, 2011 for the Borrowers and interim financial statements as of May 31, 2011 for Chicago Tube.

(o) The Merger Agreement shall be in full force and effect and the Closing Date Merger shall have been consummated in accordance with the terms of the Merger Agreement, without any waiver or amendment of any material provision or material condition not consented to by Agent and in compliance with all Applicable Law.

(p) Borrowers shall have paid to the Agent all accrued and unpaid interest and fees under the Existing Loan and Security Agreement.

(q) Agent shall have received a duly executed counterpart of the Intercreditor Agreement in form and substance reasonably acceptable to Agent.

(r) All conditions precedent in any other Loan Document shall be satisfied.

6.2 Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Loans or arrange for issuance of any Letters of Credit, unless the following conditions are satisfied:

(a) No Default or Event of Default shall exist at the time of, or result from, such funding or issuance;

(b) The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the date of, and upon giving effect to, such funding or issuance (except for representations and warranties that expressly relate to an earlier date);

(c) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(d) With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan or issuance of a Letter of Credit shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding or issuance.

SECTION 7.	COLLATERAL

7.1 Grant of Security Interest. To secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a) all Accounts;

(b) all Chattel Paper, including electronic chattel paper;

(c) all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d) all Deposit Accounts;

(e) all Documents;

(f) all General Intangibles, including Intellectual Property;

(g) all Goods, including Inventory, Equipment, fixtures and rolling stock;

(h) all Instruments;

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the security interest attach to, or the terms “Collateral” be deemed to include the following (collectively, the “Excluded Property”): (i) Excluded Equity, (ii) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iii) for so long as the Toro AR Purchase Agreement is in effect, any Toro Purchased Account and (iv) any lease, license, contract or agreement to which a Borrower is a party, in any case if and for so long as and to the extent that (A) such lease, license, contract or agreement prohibits or requires the consent of any Person other than a Borrower which has not been obtained as a condition to the creation by such Borrower of a Lien on any right, title or interest in such lease, license, contract or agreement or any of such Borrower’s rights or interests thereunder or (B) to the extent that any Applicable Law prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Applicable Law; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

7.2 Lien on Deposit Accounts; Cash Collateral.

7.2.1 Deposit Accounts. To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. Each Borrower hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account (other than an Excluded Account) maintained by such Borrower, without inquiry into the authority or right of Agent to make such request.

7.2.2 Cash Collateral. Any Cash Collateral may be invested, at Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss. Each Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere. Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent. No Borrower or other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3 Real Estate Collateral.

7.3.1 Lien on Real Estate. The Obligations shall also be secured by Mortgages upon each parcel of Real Estate owned in fee by Borrowers (other than the Real Estate located at (i) 421 Browns Hill Road, Locust, North Carolina 28097, (ii) 164 American Dr., Oakboro, North Carolina 28129, (iii) 6030 N. 60th St., Milwaukee, Wisconsin 53218, (iv) vacant land located at 891-B Cockerill Road, Sumpter, North Carolina 29154 and (v) building located on the land owned by the United States Steel Corporation, a Delaware corporation, known as Gary Works, in Gary, Indiana (collectively, the “Excluded Real Estate”)). The Mortgages shall be duly recorded, at Borrowers’ expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby. If any Borrower acquires any Real Estate in fee (other than any Real Estate with a fair market value of less than $2,000,000) hereafter, Borrowers shall, within 60 days of such acquisition (or such later date or dates as may be approved by Agent in its sole discretion in writing), execute, deliver and record a Mortgage sufficient to create a first priority Lien in favor of Agent on such Real Estate, and shall deliver all Related Real Estate Documents.

7.3.2 Collateral Assignment of Leases. To further secure the prompt payment and performance of all Obligations, each Borrower hereby transfers and assigns to Agent, for the benefit of Secured Parties, all of such Borrower’s right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Borrower is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof to the extent that such Borrower is permitted to do so under the applicable lease.

7.4 Other Collateral.

7.4.1 Commercial Tort Claims. Borrowers shall promptly notify Agent in writing if any Borrower has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent (for the benefit of Secured Parties).

7.4.2 Certain After-Acquired Collateral. Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights (other than, as long as no Event of Default exists, any Collateral consisting of Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights with a value of less than $1,000,000 in the aggregate for all such Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property and Letter-of-Credit Rights) and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s request, Borrowers shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5 No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

7.6 Further Assurances. Promptly upon request, Borrowers shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Borrower authorizes Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.7 Release of Collateral. At the time that Lenders authorize Agent to release Liens pursuant to Section 12.2.1(a) and subject to Section 4.6, the Collateral shall be released from the Lien created hereby and all rights to the Collateral shall revert to the Borrowers. At the request of any Borrower following any such termination, the Agent shall deliver to such Borrower any Collateral of such Borrower held by the Agent hereunder and execute and deliver to such Borrower such documents as such Grantor shall reasonably request to evidence such termination.

SECTION 8.	COLLATERAL ADMINISTRATION

8.1 Borrowing Base Certificates. By the 20th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Agent may request during any Reporting Trigger Period. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

8.2 Administration of Accounts.

8.2.1 Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request (but in any event no less frequently than monthly), and Agent shall promptly deliver same to Lenders. Each Borrower shall also provide to Agent (and Agent shall promptly deliver same to Lenders), on or before the 20th day of each month and at such other times as Agent may request during any Reporting Trigger Period, a detailed aged trial balance of all Accounts as of the end of the preceding month and as of the end of such other period as Agent may request during any Reporting Trigger Period, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $5,000,000 or more cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.

8.2.2 Taxes. If an Account of any Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

8.2.3 Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process; provided that Agent shall use reasonable efforts to notify Borrower Agent of such verification.

8.2.4 Maintenance of Dominion Account. Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent during any Sweep Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, Agent may, during any Sweep Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5 Proceeds of Collateral. Borrowers shall request in writing and otherwise take all reasonably necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3 Administration of Inventory.

8.3.1 Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request (but in any event no less frequently than monthly), and Agent shall promptly deliver same to Lenders. Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent during any Reporting Trigger Period) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report (Agent shall promptly deliver same to Lenders) based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count at no cost to Borrowers unless such participation or observation takes place during the annual inspection under Section 10.1.1 hereunder.

8.3.2 Returns of Inventory. No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $5,000,000; and (d) any payment received by a Borrower for a return is promptly remitted to Agent for application to the Obligations.

8.3.3 Acquisition, Sale and Maintenance. No Borrower shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA in all material respects. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law in all material respects, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4 Administration of Equipment.

8.4.1 Records and Schedules of Equipment. Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent. Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.4.2 Dispositions of Equipment. No Borrower shall sell, lease or otherwise dispose of Equipment with an aggregate value for all such Equipment (which value, for any Equipment, shall be either its net orderly liquidation value determined from the most recent appraisal or if such net orderly liquidation value is not available, its net book value) in excess of $750,000, without the prior written consent of Agent, other than a Permitted Asset Disposition.

8.4.3 Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements and repairs (in the business judgment of the Borrowers) have been made, reasonable wear and tear excluded. Each Borrower shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications. No Borrower shall permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

8.5 Administration of Deposit Accounts. Schedule 8.5 sets forth all Deposit Accounts maintained by Borrowers, including all Dominion Accounts. Each Borrower shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, zero balance disbursement accounts (it being understood and agreed that Borrowers shall not maintain cash on deposit in disbursement accounts in excess of outstanding checks and wire transfers payable from such accounts and amounts necessary to meet minimum balance requirements) or accounts containing not more than $100,000 in the aggregate for all such accounts at any time (collectively, the “Excluded Accounts”)). Each Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein. Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same. Each Borrower shall (i) request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to lockboxes and Dominion Accounts maintained pursuant to and in accordance with Section 8.2.4, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a lockbox) into one or more Dominion Accounts. All Net Proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Dominion Accounts.

8.6 General Provisions.

8.6.1 Location of Collateral. All tangible items of Collateral (other than Inventory in transit, Collateral in the possession of Agent or a Lender, or at locations at which the aggregate value of Collateral does not exceed $25,000 for each such location and $100,000 in the aggregate for all such locations) shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, provided that such location is or will be identified on the first Borrowing Base Certificate that is delivered after Collateral is moved to such location.

8.6.2 Insurance of Collateral; Condemnation Proceeds.

(a) Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Rating of at least A+, unless otherwise approved by Agent) satisfactory to Agent (it being understood and agreed that the insurance of the Borrowers in place on the Closing Date and insurers providing it are satisfactory to Agent). All proceeds under each policy in respect of Collateral shall be payable to Agent. From time to time upon request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee in respect of the property insurance policies relating to the Collateral and additional insured in respect of the liability insurance policies, as applicable; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim relating to Collateral, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims relating to Collateral.

(b) Any Net Proceeds of casualty insurance covering any Collateral and any awards arising from condemnation of any Collateral shall be paid to Agent. Any such proceeds or awards that relate to Inventory shall be applied to payment of the Revolver Loans to the extent Revolving Loans are outstanding. Subject to clause (c) below, any proceeds or awards that relate to Equipment or Real Estate shall be applied first to Term Loans, then to Revolver Loans and then to other Obligations.

(c) If requested by Borrowers in writing within 15 days after Agent’s receipt of any casualty insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded (which, if an Event of Default exists, shall be in accordance with plans satisfactory to Agent); (iii) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; and (iv) Borrowers comply with disbursement procedures for such repair or replacement as Agent may reasonably require.

8.6.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.6.4 Defense of Title to Collateral. Each Borrower shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7 Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(a) Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.

SECTION 9.	REPRESENTATIONS AND WARRANTIES

9.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Borrower represents and warrants that the following are, and after giving effect to the Closing Date Merger, will be, true, correct and complete:

9.1.1 Organization and Qualification. Each Borrower and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2 Power and Authority. Each Obligor is duly authorized to execute, deliver and perform the Loan Documents to which it is a party. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3 Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

9.1.4 Capital Structure. Schedule 9.1.4 shows, as of the Closing Date (after giving effect to the Closing Date Merger) for each Borrower and Subsidiary, (A) its name and its jurisdiction of organization and (B) other than with respect to Olympic Steel, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien and Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower (other than Olympic Steel) or any Subsidiary.

9.1.5 Title to Properties; Priority of Liens. Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens or any defects in title which do not constitute Liens and that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Each Borrower and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. Subject to any actions required to be taken solely by Agent, including the filing of UCC-1 financing statements and the recording of Mortgages, all Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.6 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a) it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b) it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c) it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to Agent on request;

(d) it is not subject to any offset, Lien (other than Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed in the Borrowing Base Certificate and, if requested since the date of the last Borrowing Base Certificate, otherwise disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g) to the Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.7 Financial Statements. Other than pro forma financial statements and other forward looking statements, the consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Borrowers and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP (subject to year-end adjustments and the omission of notes thereto in the case of interim statements), and fairly present in all material respects the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated. All projections, pro forma financial statements and other estimates and forward looking statements delivered from time to time to Agent and Lenders have been prepared in good faith, based on assumptions believed to be reasonable in light of the circumstances at such time, it being recognized that actual results may materially differ therefrom. Since December 31, 2010 (or, solely with respect to Chicago Tube and Iron, November 30, 2010), there has been no change in the financial condition of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement (excluding projections and other forward looking statements) delivered to Agent or Lenders at the time furnished contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Each Borrower and Subsidiary is Solvent.

9.1.8 Surety Obligations. No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9 Taxes. Each Borrower and Subsidiary has filed all income and other material tax returns and other reports that it is required by law to file, and has, to the best of Borrowers’ knowledge, paid, or made provision for the payment of, all Taxes due and owing (whether or not shown or reportable on any tax returns or other reports), except to the extent being Properly Contested. The provision for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.10 Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11 Intellectual Property. Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without, to any Borrower’s knowledge, conflict with any rights of others. There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any Intellectual Property). Except as disclosed on Schedule 9.1.11, as of the Closing Date, no Borrower or Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property. All federally registered Intellectual Property (other than off-the-shelf software) owned, used or licensed by, or otherwise subject to any interests of, any Borrower or Subsidiary is, as of the Closing Date, shown on Schedule 9.1.11.

9.1.12 Governmental Approvals. Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all material Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13 Compliance with Laws. Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, there have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law, and there have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law after the Closing Date of which Borrower Agent has not provided notice thereof to Agent. No Inventory has been produced in violation of the FLSA.

9.1.14 Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14 or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: no Borrower’s or Subsidiary’s past or present operations, Real Estate, or other Properties are subject to any federal, state, or local investigation to determine whether any remedial action is needed to address any environmental pollution, Hazardous Material or environmental clean-up; no Borrower or Subsidiary has received any Environmental Notice; and no Borrower or Subsidiary is aware of any reasonably likely liability with respect to any Environmental Release, environmental pollution, or

Hazardous Material on any Real Estate now or previously owned, leased, or operated by it. The representations and warranties of the Borrowers contained in the Environmental Agreement are true and correct in all material respects on the Closing Date.

9.1.15 Burdensome Contracts. No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that would reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary is, as of the Closing Date, party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16 Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Borrower or Subsidiary, or any of their businesses or Properties, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) would reasonably be expected to have a Material Adverse Effect. Except as shown on such Schedule or as provided in a notice to Agent pursuant to Section 7.4.1, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000). No Borrower or Subsidiary is in default in any material respect with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17 No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Borrower or Subsidiary is in default (after giving effect to any applicable cure period) under any Material Contract or in the payment of any Borrowed Money in excess of $2,500,000. There is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.18 ERISA. Except as disclosed on Schedule 9.1.18 or as would not reasonably be expected to have a Material Adverse Effect:

(a) Each Plan is in compliance in with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or, in the case of a prototype or volume submitter plan, an opinion letter) from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d) With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19 Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Borrower or Subsidiary, except in each case as would not reasonably be expected to have a Material Adverse Effect. There exists no condition or circumstance that could reasonably be expected to materially impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20 Labor Relations. Except as described on Schedule 9.1.20, as of the Closing Date, no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining, except as would not reasonably be expected to have a Material Adverse Effect.

9.1.21 Payable Practices. No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22 Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23 Margin Stock. No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.24 Inactive Subsidiaries. No Inactive Subsidiary (a) has any assets with a net book value which, when taken together with the net book value of the assets of all other Inactive Subsidiaries exceeds $500,000 in the aggregate, (b) has any material liabilities or (c) is engaged in any trade or business (other than the maintenance of its existence and activities incidental thereto).

9.1.25 Certain Other Representations and Warranties. The Closing Date Merger has been consummated in accordance with the Merger Agreement and Applicable Law. As of the Closing Date, (i) each of the representations and warranties contained in the Merger Agreement made by Olympic Steel is true and correct, and (ii) to the knowledge of each Borrower, each of the representations and warranties contained in the Merger Agreement made by Persons other than Olympic Steel is true and correct.

9.2 Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS

10.1 Affirmative Covenants. As long as any Commitments or Obligations are outstanding, each Borrower shall, and shall cause each Subsidiary to:

10.1.1 Inspections; Appraisals.

(a) Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b) Reimburse Agent for all reasonable out-of-pocket and allocate internal charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to one time per Loan Year; and (ii) appraisals of (A) Inventory, up to one time per Loan Year and (B) Equipment and Real Estate at any time following the occurrence of an Event of Default; provided, however, that if an examination or appraisal is initiated during any Reporting Trigger Period, all reasonable out-of-pocket and allocated internal charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s examination group (for the information purposes only, the per day per field examiner charge as of the date hereof is currently $1,000 per day). This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

10.1.2 Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a) as soon as available, and in any event within 120 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated bases for Borrowers and Subsidiaries, which consolidated statements shall be audited and certified (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent (it being agreed that PricewaterhouseCoopers LLP is acceptable to Agent), and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent; provided, however, that such requirements for the furnishing of such annual financial statements may be fulfilled by the furnishing of the annual report of Borrowers and Subsidiaries on Form 10-K (within the 120 day period set forth herein), which includes financial statements, as filed with the Securities and Exchange Commission, for the applicable Fiscal Year, and notice to Agent of such filing (within the 120 day period set forth herein);

(b) as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated bases for Borrowers and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes; provided, however, that such requirements for the furnishing of such quarterly financial statements may be fulfilled by the furnishing of the quarterly report of Borrowers and Subsidiaries on Form 10-Q (within the 45 day period set forth herein), which includes financial statements, as filed with the Securities and Exchange Commission, for the applicable Fiscal Quarter, and notice to Agent of such filing (within the 45 day period set forth herein)

(c) as soon as available, and in any event within 30 days after the end of each fiscal month (except for the last month of each Fiscal Year, in which case, within 60 days after the end of such fiscal month), unaudited balance sheets as of the end of such fiscal month and the related statements of income and cash flow for such fiscal month and for the portion of the Fiscal Year then elapsed, on consolidated bases for Borrowers and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(d) concurrently with delivery of financial statements under clauses (a), (b) and (c) above, or more frequently if requested by Agent while an Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(e) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(f) not later than 30 days after the end of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month;

(g) at Agent’s request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(h) promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Borrower has made generally available to its shareholders in their capacities as such; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;

(i) promptly upon Agent’s or any Lender request, copies of any annual report filed or to be filed in connection with each Plan or Foreign Plan; and

(j) such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

10.1.3 Notices. Notify Agent and Lenders in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, that would have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any material default under or termination of a Material Contract (other than a termination in accordance with its terms); (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, that would reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) that would have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice, in each case that would reasonably be expected to result in liability of Borrowers in excess of $1,000,000 in the aggregate; (i) the occurrence of any ERISA Event that would reasonably be expected to result in liability of Borrowers in excess of $1,000,000 in the aggregate; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; or (k) any opening of a new office or place of business, at least 30 days prior to such opening.

10.1.4 Landlord and Storage Agreements. Upon request, use commercially reasonable efforts to provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral in excess of $125,000 may be kept or that otherwise may possess or handle any Collateral in excess of $125,000.

10.1.5 Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Borrower or Subsidiary, in each case that would reasonably be expected to result in liability of Borrowers in excess of $1,000,000 in the aggregate it shall act promptly and diligently to investigate and report to Agent and all required Governmental Authorities the extent of, and to take remedial action required by Environmental Law to respond to such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6 Taxes. Pay and discharge all federal and other material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7 Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers with a Best’s Rating of at least A+, unless otherwise approved by Agent, (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $15,000,000, with deductibles and subject to an Insurance Assignment satisfactory to Agent.

10.1.8 Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, pay all Royalties in the Ordinary Course of Business; and notify Agent of any default or breach asserted by any Person to have occurred under any material License.

10.1.9 Future Subsidiaries. Promptly (and in any event, within 30 days) notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to either become a Borrower hereunder or guaranty the Obligations, in either case in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person (other than Real Estate, Equipment and fixtures), including delivery of such customary legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

10.1.10 Closing Date Merger. Borrowers shall cause the Closing Date Merger to be consummated and to be effective on or prior to the Closing Date.

10.2 Negative Covenants. As long as any Commitments or Obligations are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

10.2.1 Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a) the Obligations;

(b) Subordinated Debt;

(c) Permitted Purchase Money Debt;

(d) Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;

(e) Bank Product Debt;

(f) Debt permitted to be assumed or incurred in a Permitted Acquisition pursuant to clause (h) (other than clause (h)(x)(II)) of the definition of the term “Permitted Acquisition”;

(g) Permitted Contingent Obligations;

(h) Refinancing Debt as long as each Refinancing Condition is satisfied;

(i) Debt in respect of Taxes, to the extent that payment thereof shall not at the time be required to be made in accordance with Section 10.1.6;

(j) Debt arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.1(h);

(k) intercompany loans by a Borrower to another Borrower but only to the extent permitted under Section 10.2.7(e);

(l) Debt evidenced by (i) the Series 2008 Note dated April 23, 2008 in the original principal amount of $8,000,000 by Chicago Tube and Iron in favor of Wells Fargo Bank, National Association, as trustee (the “IRB Trustee”) under the Indenture of Trust, dated as of April 1, 2008 (the “IRB Indenture”) between The Stanly County Industrial Facilities and Pollution Control Financing Authority (the “IRB Issuer”) and the IRB Trustee, which Series 2008 Note is issued pursuant to a Loan Agreement dated as of April 1 2008 (the “IRB Loan Agreement”) between the IRB Issuer and Chicago Tube and Iron relating to The Stanly County Industrial Facilities and Pollution Control Financing Authority Industrial Revenue Bonds, Series 2008 (Chicago Tube and Iron Company Project (the “IRB Bonds”; and (ii) the Reimbursement Agreement, dated as of April 1, 2008, between JPMorgan Chase Bank, N.A. and Chicago Tube and Iron pursuant to which JPMorgan Chase Bank, N.A. issued a letter of credit, dated as of April 1, 2008, for the benefit of the IRB Trustee in the face amount of $8,000,000 (the “IRB LC Documents”); the IRB Indenture, the IRB Loan Agreement and the IRB LC Documents and each other agreement, document and instrument executed and delivered in connection therewith, in each case as in effect on the Closing Date, the “IRB Documents”);

(m) Debt issued under Olympic Steel’s Registration Statement on Form S-3, as may be amended from time to time, as long as, in each case, (i) after giving effect to the incurrence of such Debt, the Fixed Charge Coverage Ratio (recomputed for the most recent month for which financial statements have been delivered by adding such Debt to the amount of Fixed Charges as if such Debt was incurred on the first day of the period of twelve fiscal months then most recently ended) is at least 1.25 to 1.00 for the period of twelve fiscal months then most recently ended, (ii) Agent has received projections taking into account such Debt (prepared by the Borrowers in good faith, based on assumptions believed to be reasonable in light of the circumstances at such time) showing that the Fixed Charge Coverage Ratio shall continue to be at least 1.25 to 1.00 for the period of twelve fiscal months subsequent to the incurrence of such Debt, and (iii) Availability is greater than 25% of the aggregate amount of Revolver Commitments then in effect;

(n) current unsecured trade, utility or nonextraordinary accounts payable (including without limitation, operating leases and short term Debt owed to vendors) arising in the Ordinary Course of Business; and

(o) Debt consisting of Capital Leases secured by Liens permitted by Section 10.2.2(k) as long as the aggregate amount of any such Debt incurred after the Closing Date does not exceed $6,250,000 in the aggregate during the term of this Agreement (for the avoidance of doubt, Debt permitted by Section 10.2.1(l) above shall not constitute Debt permitted by this Section 10.2.1(o)).

10.2.2 Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a) Liens in favor of Agent;

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes not yet delinquent or being Properly Contested;

(d) statutory Liens (including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and landlord’s Liens but excluding Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not overdue for a period of more than 30 days or is being Properly Contested; provided, however, that a reserve or other appropriate provisions shall have been made therefor, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases (whether operating leases or Capital Leases), trade contracts (except those relating to Borrowed Money), statutory obligations (including workers’ compensation, unemployment insurance and other social security legislation), liability to insurance carriers under insurance or self-insurance arrangements, surety, customs, stay and appeal bonds, performance and return of money bonds, and other similar obligations, or arising as a result of progress payments under government contracts, as long as, in the case of any such Liens that are on any asset or property that constitutes Collateral, such Liens are at all times junior to Agent’s Liens;

(f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g) Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary other than an attachment or judgment Lien constituting an Event of Default under Section 11.1(h), as long as such Liens are (i) in existence for less than 30 consecutive days or being Properly Contested, and (ii) in the case of any such Liens that are on any asset or property that constitutes Collateral, at all times junior to Agent’s Liens;

(h) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j) leases or subleases of Real Estate granted to third parties in the Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of business by any Borrower or Subsidiary;

(k) any interest or title of a lessor or sublessor under any operating lease or Capital Lease permitted by Section 10.2.1(n) and Section 10.2.1(o);

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(m) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any Real Estate;

(n) licenses of patents, trademarks and other intellectual property rights granted by any Borrower or Subsidiary in the Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of business by any Borrower or Subsidiary;

(o) Liens created under the Sale and Leaseback Transactions permitted under Section 10.2.20, provided that any such Liens do not at any time encumber any Property other than the Property which is the subject of such Sale and Leaseback Transaction; provided, further, that no such Liens encumber any Excluded Real Estate;

(p) the Investments permitted under clause (f) of the definition of the term “Restricted Investments”, to the extent such Investments constitute Liens;

(q) Liens created on the Toro Purchased Accounts pursuant to the Toro AR Purchase Agreement; and

(r) existing Liens shown on Schedule 10.2.2.

10.2.3 Inactive Subsidiaries. Permit any Inactive Subsidiary to (a) acquire any assets which, when taken together with the net book value of the assets of all other Inactive Subsidiaries exceeds $500,000 in the aggregate, (b) incur any liabilities (whether to an Affiliate or otherwise) other than for franchise taxes, maintenance fees and other de minimus expenses or (c) engage in any trade or business (other than the maintenance of its existence and activities incidental thereto).

10.2.4 Distributions; Upstream Payments. Declare or make any Distributions, except Upstream Payments; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15 and except, as long as no Event of Default exists or would result therefrom:

(a) Distributions by Olympic Steel to the holders of its Equity Interests payable solely in common stock of the type currently held by such holders;

(b) Olympic Steel may issue stock option, restricted stock unit, share or other Equity Interest under its 2007 Omnibus Incentive Plan or any other stock option, restricted stock unit, share or other Equity Interest plan of Olympic Steel; and

(c) (i) Distributions by Olympic Steel to, and repurchases by Olympic Steel of Equity Interests from, the holders of Equity Interests of Olympic Steel not to exceed $2,500,000 in the aggregate during any Fiscal Year; and (ii) Distributions by Olympic Steel to, and repurchases by Olympic Steel of Equity Interests from, the holders of Equity Interests of Olympic Steel in excess of $2,500,000 in the aggregate during any Fiscal Year as long as (A) not less than 5 Business Day prior to the date of such proposed Distribution or repurchase, Agent shall have received written notice thereof together with pro forma financial statements and a pro forma Compliance Certificate, dated as of the date of the proposed Distribution or repurchases, in form and substance satisfactory to Agent, demonstrating that immediately after giving effect to such proposed Distribution or repurchase, the Fixed Charge Coverage Ratio (recomputed for the most recent Fiscal Quarter for which financial statements have been delivered by adding such proposed Distribution or repurchase to the amount of Fixed Charges as of the last day of such Fiscal Quarter) is at least 1.10 to 1.00 for the period of 12 fiscal months then most recently ended and (B) after giving effect to any such proposed Distribution or repurchase, Availability is greater than the greatest of (X) 25% of the aggregate amount of Revolver Commitments then in effect, (Y) $50,000,000, and (Z) 60% of the principal balance of the Term Loan outstanding on such day.

10.2.5 Restricted Investments. Make any Restricted Investment.

10.2.6 Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition or a transfer of Property by a Subsidiary or Obligor to a Borrower.

10.2.7 Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) (i) loans and advances to employees, officers and directors in connection with equity incentive arrangements in an aggregate amount not to exceed $850,000 plus accrued interest at any time outstanding, provided that the proceeds of such loans and advances are paid to any Borrower or Subsidiary, as applicable, in connection with such equity incentive arrangements and (ii) other loans and advances to employees in aggregate amount not to exceed $625,000 at any time outstanding; (c) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (d) deposits with financial institutions permitted hereunder; and (e) as long as no Event of Default under Section 11.1(a), 11.1(b) or 11.1(k), intercompany loans by a Borrower to another Borrower.

10.2.8 Restrictions on Payment of Certain Debt. Make

(a) any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt; or

(b) any voluntary payment, prepayment, redemption, retirement, defeasance or acquisition of (i) Borrowed Money (other than the Obligations and Debt described in the immediately succeeding clause (ii)) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent) or (ii) Debt permitted by Section 10.2.1(l) (solely to the extent in excess of $705,000 in any fiscal year) or Debt permitted by Section 10.2.1(m), in each case prior to its due date under the agreements evidencing such Debt, unless, in the case of each clause (i) and (ii), (A) after giving effect to such payment, prepayment, redemption, retirement or defeasance, (x) the Fixed Charge Coverage Ratio (recomputed for the most recent month for which financial statements have been delivered) is at least 1.25 to 1.00 for the period of twelve fiscal months then most recently ended, (y) Agent has received projections taking into account such payment, prepayment, redemption, retirement or defeasance (prepared by the Borrowers in good faith, based on assumptions believed to be reasonable in light of the circumstances at such time) showing that the Fixed Charge Coverage Ratio shall continue to be at least 1.25 to 1.00 for the period of twelve fiscal months subsequent to such payment, prepayment, redemption, retirement or defeasance, and (z) after giving effect to such payment, prepayment, redemption, retirement or defeasance, Availability is greater than 25% of the aggregate amount of Revolver Commitments then in effect or (B) such payment, prepayment, redemption, retirement or defeasance is consented to in writing by Agent.

10.2.9 Fundamental Changes.

(a) Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for the Closing Date Merger and mergers or consolidations (i) of a wholly-owned Subsidiary with another wholly-owned Subsidiary (provided that in the case any such Subsidiary is a Borrower, the Subsidiary that is a Borrower shall survive such merger or consolidation), or into a Borrower, (ii) of a Borrower with another Borrower (provided that in the case any such Borrower is Olympic Steel, Olympic Steel shall survive such merger or consolidation), (iii) which constitutes a Permitted Acquisition or (iv) except that any Subsidiary or Borrower (other than Olympic Steel) may liquidate or dissolve into a Borrower if the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers; or

(b) Without at least ten (10) days’ prior written notice to Agent and the acknowledgement of Agent that all actions required by Agent, including those to continue the perfection of its Liens, have been completed, change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

10.2.10 Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares.

10.2.11 Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date except to the extent that any such amendment or change (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially adversely affect the interest of the Lenders as creditors under this Agreement, the other Loan Documents or any other document or instrument in any respect, (iv) is required by Applicable Law or (v) could not reasonably be expected to have a Material Adverse Effect.

10.2.12 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

10.2.13 Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required or permitted by GAAP, from GAAP to IFRS and in accordance with Section 1.2; or change its Fiscal Year (except that Chicago Tube and Iron may change its Fiscal Year to a December 31 end date).

10.2.14 Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to Debt permitted under Section 10.2.1(l) as long as no provision contained therein prohibits or restricts the indebtedness or performance of any obligations by an Obligor under the Loan Document or the Liens granted on the Collateral in favor of Agent; (c) relating to other secured Debt permitted hereunder, as long as no provision contained therein prohibits or restricts the indebtedness or performance of any obligations by an Obligor under the Loan Document or the Liens granted on the Collateral in favor of Agent; (d) constituting customary restrictions on assignment in leases and other contracts; (e) relating to Subordinated Debt as long as no provision contained therein prohibits or restricts the indebtedness or performance of any obligations by an Obligor under the Loan Document or the Liens granted on the Collateral in favor of Agent; and (f) relating to Debt permitted under Section 10.2.1(m) as long as no provision contained therein prohibits or restricts the indebtedness or performance of any obligations by an Obligor under the Loan Document or the Liens granted on the Collateral in favor of Agent.

10.2.15 Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes, including for the avoidance of doubt, the Continuing Hedging Agreement, and other Hedging Agreements entered into in the Ordinary Course of Business and not for speculative purposes.

10.2.16 Conduct of Business. Engage in any business, other than the business conducted by the Borrowers as conducted on the Closing Date, businesses reasonably related thereto, logical extensions thereof and, in each case, any activities incidental thereto.

10.2.17 Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Obligors and their Subsidiaries not prohibited under the Loan Documents; (e) transactions with Affiliates that were entered into prior to the Closing Date, as shown on Schedule 10.2.17; (f) Distributions to any Affiliate of Olympic Steel permitted by Section 10.2.4(b), and (g) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms (which, if involving payment or payment obligations in excess of $3,125,000, have been fully disclosed to Agent) and no less favorable (considered as a whole) than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.18 Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date or which related to a Target and arise due to a Permitted Acquisition so long as such new Multiemployer Plan or Foreign Plan is not entered into in connection with such Permitted Acquisition.

10.2.19 Amendments to Subordinated Debt Documents or Toro AR Purchase Agreement.

(a) Except to the extent permitted pursuant to a subordination and/or intercreditor agreement, if any, related to the Subordinated Debt or as may be agreed by Agent, amend, supplement or otherwise modify the IRB Documents or any document, instrument or agreement relating to any Subordinated Debt, if such modification (i) increases the principal balance of such Debt (excluding increases in the principal balance solely as a result of any capitalized interest or payment-in-kind interest), or increases any required payment of principal or interest; (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional mandatory redemption, put or mandatory prepayment provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (iv) increases or adds any fees or charges; (v) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary or Lenders; or (vi) results in the Obligations not being fully benefited by the subordination or intercreditor provisions thereof, if applicable.

(b) Except for extensions and renewals, Chicago Tube and Iron shall (i) provide Agent with written notice of any proposed amendment, modification or other change to, and each consent to a departure from, the terms or provisions of the Toro AR Purchase Agreement as such terms and provision are in effect on the Closing Date and (ii) promptly following the effectiveness thereof, provide Agent with a copy of each such amendment, modification or other change to, and each such consent to a departure from, the terms or provisions of the Toro AR Purchase Agreement. Chicago Tube and Iron shall not, without the prior written consent of Agent, amend, modify or otherwise change or obtain a consent to a departure terms of the Toro AR Purchase Agreement that (x) is materially adverse to any Borrower, any Subsidiary or Lenders or (y) could in any way impair the Lien of Agent or Lenders in the Collateral (including, without limitation, by impairing the creation, attachment, perfection, or priority of such Lien); it being understood and agreed that Chicago Tube and Iron may terminate Toro AR Purchase Agreement (whereupon Chicago Tube and Iron shall reasonably promptly notify Agent of such termination).

10.2.20 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by any Borrower or Subsidiary of real or personal Property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or of rental obligations of such Borrower or such Subsidiary, as the case may be (each such arrangement being a “Sale and Leaseback Transaction”), provided that (i) the Net Proceeds of such sale are applied to the Obligations outstanding relating to Term Loans and (ii) the aggregate fair market value (measured at the time of the applicable sale or transfer) of all Property covered by all Sale and Leaseback Transactions entered into during the term of this Agreement that are outstanding at any time shall not exceed $6,250,000.

10.3 Financial Covenants. As long as any Commitments or Obligations are outstanding, Borrowers shall maintain a Fixed Charge Coverage Ratio of at least 1.10 to 1.00 for each period of twelve fiscal months ending during or immediately before any Covenant Trigger Period.

SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1 Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) A Borrower fails to pay (i) the principal or any interest on Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise), (ii) any reimbursement obligations for any payment made under a Letter of Credit or (iii) any fees and charges payable to the Lenders or Agent hereunder and, in the case of such failure to pay any interest or fees or charges, such failure continues for three (3) Business Days;

(b) A Borrower fails to pay Obligations (other than Obligations described in clause (a) above) when due (whether at stated maturity, on demand, upon acceleration or otherwise) and such failure continues for three (3) Business Days;

(c) Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when made or deemed made;

(d) A Borrower breaches or fail to perform any covenant contained in Section 7.2, 7.3, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.1.3(d), 10.1.7, 10.1.10, 10.2 or 10.3;

(e) An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(f) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party (other than a third party with no reasonable basis or standing, as determined by Agent in its sole discretion) denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders or other than a termination in accordance with its terms);

(g) Any breach or default of an Obligor occurs under any Hedging Agreement or any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $2,500,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(h) Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $2,500,000 (net of any insurance coverage therefor acknowledged in writing by the insurer) and such judgments or orders shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

(i) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $2,500,000;

(j) An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs except as permitted by Section 10.2.9; or a Borrower is not Solvent;

(k) An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and: the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding;

(l) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan (A) that has resulted or would reasonably be expected to result in liability of Obligors to one or more Pension Plans, Multiemployer Plans or PBGC in excess of $2,500,000 in the aggregate, or (B) that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; (ii) Obligors or ERISA Affiliates fail to pay when due any installment payment with respect to their withdrawal liability under Section 4201 of ERISA under one or more Multiemployer Plans in excess of $2,500,000 in the aggregate; or (iii) any event similar to the foregoing occurs or exists with respect to one or more Foreign Plans, which, if similar to the foregoing clause (i)(A) or clause (ii), would result in liability of Obligors in excess of $2,500,000;

(m) An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or

(n) A Change of Control occurs; or

(o) any event occurs or condition exists that has a Material Adverse Effect.

11.2 Remedies upon an Event of Default. If an Event of Default described in Section 11.1(k) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c) require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3 License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4 Setoff. At any time an Event of Default exists, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5 Remedies Cumulative; No Waiver.

11.5.1 Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2 Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.	AGENT

12.1 Appointment, Authority and Duties of Agent.

12.1.1 Appointment and Authority. Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the benefit of Secured Parties. Each Secured Party agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts, Eligible In-Transit Inventory or Eligible Inventory, or whether to impose or release any reserve, and to exercise its Permitted Discretion in connection therewith or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2 Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3 Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4 Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2 Agreements Regarding Collateral and Field Examination Reports.

12.2.1 Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral (except as permitted by Section 14.1.1(d)(iv) to the extent permitted with the consent of the Required Lenders); or (d) with the written consent of all Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien permitted hereunder. Agent shall have no obligation to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2 Possession of Collateral. Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3 Reports. Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Obligor or Collateral (“Report”). Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Agent furnishing a Report to such Lender.

12.3 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4 Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5 Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against any Dominion Account without the prior consent of Agent.

12.6 Indemnification. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT) PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE TO ANY AGENT INDEMNITEE OR ISSUING BANK INDEMNITEE TO THE EXTENT SUCH LIABILITY HAS RESULTED PRIMARILY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH AGENT INDEMNITEE OR SUCH ISSUING BANK INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE

JUDGMENT OR ORDER. In Agent’s discretion, it may reserve for any such Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7 Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied warranty, representation or guarantee to Secured Parties with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8 Successor Agent and Co-Agents.

12.8.1 Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $500,000,000 and (provided no Event of Default exists) is reasonably acceptable to Borrowers. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders or, if no Lender accepts such role, Agent may appoint Required Lenders as successor Agent. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder or upon appointment of Required Lenders as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2 Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Secured Parties shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Secured Party feels necessary. Each Lender further acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10 Replacement of Certain Lenders. If a Lender (a) is a Defaulting Lender, (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented or (c) has requested a payment pursuant to Section 3.7 or 5.9, then, in addition to any other rights and remedies that any Person may have, Agent may (or if requested by Borrowers, shall), by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent (or, in the case of a request by Borrowers, to Eligible Assignee(s) specified by the Borrowers that have been consented to by Agent), pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

12.11 Remittance of Payments and Collections.

12.11.1 Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 12:00 noon on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 12:00 noon, then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.11.2 Failure to Pay. If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.11.3 Recovery of Payments. If Agent pays any amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Secured Party that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12 Agent in its Individual Capacity. As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were not Agent hereunder, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacities, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity.

12.13 Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by Section 5.6 and this Section 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.14 Agent Titles. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.15 No Third Party Beneficiaries. This Section 12 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations. This Section 12 (other than Section 12.10) does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a)

no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2 Participations.

13.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or the Collateral in excess of the amount set forth in Section 14.1.1(d)(iv).

13.2.3 Benefit of Set-Off. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3 Assignments.

13.3.1 Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its discretion); (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance and (d) no Lender shall assign its Revolving Commitment (and corresponding Revolver Loans) or Term Loan without a Pro Rata portion of its Term Loan or Revolving Commitment (and corresponding Revolver Loans), as applicable. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation

A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder. Notwithstanding any other provisions of this Agreement to the contrary, no Lender may sell, assign or transfer all or any part of its rights, benefits or obligations under this Agreement or the other Loan Documents if such sale, assignment or transfer would result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

13.3.2 Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit D and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3 Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. In connection with any assignment by a Defaulting Lender, such assignment shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), (a) to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder, and (b) to acquire its Pro Rata share of all Loans and LC Obligations. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

SECTION 14.	MISCELLANEOUS

14.1 Consents, Amendments and Waivers.

14.1.1 Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Required Lenders (or Agent, acting on the instructions of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a) without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or Section 2.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of Issuing Bank;

(c) without the prior written consent of Agent and each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); or (iii) extend the Revolver Termination Date or Term Loan Maturity Date applicable to such Lender’s Obligations;

(d) without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) alter Section 5.6, 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definition of Borrowing Base (or any defined term used in such definition), Pro Rata or Required Lenders; (iii) increase any advance rate, or (except in the case of any amendment necessary to implement the terms of the New Revolver Commitments in accordance with the terms hereof (which shall be in writing and need only be executed by Agent and Borrowers)) increase total Commitments; (iv) release Collateral with an aggregate book value greater than $10,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (v) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release except for any merger, consolidation, dissolution or liquidation of an Obligor permitted by Section 10.2.9(a);

(e) without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.6; and

(f) any amendment necessary to implement the terms of the New Revolver Commitments in accordance with the terms hereof shall be in writing and need only be executed by Agent and Borrowers.

14.1.2 Limitations. The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender that is party to a Bank Product agreement shall have no right to participate in any manner in modification of any other Loan Document. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3 Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2 Indemnity. SUBJECT TO THE FOLLOWING SENTENCE, EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3 Notices and Communications.

14.3.1 Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing

Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2 Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Except as set forth in the preceding sentence, electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3 Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

14.4 Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or, upon notice to Borrower Agent unless an Event of Default exists, do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All reasonable payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5 Credit Inquiries. Each Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary.

14.6 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8 Counterparts. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

14.9 Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Obligor.

14.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

14.12 Confidentiality. Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ logos, trademarks or product photographs in advertising materials, provided, however, that (i) Agent and Lenders provide Borrowers with a copy for their review reasonably prior to publishing or disseminating such information and (ii) such general information does not include any information required to be kept confidential by this Section 14.12. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

14.13 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.14 Consent to Forum.

14.14.1 Forum. EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE CITY OF CHICAGO, STATE OF ILLINOIS, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15 Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent, Issuing Bank and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, Issuing Bank or any Secured Party, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each party hereto acknowledges that the foregoing waivers are a material inducement to each other party hereto entering into this Agreement and that each party hereto is relying upon the foregoing in their dealings with each other party hereto. Each party hereto has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16 Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.

SECTION 15.	AMENDMENT AND RESTATEMENT

15.1 Amendment and Restatement; No Novation. On the Closing Date, the Existing Loan and Security Agreement shall be amended and restated in its entirety by this Agreement and (i) all references to the Existing Loan and Security Agreement in any Loan Document other than this Agreement (including in any amendment, waiver or consent) shall be deemed to refer to the Existing Loan and Security Agreement as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Loan and Security Agreement in any Loan Document (but not herein) shall be amended to be, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Loan and Security Agreement as amended and restated hereby. This Agreement is not intended to constitute, and does not constitute, a novation of the obligations and liabilities under the Existing Loan and Security Agreement (including the Obligations) or to evidence payment of all or any portion of such obligations and liabilities.

15.2 Effect on Existing Loan and Security Agreement and on the Obligations. On and after the Closing Date, (i) the Existing Loan and Security Agreement shall be of no further force and effect except as amended and restated hereby and except to evidence (A) the incurrence by any Obligor of the “Obligations” under and as defined therein (whether or not such “Obligations” are contingent as of the Closing Date), (B) the representations and warranties made by any Credit Party prior to the Closing Date and (C) any action or omission performed or required to be performed pursuant to the Existing Loan and Security Agreement prior to the Closing Date (including any failure, prior to the Closing Date, to comply with the covenants contained in such Existing Loan and Security Agreement) and (ii) the terms and conditions of this Agreement and the Secured Parties’ rights and remedies under the Loan Documents, shall apply to all Obligations incurred under the Existing Loan and Security Agreement, the Notes issued thereunder and the Existing Letters of Credit.

15.3 No Implied Waivers. Except as expressly provided in any Loan Document, this Agreement (x) shall not cure any breach of the Existing Loan and Security Agreement or any “Default” or “Event of Default” thereunder existing prior to the date hereof and (y) is limited as written and is not a consent to any other modification of any term or condition of any Loan Document, each of which shall remain in full force and effect.

15.4 Reaffirmation of Liens and Loan Documents. Each Obligor reaffirms the Liens granted pursuant to the Existing Loan and Security Agreement and the Security Documents to Agent, on behalf of itself and Secured Parties, which Liens shall continue in full force and effect during the term of this Agreement and any renewals or extensions thereof and shall continue to secure the Obligations and the Security Documents, including the Liens created thereunder and under the Existing Loan and Security Agreement, and all other Loan Documents executed in connection with the Existing Loan and Security Agreement that are not superseded by corresponding Loan Documents executed and delivered in connection with this Agreement, shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed and ratified.

15.5 Loans Under the Existing Loan and Security Agreement. Each of the Borrowers acknowledges and agrees that as of the Closing Date (i) the outstanding principal amount of Revolver Loans under (and as defined in) the Existing Loan and Security Agreement equals $91,190,000, all of which are continued as Revolver Loans hereunder; (iii) Existing Letters of Credit are outstanding under (and as defined in) the Existing Loan and Security Agreement having an aggregate stated amount of $1,925,000 and are continued as Letters of Credit hereunder; and (iv) upon the payment of all accrued and unpaid interest as of the Closing Date on all outstanding LIBOR Loans under (and as defined in) the Existing Loan and Security Agreement, all such Loans shall be deemed Base Rate Loans as of the Closing Date. On the Closing Date, each Lender that has a Revolver Commitment shall make payments to, or receive payments from, the Agent such that each such Lender shall have funded its Pro Rata share of the Revolver Loan on the Closing Date.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

OLYMPIC STEEL, INC.

By:	/s/ Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretary
Address:	5096 Richmond Road
Bedford Heights, Ohio 44146
	Attn:	Chief Financial Officer
	Telecopy:	(216) 292-3974

OLYMPIC STEEL LAFAYETTE, INC.

By:	/s/ Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretary
Address:	5096 Richmond Road
Bedford Heights, Ohio 44146
	Attn:	Chief Financial Officer
	Telecopy:	(216) 292-3974

OLYMPIC STEEL MINNEAPOLIS, INC.

By:	/s/ Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretary
Address:	5096 Richmond Road
Bedford Heights, Ohio 44146
	Attn:	Chief Financial Officer
	Telecopy:	(216) 292-3974

SIGNATURE PAGE TO THE LOAN AND SECURITY AGREEMENT

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

OLYMPIC STEEL IOWA, INC.

By:	/s/ Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretory
Address:	5096 Richmond Road
Bedford Heights, Ohio 44146
	Attn:	Chief Financial Officer
	Telecopy:	(216) 292-3974

OLY STEEL WELDING, INC.

By:	/s/ Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretory
Address:	5096 Richmond Road
Bedford Heights, Ohio 44146
	Attn:	Chief Financial Officer
	Telecopy:	(216) 292-3974

SIGNATURE PAGE TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

OLY STEEL NC, INC.

By:	/s/ Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretary
Address:	5096 Richmond Road
Bedford Heights, Ohio 44146
	Attn:	Chief Financial Officer
	Telecopy:	(216) 292-3974

TINSLEY GROUP-PS&W, INC.

By:	/s/ Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretary
Address:	5096 Richmond Road
Bedford Heights, Ohio 44146
	Attn:	Chief Financial Officer
	Telecopy:	(216) 292-3974

IS ACQUISITION, INC.

By:	/s/ Richard T. Marabito
Title:	Chief Financial Officer, Treasurer and Assistant Secretary
Address:	5096 Richmond Road
Bedford Heights, Ohio 44146
	Attn:	Chief Financial Officer
	Telecopy:	(216) 292-3974

OLYAC II, INC.

By:	/s/ Richard T. Marabito
Title:	Chief Financial Officer and Treasurer
Address:	5096 Richmond Road
Bedford Heights, Ohio 44146
	Attn:	Chief Financial Officer
	Telecopy:	(216) 292-3974

SIGNATURE PAGE TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Chicago Tube and Iron Company, a Delaware corporation (“Chicago Tube and Iron”) hereby agrees and acknowledges that (i) OLYAC II, Inc., a Delaware corporation (“OLYAC II”) has merged with and into Chicago Tube and Iron, (ii) Chicago Tube and Iron has assumed, and is liable for, all of the obligations of OLYAC II hereunder and under the other Loan Documents and (iii) Chicago Tube and Iron shall constitute a Borrower hereunder and under the Loan Documents.

CHICAGO TUBE AND IRON COMPANY

By:	/s/ Richard T. Marabito
Title:	Treasurer
Address:	5096 Richmond Road
Bedford Heights, Ohio 44146
	Attn:	Chief Financial Officer
	Telecopy:	(216) 292-3974

SIGNATURE PAGE TO THE LOAN AND SECURITY AGREEMENT

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Thomas H. Herron
Title:	Senior Vice President
Address:	135 S. LaSalle Street, 4th Floor
	Mailcode:	IL4-135-04-25
Chicago, IL 60603
	Attn:	Business Capital / Portfolio Manager
	Telecopy:	(312) 904-0291

SIGNATURE PAGE TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

LENDERS:

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ John Psellas
Title:	Senior Vice President
Address:	1300 East Ninth Street, 13th Floor
Cleveland, OH 44114

Attn: Matthew Brewer
Telecopy: 216-781-2071

KEYBANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Timothy W. Kenealy
Title:	Vice President
Address:	127 Public Square, 18th Floor
Cleveland, OH 44114

Attn: Tim Kenealy
Telecopy: 216-689-8470

COMERICA BANK, as Lender

By:	/s/ John E. Spidel
Title:	Vice President
Address:	Comerica Tower at One Detroit Center
500 Woodward Ave., 6th Floor
Detroit, MI 48226

Attn: John E. Spidel
Telecopy: 313-222-7475

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Matthew Kasper
Title:	Relationship Manager
Address:	425 Walnut Street
CN-OH-W14S
Cincinnati, OH 45202

Attn: Matthew Kasper
Telecopy: 513-632-2030

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ David A. Ernst
Title:	Director
Address:	1100 Abernathy Road, Suite 1600
Atlanta, GA 30328

Attn: Relationship Manager - Olympic
Telecopy: 704-715-5843

THE HUNTINGTON NATIONAL BANK, as Lender

By:	/s/ Derek C. Taylor
Title:	Senior Portfolio Manager
Address:	310 Grant St.
Pittsburgh, PA 15219

CAPITAL ONE LEVERAGE FINANCE CORP., as Lender

By:	/s/ Ari Kaplan
Title:	Senior Vice President
Address:	1415 W. 22nd Street
Suite 750 E
Oak Brook, IL 60523

Attn: Ari Kaplan
Telecopy: 630-684-0228

SIGNATURE PAGE TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

EXHIBIT A

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Loan and Security Agreement

REVOLVER NOTE

[Date]	$	[Chicago, Illinois]

OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL LAFAYETTE, INC., an Ohio corporation (“Olympic Lafayette”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL WELDING, INC., a Michigan corporation (“Oly Welding”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), TINSLEY GROUP-PS&W, INC., a North Carolina corporation (“Tinsley Group”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), OLYAC II, INC., a Delaware corporation (“OLYAC II”) (to be merged into CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”)) (Olympic Steel, Olympic Lafayette, Olympic Minneapolis, Olympic Iowa, Oly Welding, Oly NC, Tinsley Group, IS Acquisition and, immediately prior to the consummation of the Closing Date Merger (as defined in the Loan Agreement referenced below) OLYAC II, and immediately following the consummation of the Closing Date Merger, Chicago Tube and Iron, collectively, “Borrowers”), for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of                                                                       (“Lender”), the principal sum of                                                                   DOLLARS ($                    ), or such lesser amount as may be advanced by Lender as Revolver Loans and owing as LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Amended and Restated Loan and Security Agreement dated as of July 1, 2011, among Borrowers, Bank of America, N.A., as Agent, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Revolver Loans and LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Revolver Loans and LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note. Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of Illinois, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

OLYMPIC STEEL, INC.

By:
Title:

OLYMPIC STEEL LAFAYETTE, INC.

By:
Title:

OLYMPIC STEEL MINNEAPOLIS, INC.

By:
Title:

OLYMPIC STEEL IOWA, INC.

By:
Title:

OLY STEEL WELDING, INC.

By:
Title:

OLY STEEL NC, INC.

By:
Title:

TINSLEY GROUP-PS&W, INC.

By:
Title:

IS ACQUISITION, INC.

By:
Title:

OLYAC II, INC.

By:
Title:

Chicago Tube and Iron Company, a Delaware corporation (“Chicago Tube and Iron”) hereby agrees and acknowledges that (i) OLYAC II, Inc., a Delaware corporation (“OLYAC II”) has merged with and into Chicago Tube and Iron, (ii) Chicago Tube and Iron has assumed, and is liable for, all of the obligations of OLYAC II hereunder and under the other Loan Documents and (iii) Chicago Tube and Iron shall constitute a Borrower hereunder and under the Loan Documents.

CHICAGO TUBE AND IRON COMPANY

By:
Title:
Address:	5096 Richmond Road
Bedford Heights, Ohio 44146
	Attn:	Chief Financial Officer
	Telecopy:	(216) 292-3974

EXHIBIT B

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Loan and Security Agreement

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of [             , 20    ] (this “Joinder Agreement”), by and among [NEW LENDERS] (each a “New Lender” and collectively the “New Lenders”), OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL LAFAYETTE, INC., an Ohio corporation (“Olympic Lafayette”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL WELDING, INC., a Michigan corporation (“Oly Welding”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), TINSLEY GROUP-PS&W, INC., a North Carolina corporation (“Tinsley Group”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), OLYAC II, INC., a Delaware corporation (“OLYAC II”) (to be merged with and into CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”)) (Olympic Steel, Olympic Lafayette, Olympic Minneapolis, Olympic Iowa, Oly Welding, Oly NC, Tinsley Group, IS Acquisition and, immediately prior to the consummation of the Closing Date Merger, OLYAC II, and immediately following the consummation of the Closing Date Merger, Chicago Tube and Iron, collectively, “Borrowers”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (together with its successors and assigns, “Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of [            ], 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Lenders party thereto from time to time, Borrowers and Agent; and

WHEREAS, subject to the terms and conditions of the Loan Agreement, Borrowers may increase the existing Revolver Commitments by entering into one or more Joinder Agreements with the New Lenders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto (with respect to such New Lender, its “New Revolver Commitment” and collectively, the “New Revolver Commitments”, on [            , 201    ] (the “Increased Amount Date”), on the terms and subject to the conditions set forth below:

Each New Lender (i) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (ii) agrees that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

Each New Lender hereby agrees to make its New Revolver Commitment on the following terms and conditions:

1.	[insert any agreed upon terms to the extent consistent with Section 2.2 of the Credit Agreement].

2.

[New Lenders. Each New Lender acknowledges and agrees that upon its execution of this Joinder Agreement that such New Lender shall become a “Lender” under, and for all purposes of, the Loan Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.][1]

3.	Loan Agreement Governs. Except as set forth in this Joinder Agreement, New Revolver Commitments shall otherwise be subject to the provisions of the Loan Agreement and the other Loan Documents.

4.	Borrower’s Certifications. By its execution of this Joinder Agreement, each Borrower hereby certifies that:

i.	The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof to the same extent as though made on and as of the date hereof (except for representations and warranties that expressly relate to an earlier date)

ii.	No Default or Event of Default exists on the Increased Amount Date before or after giving effect to the New Revolver Commitments; and

iii.	Each Borrower has satisfied all conditions which Section 2.2 of the Loan Agreement provides shall be performed or satisfied by it on or before the Increased Amount Date.

iv.	Set forth on Attachment A are pro forma financial statements and a pro forma Compliance Certificate, dated as of the Increased Amount Date, in form and substance satisfactory to Agent, demonstrating that immediately after giving effect to such New Revolver Commitment, the Fixed Charge Coverage Ratio (recomputed for the most recent Fiscal Quarter for which financial statements have been delivered) is at least 1.10 to 1.00 for the period of twelve months then most recently ended.

[1]	Insert bracketed language if the lending institution is not already a Lender.

5.	Borrower Covenants. By its execution of this Joinder Agreement, Borrowers hereby covenants that on the Increased Amount Date:

i.	Borrowers shall make any payments required pursuant to Section 3.9 of the Loan Agreement in connection with the New Revolver Commitments and the re-allocation of loans contemplated by Section 2.2(b) of the Loan Agreement; and

ii.	Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by Agent in connection with in connection with this Joinder Agreement.

6.	Eligible Assignee. By its execution of this Joinder Agreement, each New Lender represents and warrants that it is an Eligible Assignee.

7.	Notice. For purposes of the Loan Agreement, the initial notice address of each New Lender shall be as set forth below its signature below.

8.	Non-US Lenders. For each New Lender, delivered herewith to Agent and Borrower Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Lender may be required to deliver to Agent and Borrower Agent pursuant to Sections 5.10.1 and 5.10.2 of the Loan Agreement.

9.	Recordation of the New Revolver Commitments. Upon execution and delivery hereof, Agent will record New Revolver Loans made by New Lenders in accordance with the terms of the Loan Agreement.

10.	Amendment, Modification and Waiver. This Joinder Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

11.	Entire Agreement. This Joinder Agreement, the Loan Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

12.	GOVERNING LAW. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

13.	Severability. Any term or provision of this Joinder Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Joinder Agreement or affecting the validity or enforceability of any of the terms or provisions of this Joinder Agreement in any other jurisdiction. If any provision of this Joinder Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

14.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [            ,         ].

[NAME OF NEW LENDER]

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

OLYMPIC STEEL, INC.

By:
Name:
Title: [Authorized Officer]

OLYMPIC STEEL LAFAYETTE, INC.

By:
Name:
Title: [Authorized Officer]

OLYMPIC STEEL MINNEAPOLIS, INC.

By:
Name:
Title: [Authorized Officer]

OLYMPIC STEEL IOWA, INC.

By:
Name:
Title: [Authorized Officer]

OLY STEEL WELDING, INC.

By:
Name:
Title: [Authorized Officer]

OLY STEEL NC, INC.

By:
Name:
Title: [Authorized Officer]

TINSLEY GROUP-PS&W, INC.

By:
Name:
Title: [Authorized Officer]

IS ACQUISITION, INC.

By:
Name:
Title: [Authorized Officer]

CHICAGO TUBE AND IRON COMPANY

By:
Name:
Title: [Authorized Officer]

Consented to by:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

SCHEDULE A

TO JOINDER AGREEMENT

Name of Lender	Type of Commitment	Amount
[ ]	New Revolver Commitment	$

Total: $

j

EXHIBIT C

to

Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Amended and Restated Loan and Security Agreement dated as of July 1, 2011, as amended (“Loan Agreement”), among OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL LAFAYETTE, INC., an Ohio corporation (“Olympic Lafayette”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL WELDING, INC., a Michigan corporation (“Oly Welding”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), TINSLEY GROUP-PS&W, INC., a North Carolina corporation (“Tinsley Group”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”; and together with Olympic Steel, Olympic Lafayette, Olympic Minneapolis, Olympic Iowa, Oly Welding, Oly NC, Tinsley Group and IS Acquisition, collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.

                                                                                   (“Assignor”) and                                                                                   (“Assignee”) agree as follows:

1. Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $             of Assignor’s outstanding Revolver Loans and $             of Assignor’s participations in LC Obligations, and (b) the amount of $             of Assignor’s Revolver Commitment (which represents         % of the total Revolver Commitments), and (c) a principal amount of $             of Assignor’s outstanding Term Loan (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2. Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $            , the outstanding balance of its Revolver Loans and participations in LC Obligations is $             and the outstanding balance of its Term Loans is $            ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4. This Agreement shall be governed by the laws of the State of Illinois. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                     .

(“Assignee”)

By:
Title:

(“Assignor”)

By:
Title:

EXHIBIT D

to

Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Amended and Restated Loan and Security Agreement dated as of July 1, 2011, as amended (“Loan Agreement”), among OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL LAFAYETTE, INC., an Ohio corporation (“Olympic Lafayette”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL WELDING, INC., a Michigan corporation (“Oly Welding”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), TINSLEY GROUP-PS&W, INC., a North Carolina corporation (“Tinsley Group”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”; and together with Olympic Steel, Olympic Lafayette, Olympic Minneapolis, Olympic Iowa, Oly Welding, Oly NC, Tinsley Group and IS Acquisition, collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of                     , 20     (“Assignment Agreement”), between                              (“Assignor”) and                              (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $             of Assignor’s outstanding Revolver Loans and $             of Assignor’s participations in LC Obligations, (b) the amount of $             of Assignor’s Revolver Commitment (which represents         % of the total Revolver Commitments), and (c) a principal amount of $             of Assignor’s outstanding Term Loan (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $            , and Assignee’s Revolver Commitment to be increased by $            .

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of                     .

(“Assignee”)

By:
Title:

(“Assignor”)

By:
Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

OLYMPIC STEEL, INC.

By:
Title:

*	No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,
as Agent

By:
Title:

EXHIBIT E

to

Loan and Security Agreement

COMPLIANCE CERTIFICATE

The undersigned, duly appointed and acting Chief Financial Officer of OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), a Borrower Agent for itself and OLYMPIC STEEL LAFAYETTE, INC., an Ohio corporation (“Olympic Lafayette”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL WELDING, INC., a Michigan corporation (“Oly Welding”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), TINSLEY GROUP-PS&W, INC., a North Carolina corporation (“Tinsley Group”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), OLYAC II, INC., a Delaware corporation (“OLYAC II”) (to be merged with and into CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”)) (Olympic Steel, Olympic Lafayette, Olympic Minneapolis, Olympic Iowa, Oly Welding, Oly NC, Tinsley Group, IS Acquisition and, immediately prior to the consummation of the Closing Date Merger, OLYAC II, and immediately following the consummation of the Closing Date Merger, Chicago Tube and Iron, collectively, “Borrowers”), being duly authorized, hereby delivers this Compliance Certificate to the BANK OF AMERICA, N.A., in its capacity as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement referenced below (“Lenders”), pursuant to Section 10.1.2(d) of that certain Loan and Security Agreement, dated as of July 1, 2011, among the Borrowers, the Lenders party thereto, and the Agent, as such agreement may be amended, restated, or otherwise modified from time to time, reference to which hereby is made (the “Loan Agreement”). Terms defined in the Loan Agreement, wherever used herein, shall have the same meanings as are prescribed by the Loan Agreement.

1.	The Borrower Agent hereby delivers to the Agent [check as applicable]:

[ ]	the consolidated audited Fiscal Year-end financial statements of Borrowers and Subsidiaries and accountant’s certificate required by Section 10.1.2(a) of the Loan Agreement, each dated as of , 201 ;

[ ]	the consolidating unaudited Fiscal Quarter-end financial statements of Borrowers and Subsidiaries required by Section 10.1.2(b) of the Loan Agreement, dated as of , 201 ;

[ ]	the consolidated unaudited month-end financial statements required by Section 10.1.2(c) of the Loan Agreement, dated as of , 201 ;

Such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods reflected therein [(other than for omission of footnotes and subject to year-end audit adjustments)] and fairly present in all material respects the financial position and results of operations of the Borrowers and Subsidiaries at the dates and for the periods indicated.

2. The undersigned hereby certifies to the Agent and the Lenders that (a) the representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects on and as of the date of this Compliance Certificate as if made on and as of the date hereof (without duplication of any materiality qualifier contained therein and except for representations and warranties that expressly relate to an earlier date) and (b) except as set forth on Exhibit A hereto, the Obligors are, at the date of this Compliance Certificate, in compliance in all material respects with all of their respective covenants and agreements in the Loan Agreement and the other Loan Documents.

3. The undersigned hereby further certifies to the Agent and the Lenders [check as applicable]:

[ ]	No Default or Event of Default exists as of the date hereof.

[ ]	One or more Defaults or Events of Default exist as of the date hereof. Included within Exhibit A attached hereto is a written description specifying each such Default or Event of Default, its nature, when it occurred, and the steps being taken by the Obligors with respect thereto. Except as so specified, no Default or Event of Default exists as of the date hereof.

4. Exhibit B attached hereto sets forth the calculations the Fixed Charge Coverage Ratio as of the effective date of the financial statements referenced in paragraph 1 preceding.

5. The undersigned hereby certifies that [no] [Covenant Trigger Period][Reporting Trigger Period][Sweep Trigger Period] commenced during the period covered by the financial statements referenced in paragraph 1 of this Compliance Certificate.

Date of execution of this Compliance Certificate:             , 201  .

BORROWER AGENT:

OLYMPIC STEEL, INC., for itself and as agent for the other Borrowers

By:

Name:

Title:

EXHIBIT F

to

Loan and Security Agreement

CONTINUING LETTERS OF CREDIT

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-601485

Dated April 23, 2008

Wells Fargo Bank, National Association, as Trustee (the “Trustee”)

under the Indenture of Trust dated as of April 1, 2008 (the “Indenture”),

between The Stanly County Industrial Facilities and Pollution Control

Financing Authority (the “Issuer”), and the Trustee

230 West Monroe Street, Suite 2900

Chicago, Illinois 60606

Attention: Corporate Municipal Trust & Escrow Solutions

Ladies and Gentlemen:

JPMorgan Chase Bank, N.A. (the “Bank”) hereby establishes in your favor as Trustee for the benefit of the holders of the Bonds (as hereinafter defined our revocable Transferable Letter of Credit No. CTCS-601485 (the “Letter of Credit”) for the account of Chicago Tube and Iron Company, a Delaware corporation (the “Borrow”) whereby we hereby irrevocably authorize you to draw on us from time to time a maximum aggregate amount not exceeding Eight Million Seventy-six Thousand Seven Hundred Thirteen and 00/100 United States Dollars ($8,076,713.00) (the “Original Slated Amount”) to pay principal of and accrued interest on, or the purchase price of, the $8,000,000.00 Industrial Development Revenue Bonds, Series 2008 (Chicago Tube and Iron Company Project) issued by the Issuer (the “Bonds”), in accordance with the terms hereof (the Borrower and the Trustee have notified us that said $8,076,713.00 has been calculated to be equal to $8,000,000.00, the original principal amount of the Bonds, plus $76,713.00 which is 35 days’ accrued interest on said principal amount of the Bonds at the rate often percent (10.0%) per annum (the “Cap Interest Rate”) calculated on the basis of a 365-day year).

This Letter of Credit may be drawn on from and after the date hereof to and including the earliest to occur of our close of business on:

(a) April 15, 2011 or such later date to which the Stated Expiration Date has been extended in accordance with the terms hereof (the “Stated Expiration Date “);

(b) the date of receipt from you of a certificate in the form set forth as Exhibit A hereto;

(c) the date on which an Acceleration Drawing is honored by us;

(d) the date which is fifteen (15) days following receipt by you of a written notice from us (the “Termination Date”), notifying you that an Event of Default under the Reimbursement Agreement dated as of April 1, 2008, between the Borrower and us (the “Reimbursement Agreement”) has occurred and is continuing and that the Bank is directing the Trustee to accelerate the maturity of the Bonds and is terminating the Letter of Credit; orPage 1 of 6

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

Letter of Credit No. CTCS-601485

Date: April 23, 2008

(e) the date which is one day following the Fixed Rate Conversion Date (as defined in the Indenture) if interest on all of the Bonds has been converted to the Fixed Rate (as defined in the Indenture), unless waived in writing by the Bank prior to the Fixed Rate Conversion Date.

The amount of the Bank’s obligation hereunder shall reduce dollar for dollar as the Available Amount (as hereinafter defined) is reduced as herein provided.

This credit is available to you against presentation of the following documents (the “Payment Documents”) presented to the Bank as provided below:

A certificate (with all blanks appropriately completed):

(i) in the form attached as Exhibit B hereto to pay accrued interest on the Bonds as provided for in the Indenture (an “Interest Drawing”),

(ii) in the form attached as Exhibit C hereto to pay the Principal amount of and accrued interest on the Bonds in respect of any redemption of the Bonds as provided for in Sections 2.06 and 2.07 of the indenture (an ”Redemption Drawing”), provided that in the event the date of redemption??? an Interest Payment Date (as defined in the Indenture) the Redemption Drawing shall not include any accrued interest on the Bonds (which interest is payable pursuant to an Interest Drawing),

(iii) in the form attached as Exhibit D hereto, to allow the Trustee to draw the purchase price of Bonds tendered or deemed tendered for purchase as provided for in Sections 3.01 and 3.02 of the Indenture which have not been successfully remarketed or for which the purchase price has not been received by the Remarketing Agent, Tender Agent or Trustee, as appropriate, by 10:30 A.M., New York, New York time, on the purchase date (a “Liquidity Drawing”), provided that in the event the purchase date coincides with an Interest Payment Date, the Liquidity Drawing shall not include any accrued interest on the Bonds (which interest is payable pursuant to an Interest Drawing),

(iv) in the form attached as Exhibit E hereto, to pay the principal of and accrued interest in respect of Bonds the payment of which has been accelerated pursuant to Section 7.02 of the Indenture (an “Acceleration Drawing”), or

(v) in the form attached as Exhibit F hereto to pay the principal amount of Bonds in full on April 1, 2018 (a “Stated Maturity Drawing”),

each certificate to state therein that it is given by your duly authorized officer and dated the date such certificate is presented hereunder. No drawings shall be made under this Letter of Credit for Pledged Bonds or Borrower Bonds (as such terms are defined in the Reimbursement Agreement) or Bonds bearing interest at a Fixed Rate (“Fixed Interest Rate Bonds”).

All drawings shall be made by presentation of each Payment Document at our office at 300 South Riverside Plaza, Standby Letter of Credit Unit, Mail Code IL1-0236, Chicago, IL 60606-0236 as aforesaid, by Tested Telex or Authenticated SWIFT (at; ITT420120 CMBUI), authenticated SWIFT (at: CHASUS33) or by telecopier (at telecopier number (312) 954-6163 or alternately to (312) 954-3140), Attention: Standby Service Unit, without further need of documentation, including the original of thisPage 2 of 6

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120

Letter of Credit No.

Date: April 23, 2008

Letter of Credit, it being understood that each Payment Document so submitted is to be the sole operative instrument of drawing. You shall use your best efforts to give telephonic notice of a drawing to the Bank at its Chicago, IL Standby Service Unit, (at: (312) 954-1922 or alternately to 1-800-634-1969, Option 1) on the Business Day preceding the day of such drawing (but such notice shall not be a condition to drawing hereunder and you shall have no liability for not doing so).

We agree to honor and pay any Interest, Redemption, Liquidity, Acceleration or Stated Maturity Drawing if presented in compliance with all of the terms of this Letter of Credit. If such drawing, other than a Liquidity Drawing, is presented prior to 11:00 A.M., New York, New York time, on a Business Day, payment shall be made to the account number or address designated by you of the amount specified, immediately available funds, by 11:00 A.M., New York, New York time, on the following Business Day. If any such drawing, other than a Liquidity Drawing, is presented at or after 11:00 A.M., New York, New York time, on a Business Day, payment shall be made to the account number or address designated by you of the amount specified, in immediately available funds, by 2:00 P.M., New York, New York time, on the following Business Day. If a Liquidity Drawing is presence in compliance with all the terms of this Letter of Credit prior to 11:00 A.M., New York, New York time Business Day, payment shall be made to the account number or address designated by you of the amount specified, in immediately available funds, by 2:00 P.M., New York, New York time, on the same Business Day. If a Liquidity Drawing is presented in compliance with all the terms of this Letter of Credit at or after 11:00 A.M., New York, New York time, payment shall be made to the account number or address designated by you of the amount specified, in immediately available funds, by 11:00 A.M., New York, New York time, on the following Business Day. Payments made hereunder shall be made by wire transfer to you in accordance with the instructions specified by the Trustee in the drawing certificate relating to a particular drawing hereunder. “Business Day” means any day which is not (a) a Saturday, (b) a Sunday, (c) in the city in which the principal corporate trust office of the Trustee, the principal corporate trust office of the Tender Agent, the principal corporate office of the Remarketing Agent or the principal office of the Bank is located, a day on which banking institutions are authorized or required by law or executive order to close, or (d) a day on which the New York Stock Exchange is closed.

The Available Amount (as hereinafter defined) will be reduced automatically by the amount of any drawing hereunder; provided, however, that the amount of any Interest Drawing hereunder, less the amount of the reduction in the Available Amount attributable to interest as specified in a certificate in the form of Exhibit C hereto, shall be automatically reinstated immediately upon payment by us of such drawing. After payment by us of a Liquidity Drawing, the obligation of the Bank to honor drawings under this Letter of Credit will be automatically reduced by an amount equal to the Original Purchase Price of any Bonds (or portions thereof) purchased pursuant to said drawing. In addition, prior to the Fixed Rate Conversion Date, in the event of the remarketing of the Bonds (or portions thereof) previously purchased with the proceeds of a Liquidity Drawing, our obligation to honor drawings hereunder shall be automatically reinstated concurrently upon receipt by us, or the Trustee on our behalf, of an amount equal to the Original Purchase Price of such Bonds (or portion thereof) plus accrued interest thereon as required under the Reimbursement Agreement as specified in a certificate in the form of Exhibit K hereto; the amount of such reinstatement shall be equal to the Original Purchase Price of such Bonds (or portions thereof). “Original Purchase Price” shall mean the principal amount of any Bond purchased with the proceeds of a Liquidity Drawing plus the amount of accrued interest on such Bond paid with the proceeds of a Liquidity Drawing (and not pursuant to an Interest Drawing) upon such purchase.Page 3 of 6

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

Letter of Credit No. CTCS-601485

Date: April 23, 2008

The Available Amount (as hereinafter defined) will be reduced automatically by the amount of any payment made by us hereunder; provided, however, that the amount of any Interest Drawing hereunder, less the amount of the reduction in the Available Amount attributable to interest as specified in a certificate in the form of Exhibit C hereto, shall be automatically reinstated immediately upon payment by us of such drawing.

After payment by us of a Liquidity Drawing, the obligation of the Bank to honor drawings under this Letter of Credit will be automatically reduced by an amount equal to the Original Purchase Price (as hereinafter defined) of any Bonds (or portions thereof) purchased pursuant to said Liquidity Drawing, Prior to the Fixed Rate Conversion Date, in the event of the remarketing of the Bonds (or portions thereof) previously purchased with the proceeds of a Liquidity Drawing, we shall, upon receipt of the Original Purchase Price thereof by the Bank, or the Trustee, the Marketing Agent or the Paying Agent, on behalf of the Bank, automatically reinstate the Available Amount under the Letter of Credit, in an amount equal to the Original Purchase Price of such Bond of portions thereof so remarketed, except that the Bank, in its sole discretion, may solely with respect to Bonds which have not yet been remarketed, upon notice to the Trustee and the Remarketing Agent (as defined in the Indenture) refuse to permit the remarketing of any Bonds and reinstatement of the Letter of Credit if there shall have occurred and be continuing an Event of Default or Potential Default under the Reimbursement Agreement. Your notice to us of your receipt of remarketing proceeds should be in the form of Exhibit , attached hereto. "Original Purchase Price" shall mean the principal amount of any Bond purchased with the proceeds of a Liquidity Drawing plus the amount of accrued interest on such Bond paid with the proceeds of a Liquidity Drawing (and not pursuant to an Interest Drawing) upon such purchase. Prior to the Fixed Rate Conversion Date, in the event of a repayment of any loan relating to a Liquidity Advance not accomplished with the proceeds of remarketed Bonds, we shall automatically reinstate the Available Amount under the Letter of Credit in an amount equal to the amount of the loan repayment, except that the Bank, in its sole discretion may refuse to so reinstate the Letter of Credit if there shall have occurred and be continuing an Event of Default or Potential Default under the Reimbursement Agreement. The Commercial Lending Department of the Bank will provide written notice to the Trustee, in the form attached hereto as Exhibit L, of any such reinstatement as a result of repayment of a Liquidity Advance not accomplished with the proceeds of remarketed Bonds.

Upon receipt by the Bank of a certificate of the Trustee in the form of Exhibit G hereto, the amount available to be drawn hereunder will automatically and permanently reduce by the amount specified in such certificate. Such reduction shall be effective as of the next Business Day following the date of delivery of such certificate.

Upon any permanent reduction of the amounts available to be drawn under this Letter of Credit, as provided herein, we may deliver to you a substitute Letter of Credit in exchange for this Letter of Credit or an amendment to this Letter of Credit substantially in the form of Exhibit H hereto to reflect any such reduction. If we deliver to you such a substitute Letter of Credit you shall simultaneously surrender to us for cancellation the Letter of Credit then in your 4 of 6

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

Letter of Credit No. CTCS-601485

Date: April 23, 2008

The “Available Amount” shall mean the Original Stated Amount (i) less the amount of all prior reductions pursuant to Interest, Redemption, Liquidity, Acceleration or Stated Maturity Drawings, (ii) less the amount of any reduction thereof pursuant to a reduction certificate in the form of Exhibit G hereto to the extent such reduction is not already accounted for by a reduction in the Available Amount pursuant to (i) above, (iii) plus the amount of all reinstatements as above provided.

Prior to the Termination Date, we may extend the Stated Expiration Date from time to time at the request of the Borrower by delivering to you an amendment to this Letter of Credit in the form of Exhibit J hereto designating the date to which the Stated Expiration Date is being extended. Each such extension of the Stated Expiration Date shall become effective immediately on the Business Day of receipt of such notice by you and thereafter all references in this Letter of Credit to the Stated Expiration Date shall be deemed to be references to the date designated as such in such notice. Any date to which the Stated Expiration Date has been extended as herein provided may be extended in a like manner.

Upon the Termination Date, this Letter of Credit shall automatically terminate and be delivered to the Bank for cancellation. Failure to deliver said Letter of Credit will have no effect on the Termination Date, and the Letter of Credit will still be considered terminated.

This Letter of Credit is transferable to any transferee who has succeeded you as Trustee under the Indenture, and may be successively transferred. Any transfer request must be affected by presenting to us the attached form of Exhibit I signed by the transferor and the transferee together with the original Letter of Credit. Transfers to designated foreign nationals and /or specially designated nationals are not permitted as being contrary to the U.S. Treasury Department or Foreign Assets Control Regulations. Upon our endorsement of such transfer, the transferee instead of the transferor shall, without necessity of further action, be entitled to all the benefits of and rights under this Letter of Credit in the transferor’s place; provided that, in such case, any certificates of the Trustee to be provided hereunder shall be signed by one who states therein that he is a duly authorized officer or agent of the transferee.

Communications with respect to this Letter of Credit shall be addressed to us at JPMorgan Chase Bank, N.A., 300 South Riverside Plaza, Mail Code IL1-0236, Chicago, II 60606-0236, Attention: Standby Letter of Credit Unit, specifically referring to the number of this Letter of Credit. For telephone assistance, please contact the Standby Client Service Unit at 1-800-634-1969, select Option I, and have this Letter of Credit number available.

To the extent not consistent with the express terms hereof, this Letter of Credit is governed by, and construed in accordance with the International Standby Practices, ICC Publication No. 590 (the “ISP98”). As to matters not governed by the ISP98, this Letter of Credit shall be governed by and construed in accordance with Revised Article 5 of the Uniform Commercial Code of the State of Wisconsin (“UCC5”), without regard to principals of conflict of laws.

All payments made by us hereunder shall be made from our own funds and not with the funds of any other person.Page 5 of 6

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

Letter of Credit No. CTCS-601485

Date: April 23, 2008

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified or amended by reference to any other document whatsoever.

JPMORGAN CHASE BANK, N.A.

By:

Name: Fiore F. Petrassi

Its: Vice President

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

EXHIBIT A

TO JPMORGAN CHASE BANK, N.A.

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-601485

NOTICE OF TERMINATION

JPMorgan Chase Bank, N.A.

300 South Riverside Plaza

Mail Code IL 1-0236

Chicago, Illinois 60606-0236

Attention: Standby Letter of Credit Unit

Ladies and Gentlemen:

The undersigned individual a duly authorized representative of Wells Fargo Bank, National Association, as Trustee (the “Beneficiary”), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. CTCS-601485 dated April 23, 2008 (the “Letter of Credit”) issued by JPMorgan Chase Bank, N.A. (the “Bank”) in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

The undersigned hereby certifies and confirms that (i) there remain no Outstanding Bonds within the meaning of the Indenture, (ii) all drawings required to be made under the Indenture and available under the Letter of Credit have been made and honored, or (iii) an effective alternate credit facility has been issued to replace the Letter of Credit pursuant to the Indenture and the Loan Agreement dated as of April 1, 2008, between the Issuer and the Borrower, and, accordingly, the Letter of Credit shall be terminated in accordance with its terms.

All defined terms used herein which are not otherwise defined shall have the same meaning as in the Letter of Credit.

, as Trustee

By:

Title of Authorized Representative

NOTICE OF TERMINATION

A

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

EXHIBIT B

TO JPMORGAN CHASE BANK, N.A.

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-601485

INTEREST DRAWING CERTIFICATE

By Telecopy or Tested Telex or Authenticated Swift

JPMorgan Chase Bank, N.A.

300 South Riverside Plaza

Mail Code IL1-0236

Chicago, Illinois 60606-0236

Attention: Standby Letter of Credit Unit

Ladies and Gentlemen:

The undersigned individual, a duly authorized representative of Wells Fargo Bank, National Association, as Trustee (the “Beneficiary”), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. CTCS-601485 dated April 23, 2008 (the “Letter of Credit”), issued by JPMorgan Chase Bank, N.A. (the “Bank”) in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

1. The Beneficiary is the Trustee (as defined in the Letter of Credit) under the Indenture.

2. The Beneficiary is entitled to make this drawing in the amount of $             under the Letter of Credit pursuant to the Indenture with respect to the payment of interest due or to be due on all Bonds outstanding on the Interest Payment Date (as defined in the Indenture) occurring on insert applicable date, other than Pledged Bonds, Borrower Bonds or Fixed Interest Rate Bonds (as defined in the Letter of Credit or the Indenture).

3. The amount of the drawing is equal to the amount required to be drawn by the Trustee pursuant to the Indenture.

4. The amount of the drawing made by this Certificate was computed in compliance with the terms of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit),

5. The Trustee hereby certifies that the drawing made by this Certificate does not include any amount for interest on a Pledged Bond, Borrower Bonds or Fixed Interest Rate Bonds.

INTEREST DRAWING CERTIFICATE

B-l

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

Letter of Credit No, CTCS-601485

Date: April 23, 2008

6. Payment by the Bank pursuant to this drawing shall be made to                     , ABA Number                     , Account Number                     , Attention:                     , Re:                     IN WITNESS WHEREOF this Certificate has been executed this                     day of                    .

as Trustee

By:

Title of Authorized Representative

INTEREST DRAWING CERTIFICATE

B-2

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

EXHIBIT C

TO JPMORGAN CHASE BANK, N.A.

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-601485

REDEMPTION DRAWING CERTIFICATE

By Telecopy or Tested Telex, or Authenticated Swift

JPMorgan Chase Bank, N.A.

300 South Riverside Plaza

Mail Code IL1-0236

Chicago, Illinois 60606-0236

Attention: Standby Letter of Credit Unit

Ladies and Gentlemen:

The undersigned individual, a duly authorized representative of Wells Fargo Bank, National Association, as Trustee (the “Beneficiary”) Hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. CTCS-601485 dated April 23, 2008 (the “Letter of Credit”), issued by JPMorgan Chase Bank, N.A. (the “Bank”) in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

1. The Beneficiary is the Trustee (as defined in the Letter of Credit) under the Indenture.

2. The Beneficiary is entitled to make this drawing in the amount of $ under the Letter of Credit pursuant to the provisions of the Indenture.

3.(a) The amount of this drawing is equal to (i) the principal amount of Bonds to be redeemed by the Issuer (as defined in the Letter of Credit) pursuant to the Indenture on                     (the “Redemption Date”) other than Pledged Bonds, Borrower Bonds or Fixed Interest Rate Bonds (as such terms are defined in the Letter of Credit or the Indenture), plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date (as defined in the Indenture) to the Redemption Date, provided that in the event the Redemption Date coincides with an Interest Payment Date this drawing does not include any accrued interest on such Bonds.

(b) Of the amount stated in paragraph 2 above:

(i) $                     is demanded in respect of the principal amount of the Bonds referred to in subparagraph 3(a) above; and

(ii) $                     is demanded in respect of accrued interest on such Bonds.

REDEMPTION DRAWING CERTIFICATE

C-I

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT420120 CMBUI

Letter of Credit No. CTCS-601485

Date: April 23, 2008

4. Payment by the Bank pursuant to this drawing shall be made to                     , ABA Number                     , Account Number                     , Attention:                     , Re:                     .

5. The Trustee hereby certifies that the drawing made by this Certificate does not include any amount for Pledged Bonds, Borrower Bonds or Fixed Interest Rate Bonds.

6. The amount of the drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit).

7. Upon payment of the amount drawn hereunder, the Bank is hereby directed to permanently reduce the Available Amount by $ insert amount of reduction and the Available Amount shall thereupon equal $ insert new Available Amount. The Available Amount has been reduced by an amount equal to the principal of Bonds paid with this drawing and an amount equal to 35 days’ interest thereon at the Cap Interest Rate (as defined in the Letter of Credit).

8. Of the amount of the reduction on stated in paragraph 7 above:

(i) $          is attributable to the principal amount of Bonds redeemed; and

(ii) $          is attributable to interest on such Bonds (i.e., 35 days’ interest thereon at the Cap Interest Rate).

9. The amount of the reduction in the Available Amount has been computed in accordance with the provisions of the Letter of Credit.

10. Following the reduction, the Available Amount shall be at least equal to the aggregate principal amount of the Bonds outstanding (to the extent such Bonds are not Pledged Bonds, Borrower Bonds or Fixed Interest Rate Bonds (as defined in the Letter of Credit or the Indenture)) plus 35 days’ interest thereon at the Cap Interest Rate.

IN WITNESS WHEREOF this Certificate has been executed this      day of             .

, as Trustee

By:

Title of Authorized Representative

REDEMPTION DRAWING CERTIFICATE

C-2

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT420120 CMBUI

EXHIBIT D

TO JPMORGAN CHASE BANK, N.A.

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-601485

LIQUIDITY DRAWING CERTIFICATE

By Telecopy or Tested Telex or Authenticated Swift

JPMorgan Chase Bank, N.A.

300 South Riverside Plaza

Mail Code IL1-0236

Chicago, Illinois 60606-0236

Attention: Standby Letter of Credit Unit

Ladies and Gentlemen:

The undersigned individual, a duly authorized representative of Wells Fargo Bank, National Association, as Trustee (the “Beneficiary”), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. CTCS-601485 dated April 23, 2008 (the “Letter of Credit”), issued by JPMorgan Chase Bank N.A. (the “Bank”) in favor of (the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii)that certain Indenture (as defined in the Letter of Credit):

1. The Beneficiary is Trustee, (as defined in the Letter of Credit) under the Indenture.

2. The Beneficiary is entitled to make this drawing under the Letter of Credit in the amount of $         with respect to the payment of the purchase price of Bonds tendered for purchase in accordance with any of Sections 3.01 and 3.02 of the Indenture and to be purchased on insert applicable date (the “Bond Purchase Date”) which Bonds have not been remarketed as provided in the Indenture or the purchase price of which has not been received by Trustee, as appropriate, by 10:30 A.M., New York, New York time, on said Bond Purchase Date.

3.(a) The amount of the drawing is equal to (i) the principal amount of Bonds to be purchased pursuant to the Indenture on the Bond Purchase Date other than Pledged Bonds, Borrower Bonds or Fixed Interest Rate Bonds (as defined in the Letter of Credit or the Indenture), plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date (as defined in the Indenture) (or if none, the date of issuance of the Bonds) to the Bond Purchase Date, provided that in the event the Bond Purchase Date coincides with an Interest Payment Date this drawing does not include any accrued interest on such Bonds.

(b) Of the amount stated in paragraph (2) above:

(i) $         is demanded in respect of the principal portion of the purchase price of the Bonds referred to in subparagraph 3 (a) above; and

LIQUIDITY DRAWING CERTIFICATE

D-l

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

Letter of Credit No. CTCS-601485

Date: April 23, 2008

(ii) $         is demanded in respect of the interest portion of the purchase price of such Bonds, which constitutes interest not otherwise payable as a result of an Interest Drawing.

4. The amount of the drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit).

5. The Trustee hereby certifies that the drawing made by this Certificate does not include any amount for Pledged Bonds, Borrower Bonds or Fixed Increase Rate Bonds.

6. The Beneficiary will register or cause to be registered in the name of the Borrower, upon payment of the amount drawn hereunder Bonds in the principal amount of the Bonds being purchased with the amounts drawn hereunder and will deliver such Bonds to the Trustee or the Remarketing Agent, as appropriate, in accordance with the Indenture.

7. Payment by the Bank pursuant to this drawing shall be made to                     , ABA Number                     , Account Number                     , Attention:                     , Re:                     .

IN WITNESS WHEREOF this Certificate has been executed this     day of             ,     .

, as Trustee

By:

Title of Authorized Representative

LIQUIDITY DRAWING CERTIFICATE

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

EXHIBIT E

TO JPMORGAN CHASE BANK, N.A.

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-601485

ACCELERATION DRAWING CERTIFICATE

By Telecopy or Tested Telex or Authenticated Swift

JPMorgan Chase Bank, N.A.

300 South Riverside Plaza

Mail Code IL1-0236

Chicago, Illinois 60606-0236

Attention: Standby Letter of Credit Unit

Ladies and Gentlemen:

The undersigned individual, a duly authorized representative of Wells Fargo Bank, National Association, as Trustee (the “Beneficiary”), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. CTCS-601485 dated April 23, 2008 (the “Letter of Credit”), issued by JPMorgan Chase Bank, N.A. (the “Bank”) in favor of the Beneficiary; (ii) those certain Bonds as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

1. The Beneficiary is the Trustee (as defined in the Letter of Credit) under the Indenture.

2. An Event of Default has occurred under subsection insert subsection of Section 7.01 of the Indenture and the Trustee has declared the principal of and accrued interest on all Bonds then outstanding immediately due and payable. The Beneficiary is entitled to make this drawing in the amount of $         under the Letter of Credit pursuant to the Indenture in order to pay the principal of and interest accrued on the Bonds (other than Pledged Bonds, Borrower Bonds or Fixed Interest Rate Bonds as defined in the Letter of Credit or the Indenture) due to an acceleration thereof in accordance with Section 7.02 of the Indenture.

3.(a) The amount of this drawing is equal to (i) the principal amount of Bonds outstanding on insert date of acceleration (the “Acceleration Date”) other than Pledged Bonds, Borrower Bonds or Fixed Interest Rate Bonds, plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date (as defined in the Indenture) to the Acceleration Date.

(b) Of the amount stated in paragraph 2 above:

(i) $         is demanded in respect of the principal portion of (the Bonds referred to in subparagraph 3(a) above; and

(ii) $         is demanded in respect of accrued interest on such Bonds.

ACCELERATION DRAWING CERTIFICATE

E-l

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

Letter of Credit No. CTCS-601485

Date: April 23, 2008

4. The amount of the drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit).

5. The Trustee hereby certifies that the drawing made by this Certificate does not include any amount for Pledged Bonds, Borrower Bonds or Fixed Interest Rate Bonds.

6. Payment by the Bank pursuant to this drawing shall be made to                     , ABA Number                     , Account Number                     , Attention:                     , Re:                     .

IN WITNESS WHEREOF this Certificate has been executed this      day of             ,     .

, as Trustee

By:

Title of Authorized Representative

ACCELERATION DRAWING CERTIFICATE

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

EXHIBIT F

TO JPMORGAN CHASE BANK, N.A.

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-601485

STATED MATURITY DRAWING CERTIFICATE

By Telecopy or Tested Telex or Authenticated Swift

JPMorgan Chase Bank, N.A.

300 South Riverside Plaza

Mail Code IL1-0236

Chicago, Illinois 60606-0236

Attention: Standby Letter of Credit Unit

Ladies and Gentlemen:

The undersigned individual, a duly authorized representative of Wells Fargo Bank, National Association, as Trustee (the “Beneficiary” ), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. CTCS-601485 dated April 23, 2008 (the “Letter of Credit”), issued by JP Morgan Chase Bank, N.A. (the “Bank”) in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

1. The Beneficiary is the Trustee (as defined in the Letter of Credit) under the Indenture.

2. The Beneficiary is entitled to make this drawing in the amount of $ under the Letter of Credit pursuant to the Indenture.

3. The amount of this drawing is equal to the principal amount of Bonds outstanding on              ,20    , other than Pledged Bonds, Borrower Bonds or Fixed Interest Rate Bonds (as defined in the Letter of Credit or the Indenture).

4. The amount of this drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount (as defined in the Letter of Credit).

5. The Trustee hereby certifies that the drawing made by this Certificate does not include any amounts for Pledged Bonds, Borrower Bonds or Fixed Interest Rate Bonds.

6. Payment by the Bank pursuant to this drawing shall be made to                     , ABA Number                     , Account Number                     , Attention:                      , Re:

STATED MATURITY DRAWING CERTIFICATE

F-l

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

Letter of Credit No. CTCS-601485

Date: April 23, 2008

IN WITNESS WHEREOF this Certificate has been executed this      day of             ,     .

, as Trustee

By:

Title of Authorized Representative

STATED MATURITY DRAWING CERTIFICATE

F-2

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

EXHIBIT G

TO JPMORGAN CHASE BANK, N.A.

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-601485

REDUCTION CERTIFICATE

JPMorgan Chase Bank, N.A.

300 South Riverside Plaza

Mail Code IL1-0236

Chicago, Illinois 60606-0236

Attention: Standby Letter of Credit Unit

Ladies and Gentlemen:

The undersigned individual, a duly authorized representative of Wells Fargo Bank, National Association, as Trustee (the “Beneficiary”), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Irrevocable Transferable Letter of Credit No. CTCS-601485 dated April 23, 2008 (the “Letter of Credit”), issued by JPMorgan Chase Bank, N.A. (the “Bank”) in favor of the Beneficiary; (ii) those certain Bonds (as defined in the here of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

1. The Beneficiary is the Trustee (as defined in the Letter of Credit) under the Indenture.

2. Upon receipt by the Bank of this Certificate, the Available Amount (as defined in the Letter of Credit) shall be reduced by $             and the Available Amount shall thereupon equal $              . $             of the new Available Amount is attributable to interest.

3. The amount of the reduction in the Available Amount has been computed in accordance with the provisions of the Letter of Credit.

4. Following the reduction, the Available Amount shall be at least equal to the aggregate principal amount of the Bonds outstanding (other than Pledged Bonds, Borrower Bonds or Fixed Interest Rate Bonds (as defined in the Letter of Credit or the Indenture)) plus 35 days’ interest thereon at the Cap Interest Rate (as defined in the Letter of Credit).

IN WITNESS WHEREOF this Certificate has been executed this day      of             ,    .

, as Trustee

By:

Title of Authorized Representative

REDUCTION CERTIFICATE

G

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

EXHIBIT H

TO JPMORGAN CHASE BANK, N.A.

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-60I485

NOTICE OF AMENDMENT

Wells Fargo Bank, National Association, as Trustee (the “Trustee”) under the Indenture of Trust dated as of April 1, 2008 (the “Indenture”), between The Stanly County Industrial Facilities and Pollution Control Financing Authority (the “Issuer”), and the Trustee 230 West Monroe Street, Suite 2900 Chicago, Illinois 60606 Attention: Corporate Municipal Trust & Escrow Solutions

Ladies and Gentlemen:

Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. CTCS-601485 dated April 23,2008 (the “Letter of Credit”), established by the Bank (as defined in the Letter of Credit) in your favor as Beneficiary. We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Reimbursement Agreement dated as of April 1, 2008, between Chicago Tube and Iron Company and the Bank, the Available Amount (as defined in the Letter of Credit) has been reduced to $, of which U.S. $ is attributable to principal and $ is attributable to interest.

This letter should be attached to the Letter of Credit and made a part thereof.

JPMORGAN CHASE BANK, N.A.

By:

Printed Name — Title

NOTICE OF AMENDMENT

H

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

EXHIBIT I

TO JPMORGAN CHASE BANK, N.A.

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-601485

REQUEST FOR TRANSFER

JPMorgan Chase Bank, N.A.

Date:

300 South Riverside Plaza

Mail Code ILl-0236

Chicago, IL 60606-0236

Attn: Standby Letter of Credit Unit

Re: JPMorgan Chase Bank, N.A. Irrevocable Transferable Letter of Credit No. .CTCS-601485

We, the undersigned “Transferor”, hereby irrevocably transfer all of our rights to draw under the above referenced Letter of Credit (“Credit”) in its entirety to;

NAME OF TRANSFEREE

(Print Name and complete address of The Transferee)”Transferee”

ADDRESS OF TRANSFEREE

CITY, STATE/COUNTRY ZIP

In accordance with ISP98, Rule 6 regarding transfer of drawing rights, all rights of the undersigned Transferor in such Credit are transferred to the Transferee, who shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the undersigned Transferor.

The original Credit, including amendments to this date, is attached and the undersigned Transferor requests that you endorse an acknowledgment of this transfer on the reverse thereof. The undersigned Transferor requests that you notify the Transferee of this Credit in such form and manner as you deem appropriate, and the terms and conditions of the Credit as transferred. The undersigned Transferor acknowledges that you incur no obligation hereunder and that the transfer shall not be effective until you have expressly consented to effect the transfer by notice to the Transferee.

If you agree to these instructions, please advise the Transferee of the terms and conditions of this transferred Credit and these instructions.

Payment of transfer fee of U.S $ is for the account of the Transferor who agrees to pay you on demand any expense or cost you may incur in connection with the transfer. Receipt of such shall not constitute consent by you to effect the transfer.

Transferor represents and warrants to Transferring Bank that (i) our execution, delivery, and performance of this request to Transfer (a) are within our powers (b) have been duly authorized (c) constitute our legal, valid, binding and enforceable obligation (d) do not contravene any charter provision, by-law, resolution, contract, or other undertaking binding on or affecting us or any of our properties (e) do not require any notice, filing or other action to, with, or by any governmental authority (f) the enclosed Credit is original and complete, (g) there is no outstanding demand or request for payment or transfer under the Credit affecting the rights to be transferred, (h) the Transferee’s name and address are correct and complete and the Transferee’s use of the Credit as transferred and the transactions underlying the Credit and the requested Transfer do not violate any applicable United States or other law, rule or regulation.

REQUEST FOR TRANSFER

1-1

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

Letter of Credit No. CTCS-601485

Date: April 23, 2008

The Effective Date shall be the date hereafter on which Transferring Bank effects the requested transfer by acknowledging this request and giving notice thereof to Transferee.

WE WAIVE ANY RIGHT TO TRIAL BY JURY THAT WE MAY HAVE IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS TRANSFER.

This Request is made subject to ISP98 and is subject to and shall be governed by Article 5 of the Uniform Commercial Code of the State of Wisconsin regard to principles of conflict of laws.

Sincerely yours,

SIGNATURE GUARANTEED

Signature(s) with title(s) conform(s) with that/those on file with us for this individual, entity or company and signer(s) is/are authorized to execute this agreement. We attest that the individual, company or entity has been identified by us in compliance with USA PATRIOT Act procedures of our bank.

(Print Name of Transferor)

(Transferor’s Authorized Signature)

(Print Name of Bank)

(Print Authorized Signers Name and Title)

(Address of Bank)

(Telephone Number/Fax Number)

(City, State, Zip Code)

(Print Name and Title of Authorized Signer)

(Authorized Signature)

(Telephone Number)

(Date)

Acknowledged:

SIGNATURE GUARANTEED

Signature(s) with title(s) conform(s) with that/those on file with us for this individual, entity or company and signer(s) is/are authorized to execute this agreement. We attest that the individual, company or entity has been identified by us in compliance with USA PATRIOT Act procedures of our bank.

(Print Name of Transferee)

(Transferee’s Authorized Signature)

(Print Name of Bank)

(Print Authorized Signers Name and Title)

(Address of Bank)

(Telephone Number/Fax Number)

(City, State, Zip Code)

(Print Name and Title of Authorized Signer)

(Authoized Signature)

(Telephone Number)

(Date)

REQUEST FOR

1-2

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

EXHIBIT J

TO JPMORGAN CHASE BANK, N.A.

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-601485 NOTICE OF EXTENSION

Wells Fargo Bank, National Association, as Trustee (the “Trustee”) under the Indenture of Trust dated as of April 1, 2008 (the “Indenture “), between The Stanly County Industrial Facilities and Pollution Control Financing Authority (the “Issuer”), and the Trustee

230 West Monroe Street, Suite 2900

Chicago, Illinois 60606

Attention; Corporate Municipal Trust & Escrow Solutions.

Ladies and Gentlemen:

Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. CTCS-

601485 dated April 23, 2008 (the “Letter of Credit”), established by the Bank (as defined in the Letter of Credit) in your favor as Beneficiary. We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Reimbursement Agreement dated as of April 1, 2008 between Chicago Tube and Iron Company and the Bank, the Stated Expiration Date (as defined in the Letter of Credit) has been extended, effective immediately, to , 20 .

This letter should be attached to the Letter of Credit and made a part thereof.

JPMORGAN CHASE BANK, N.A.

By:

Printed Name - Title

NOTICE OF EXTENSION J

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

EXHIBIT K

TO JPMORGAN CHASE BANK, N.A.

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-601485 CERTIFICATE FOR REINSTATEMENT OF LIQUIDITY DRAWING

JPMORGAN CHASE BANK, N.A. 300 South Riverside Plaza Mail Code ILI-0236 Chicago, IL 60606-0236

Ladies and Gentlemen;

1. The undersigned is the Trustee under the Indenture;

The undersigned hereby certifies to JPMorgan Chase Bank, N.A, (the “Bank”) with reference to the Bank’s Irrevocable Transferable Letter of Credit No. CTCS-601485 the “Letter of Credit,” the terms “Indenture,” “Bonds” used herein having their respective. meaning asset with in the Letter of Credit) that:

2. The Trustee has previously made a Liquidity Draw under the Letter of Credit on in the amount of $ (representing $ of principal and $ of interest) with respect to the purchase price of Bonds which are now held as Pledged Bonds under the

Indenture.

3. The Trustee has received proceeds from the sale of remarketed Pledged Bonds originally purchased with the proceeds of the described Liquidity Drawing and as of the date hereof holds in the

Custody Account established under the Indenture the amount of $ (representing

$ of principal and $ of interest) with respect to the sale of such Pledged Bonds.

4. In accordance with the terms of the Letter of Credit, the Trustee deems that the amount available under the Letter of Credit has been automatically reinstated to the extent of the lesser of (i) the proceeds of remarketed Pledged Bonds held in the Custody Account as set forth above, or (ii) the amount of the Liquidity Drawing described above, all in accordance with the terms of the Letter of Credit and this notice.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate this day of _ , .

as Trustee

Name:

Title:

REINSTATEMENT CERTIFICATE K

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

Letter of Credit No. CTCS-601485

Date: April 23, 2008

EXHIBIT L

TO JPMORGAN CHASE BANK, N.A.

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-601485 NOTICE OF REINSTATEMENT

Wells Fargo Bank, National Association, as Trustee (the “Trustee”)

under the Indenture of Trust dated as of April 1, 2008 (the “Indenture” }, between The Stanly County Industrial Facilities and Pollution Control Financing Authority (the “Issuer”), and the Trustee.

230 West Monroe Street, Suite 2900

Chicago, Illinois 60606

Attention: Corporate Municipal Trust & Escrow Solutions

Ladies and Gentlemen:

Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. CTCS-601485 dated April 23, 2008 (the “Letter of Credit”), established by the Bank (as defined in the Letter of Credit) in your favor as Beneficiary, We hereby notify you that, in accordance with the terms of the

Letter of Credit and that certain Reimbursement Agreement dated as of April 1, 2008 between Chicago Tube and Iron Company (the “Borrower”) and the Bank, the Borrower has repaid certain loan amounts owed to the Bank pursuant to said Reimbursement Agreement and the Available Amount (as defined in the Letter of Credit) has been reinstated to $ ; $            , of which U.S. $             is

attributable to principal and $ is attributable to interest.

JPMORGAN CHASE BANK, N.A.

By:

Printed Name -Title

NOTICE OF REINSTATEMENT L

JPMorgan Chase Bank, N.A.

Global Trade Services

One Chase Tower

Mail Code IL 1-0236

Chicago, IL 60670

Tel: (800) 634-1969       Fax: (312) 954-0203

SWIFT: CHASUS33

Telex: ITT 420120 CMBUI

EXHIBIT M

TO JPMORGAN CHASE BANK,N.A. IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. CTCS-601485

NOTICE OF CONVERSION DATE

[Date]

JPMorgan Chase Bank, N.A. 300 South Riverside Plaza Mail Code IL1-0236 Chicago, IL 60606-0236

[GRAPHIC APPEARS HERE] Atin: Standby Letter of Credit Unit Ladies and Gentlemen:

Reference is hereby made to that certain Irrevocable Transferable Letter of Credit No. CTCS-601485 dated April 23, 2008 (the “Letter of Credit”), which has been established by you for the account of Chicago Tube and Iron Company, in favor of the Trustee.

The undersigned hereby certifies and confirms that the Fixed Rate Conversion Date [of ail of the Bonds] has occurred on [insert date], and, accordingly, said Letter of Credit shall terminate one (1) day after such Fixed Rate Conversion Date in accordance with its terms.

All defined terms used herein which are not otherwise defined herein shall have the same meaning as in the Letter of Credit.

as Trustee

By:_ Name:_

Title:

NOTICE OF CONVERSION DATE M

EXHIBIT G

to

Loan and Security Agreement

TERM LOAN NOTE

[Date]	$	[Chicago, Illinois]

OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL LAFAYETTE, INC., an Ohio corporation (“Olympic Lafayette”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL WELDING, INC., a Michigan corporation (“Oly Welding”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), TINSLEY GROUP-PS&W, INC., a North Carolina corporation (“Tinsley Group”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), OLYAC II, INC., a Delaware corporation (“OLYAC II”) (to be merged into CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”)) (Olympic Steel, Olympic Lafayette, Olympic Minneapolis, Olympic Iowa, Oly Welding, Oly NC, Tinsley Group, IS Acquisition and, immediately prior to the consummation of the Closing Date Merger (as defined in the Loan Agreement referenced below) OLYAC II, and immediately following the consummation of the Closing Date Merger, Chicago Tube and Iron, collectively, “Borrowers”), for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of                                                               (“Lender”), the principal sum of                                                               DOLLARS ($                    ), or such lesser amount as may be advanced by Lender as a Term Loan under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Amended and Restated Loan and Security Agreement dated as of July 1, 2011, among Borrowers, Bank of America, N.A., as Agent, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Lender’s Term Loan under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the prepayment of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to the Term Loan, including payments thereon. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note. Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of Illinois, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Term Loan Note is executed as of the date set forth above.

OLYMPIC STEEL, INC.

By:
Title:

OLYMPIC STEEL LAFAYETTE, INC.

By:
Title:

OLYMPIC STEEL MINNEAPOLIS, INC.

By:
Title:

OLYMPIC STEEL IOWA, INC.

By:
Title:

OLY STEEL WELDING, INC.

By:
Title:

OLY STEEL NC, INC.

By:
Title:

TINSLEY GROUP-PS&W, INC.

By:
Title:

IS ACQUISITION, INC.

By:
Title:

OLYAC II, INC.

By:
Title:

Chicago Tube and Iron Company, a Delaware corporation (“Chicago Tube and Iron”) hereby agrees and acknowledges that (i) OLYAC II, Inc., a Delaware corporation (“OLYAC II”) has merged with and into Chicago Tube and Iron, (ii) Chicago Tube and Iron has assumed, and is liable for, all of the obligations of OLYAC II hereunder and under the other Loan Documents and (iii) Chicago Tube and Iron shall constitute a Borrower hereunder and under the Loan Documents.

CHICAGO TUBE AND IRON COMPANY

By:
Title:
Address:	5096 Richmond Road
Bedford Heights, Ohio 44146
Attn: Chief Financial Officer
Telecopy: (216) 292-3974

SCHEDULE 1.1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment

Bank of America, N.A.	$63,283,582.10
JPMorgan Chase Bank, N.A.	$55,373,134.33
KeyBank National Association	$35,597,014.93
Comerica Bank	$27,686,567.16
U.S. Bank National Association	$27,686,567.16
Wells Fargo Bank, National Association	$27,686,567.16
The Huntington National Bank	$15,820,895.52
Capital One Leverage Finance Corporation	$11,865,671.64
Total	$265,000,000

Lender	Term Loan Commitments

Bank of America, N.A.	$16,716,417.90
JPMorgan Chase Bank, N.A.	$14,626,865.67
KeyBank National Association	$9,402,985.07
Comerica Bank	$7,313,432.84
U.S. Bank National Association	$7,313,432.84
Wells Fargo Bank, National Association	$7,313,432.84
The Huntington National Bank	$4,179,104.48
Capital One Leverage Finance Corporation	$3,134,328.36
Total	$70,000,000

SCHEDULE 6.1

CLOSING DATE MORTGAGED PROPERTY

One Eastern Steel Road, Milford, CT 06460

587 Barrow Park Drive, Winder, GA 30680

810 S.E. 54th Street, Ankeny, IA 50021

6425 State Street, Bettendorf, IA 52722

1040 West 11th Street, Milan, IL 61264

One Chicago Tube Drive, Romeoville, IL 60446

1901 Mitchell Boulevard, Schaumburg, IL 60193

8651 Robbins Road, Indianapolis, IN 46268

3379 Owingsville Road, Mount Sterling, KY 40353

3600 North Military, Detroit, MI 48210

625 Xenium Lane, Minneapolis, MN 55441

13100 Fiftieth Avenue, Plymouth, MN 55441

1234 Brady Boulevard NW, Owatonna, MN 55060

2940 Eagandale Boulevard, St. Paul, MN 55121

3031 Hamp Stone Road, Siler City, NC 27344

5080/5096 Richmond Road, Bedford Heights, OH 44146

555 Commercial Parkway, Dover, OH 44622

1530/1599 Nitterhouse Drive, Chambersburg, PA 17201

1784 Fox Ridge Drive, Fond du Lac, WI 54939

SCHEDULE 8.5

to

Loan and Security Agreement

DEPOSIT ACCOUNTS

Depository Bank	Account Name	Type of Account	Account Number

KeyBank National Association	NA	Concentration Account	359681226437
Bank of America, N.A.	Connecticut	Petty Cash	0000-0194-2646
Bank of America, N.A.	Southern	Petty Cash	81606691
Bank of America, N.A.	Southern	Petty Cash	334010352417
Comerica	Detroit	Petty Cash	1851893915
F&M Trust - Memorial Square Office	Chambersburg	Petty Cash	0013557
PNC Bank, National Association	Philadelphia	Petty Cash	8550421359
Wells Fargo Bank, N.A.	Chicago	Petty Cash	4121316137
Wells Fargo Bank, N.A.	Coil	Petty Cash	1062238
Wells Fargo Bank, N.A.	Iowa	Petty Cash	3001011514
Wells Fargo Bank, N.A.	Plate	Petty Cash	6355021182
Wells Fargo Bank, N.A.	St. Paul/Duluth	Lockbox	410-0152693
JPMorgan Chase Bank, N.A.	Fond du Lac	Checking	616020178
JPMorgan Chase Bank, N.A.	Indianapolis	Checking	700021605904
Wells Fargo Bank, N.A.	DesMoines	Checking	008-4405588
Blackhawk State Bank	Quad Cities	Checking	204412
Wachovia Bank	Charlotte	Checking	2000040816317
JPMorgan Chase Bank, N.A.	NA	Flexible Spending	698522604
JPMorgan Chase Bank, N.A.	NA	Main Operating and Disbursement	698522596
Wells Fargo Bank, N.A.	NA	Corp. Cash, High Yield Savings	9270240477
JPMorgan Chase Bank, N.A.	NA	Corp. Cash, High Yield Savings	2930961327
JPMorgan Chase Bank, N.A.	NA	Dividends	4012461

SCHEDULE 8.6.1

to

Loan and Security Agreement

BUSINESS LOCATIONS

Chief Executive Office: 5096 Richmond Road, Bedford Heights, Ohio 44146

Other Locations:

5080 Richmond Road, Bedford Heights, Ohio 44146
555 Commercial Parkway, Dover, Ohio 44622
3600, 3625 and 3923 North Military Road, Detroit, Michigan 48210
1901 Mitchell Blvd., Schaumburg, Illinois 60193
625 Xenium Lane and 13100 15th Avenue North, Plymouth, Minnesota 55441
6425 State Street, Bettendorf, Iowa 52722
One Eastern Steel Road, Milford, Connecticut 06460
1530 Nitterhouse Drive, Chambersburg, Pennsylvania 17201
1599 Nitterhouse Drive, Chambersburg, Pennsylvania 17201
3031 Hamp Stone Road, Siler City, North Carolina 27344
509 Bankhead Highway and 587 Barrow Park Drive, Winder, Georgia 30680
5060 Richmond Road, Bedford Heights, Ohio 44146
3 South Second Street, Fernandina Beach, Florida 32034
One Media Place, 1023 E. Baltimore Pike – Suite 220, Media, Pennsylvania 19063
31360 Solon Road, Solon, Ohio 44139
6595 24th Avenue NE, Moses Lake, Washington 98837
EGL Warehouse Building, Lockerroom, Office and Guard House located on a 13.87 acre parcel at Gary Works, in Gary, Indiana
1801 Bedford, Kansas City, Missouri
One Chicago Tube Drive, Romeoville, Illinois 60446
11 th Street & Andalusia Road, Milan, Illinois 61264
2940 Eagandale Boulevard, St. Paul, Minnesota 55121
6030 N. 60th Street, Milwaukee, Wisconsin 53218
1784 Fox Ridge Drive, Fond du Lac, Wisconsin 54937
8651 Robbins Road, Indianapolis, Indiana 46268
810 E. 54th Street, Ankeny, Iowa 50021
1234 Brady Boulevard, Owatonna, Minnesota 55060
164 American Drive, Oakboro, North Carolina 28129
421 Browns Hill Road, Locust, North Carolina 28097
1220 Port Terminal Drive, Duluth, Minnesota

The Pascal Business Center, 2500 County Road B W, Suite 100, Roseville, Minnesota 55113
2665 S. Bayshore Drive, Miami, FL 33133
3379 Owingsville Road, Mt. Sterling, KY 40353
8119 South Frontage Road West, Quincy, WA 98848
Ave. Avante Monterrey No. 301-A, Parque Industrial Avante Monterrey, Nuevo Leon, C.P. 66023, Mexico (Warehouse)
Calz. San Pedro 217, Col. Del Valle, San Pedro Garza Garcia, NL 66220, Mexico (Office)

The following bailees, warehouseman, similar parties and consignees hold inventory of a Borrower or Subsidiary:

Location Name	Address	Relationship	Amount of Inventory ($)
A. Anastasio	80 Middleton Ave, New Haven, CT 06513	Bailee	250,434
Acme Machine Works	525 Beacon St, Akron, OH	Bailee	5,920
AHS	1086 Wayne Avenue, Chambersburg, PA 17201	Bailee	42,469
Albany MFG	35747 County Rd 10, Albany, MN	Bailee	67,745
Alden Metals	545 Shoreview Park Rd, Shoreview, MN 55126	Bailee	1,942
Alexandria Metal Finishing	1602 36th Ave W, Alexandria, MN 56308	Bailee	—
Aluminum Blanking	360 West Sheffield, Pontiac, MI 48340	Bailee	32,860
American Roll Coating	222 Lavoy Street, Erie, MI 48133	Bailee	—
Amerinox Processing	2201 Mt. Ephraim Ave., Bldg. 90, Camden, NJ	Bailee	31,421
Amerinox Processing	2201 Mt. Ephraim Ave., Bldg. 90, Camden, NJ	Bailee	27,842
AMS	824 Bill Rutledge Rd, Winder, GA	Bailee	2,419
AMS Metal Slitting	1710 N. 25th Avenue, Melrose Park, IL	Bailee	—
Anderson Dahlen	6850 Sunwood Dr, Ramsey, MN 55303	Bailee	—
Anoco Tool & Mfg	691 39th Ave Ne Minneapolis, MN 55421	Bailee	575
APEX Industrial Coating	9473 Lincoln Way West, St. Thomas, PA 17252	Bailee	9,495
Apollo Welding	35600 Curtis Blvd, Eastlake, OH 44095	Bailee	—
AWI Manufacturing Inc	1045 Gemeni Rd, Eagan, MN	Bailee	4,914
AWI Manufacturing Inc	1046 Gemeni Rd, Eagan, MN	Bailee	—
Blastech Mobile	12400 Highway 43 N, Axis, AL	Bailee	—
Braatz Welding	1345 Beauprey Rd, Shawano, WI 54166	Bailee	—
Bravo Custom	1062 Adams Circle, Eagle Pass, TX 78852	Bailee	—
BTD Manufacturing (Lakeville)	1111 13th Ave SE,Detroit Lakes, MN	Bailee	8,313
Busby	12600 Road “3” NE, Moses Lake, WA 98837	Bailee	668
C & C Machining	22233 230th Ave, Centerville, IA	Bailee	—
Capacity Transport (Warehouse Distribution)	17065 Hess Avenue, Melvindale MI 48122	Bailee	—
Capacity Warehouse Distribution	17066 Hess Avenue, Melvindale MI 48122	Bailee	—
Central 57	118 Fletcha Lane, Laredo TX	Bailee	—
Central 57	1401 Industrial Blvd., Eagle Pass, TX	Bailee	—
Central Minnesota Finishing	411 Lincoln Loop, Sauk Center, MN	Bailee	—
Chambersburg Machine	1598 Nitterhouse drive, Chambersburg, PA	Bailee	17,003
Chatfield Steel	15411 Chatfield Ave., Cleveland, OH	Bailee	—

Location Name	Address	Relationship	Amount of Inventory ($)
Checker Machine Inc	2701 Nevada Ave. N. New Hope, MN 55427	Bailee	34,317
Chicago Metal Fabricators	3724 S. Rockwell St., Chicago, IL 60632	Bailee	—
Chicago Steel	700 Chase St, Gary, IN	Bailee	—
Cleveland	5060 Richmond Road, Bedford Heights, OH 44146	Landlord	5,550,604
Cleveland Industrial	1300 East 45th St., Cleveland, OH 44114	Bailee	—
CMC Impact Metals	1024 Kittanning Pike, Chicora, PA 16025	Bailee	41,990
CMT LLC	3560 5th Avenue, East Moline, IL 61244	Bailee	—
Colombo Marine	16203 Pensula Blvd, Houston, TX 77015	Bailee	—
Comercial Transload of Minn	7151 University Ave, Fridley, MN	Bailee	—
Crenlo LLC	1600 4th Ave NW, Rochester , MN	Bailee	51,816
Crimson - Fernandina	Nassau Terminal, 501 3rd Street, Fernandina Beach	Bailee	32,153
Crimson - Mobile Port	Mobile Marine Terminal, 150 Viaduct Road, Chickasaw, AL	Bailee	12,596
Crowley	1163 Talleyrand Ave, Jacksonville, FL	Bailee	—
Crowley - Port	4300 McIntosh Rd, Ft Lauderdale, FL 33316	Bailee	—
Custom Machining	101 Adena Drive, Mt. Sterling, KY	Bailee	1,086
Dockside Steel	PO Box 66973, Chicago, IL	Bailee	11,362
East End Welding	357 Talmadge Rd, Brimfield, OH 44240	Bailee	—
Electric Coating	4407 Railroad Ave, East Chicago, IN 46312	Bailee	—
EM Coating Services	2172 Old Hywy, New Brighton, MN	Bailee	—
Empire Stevedoring	7600 Avenue P 47/48, Houston, TX	Bailee	231,257
Erie Strayer	1851 Rudolph Rd, Erie, PA	Consignee	—
ESCP Corp.	1833 W. 2nd St., Davenport, IA 52802	Bailee	—
Fabex	545 Shoreview Park Rd, St. Paul, Mn	Bailee	1,367
Falcon Machine	7101 143rd Ave NW S#N, Ramsey, MN 55303	Bailee	—
Falls Fabricating	600 9th Avenue Northwest, Little Falls, MN 56345	Bailee	—
Fanello Industries	50 E. Main Street, Lavonia, GA	Bailee	179,281
Federal Marine	775 Erieside Avenue, Cleveland, OH	Bailee	—
Feralloy Processing	600 George Nelson Dr. Portage IN 46368	Bailee	2,875,878
Feralloy Processing	600 George Nelson Dr, Portage, IN 46368	Bailee	240,440
Feralloy Southern Division	600 George Nelson Dr. Portage IN 46368	Bailee	1,103
Ferrous Metal	11103 Memphis Ave Cleveland OH	Bailee	510,359
FerrouSouth - Stock	38 County Road 370, Luka, MS	Bailee	178,553
Finished Goods - JBI	234 South Holland Dr., Pendergrass, GA 30567	Bailee	80,612
Flame Metals	12450 Ironwood Circle, Rogers, MN	Bailee	—

Location Name	Address	Relationship	Amount of Inventory ($)
Fletmar - Altamira	CALLE RIO TAMESI KM. 0+800, Tamaulipas, MX	Bailee	—
Fulton County Processing	7800 State Route 109, Delta, OH 43515	Bailee	245,303
Fulton County Processing	7800 State Route 109, Delta, OH 43515	Bailee	30,919
G E Mathis Co	6100 S.Oak Park Ave, Chicago, IL 60638	Bailee	41,767
Gateway Co.	109 East Ohio, Joliet, IL 60432	Bailee	—
Gauer Metals	175 N. Michigan Avenue, Kenilworth, NJ	Bailee	—
Geesaman Industries	2301 W 125th Street, Portland, IN 47371	Bailee	4,157
Gett Industries	7307 - 50th St., Milan, IL 61264	Bailee	4,452
GM Stainless	41 ImClone Drive, Camden, NY 08876	Bailee	32,749
Gradall	406 Mill Ave. New Philadelphia, OH	Consignee	351,827
Grand Steel Products	51100 Pontiac Trail, Wixom, MI	Bailee	—
Granite City Pickling	1162 16th St, Granite City, IL	Bailee	—
Greenpoint Metals Inc.	301 Shotwell Drive, Franklin, OH	Bailee	80,571
Gregory Industries	4100 13th St SW, Canton, OH	Bailee	—
Griffon Steel	1561 E Highwood Dr, Pontiac, MI	Bailee	—
GS Steel Company	3400 Cavalier Trail, Cuyahoga Falls, OH	Bailee	—
Gulf Stream Marine	c/o Greensport Terminal, Houston, TX	Bailee	617,238
Harvard Metal/Coil	5400 Harvard Avenue, Cleveland, OH	Bailee	—
Havloersen Boiler	7500 Grand Division Ave., Garfield Heights, OH	Bailee	—
Heidtman - Cleveland	4600 Heidtman Pkwy, Cleveland OH 44105	Bailee	—
Heidtman Steel	2121 Grays Road, Baltimore, MD	Bailee	14,329
Heidtman Steel - Butler	4400 County Rd 59, Butler, IN 46721	Bailee	—
Heidtman Steel - Cleveland	4600 Heidtman Pkwy, Cleveland OH 44105	Bailee	48,633
Heidtman Steel - Erie	630 Lavoy Rd, Erie, MI 48133	Bailee	494,146
Heidtman Steel Products	2121 Grays Road, Baltimore, MD	Bailee	—
Heidtman Steel Products	4400 County Rd 59, Butler, IN 46721	Bailee	15,149
Hendrick Mfg.	Hegen Metal Products, 2555 Decade Ct, Elgin, IL	Consignee	23,417
Hendrick Mfg.	1 Seventh Ave Carbondate, PA	Consignee	156,861
Hendrick Mfg.	7th avenue and Clydco Dr., Carbondale, PA	Consignee	266,802
Hickey Materials	873 Georgetown Rd., Salem, OH	Bailee	130,464
Hogland TransferCo	6617 24th Ave N, Moses Lake, WA 98837	Bailee	66,524
Hutchinson Mfg & Sales	PO Box 487, 720 Highway 7 West, Hutchinson, MN 55350	Bailee	—
Ideal Steel - In Process	120 Halpers Road, Seneca SC	Bailee	27,549
In Process - JBI	234 South Holland Dr., Pendergrass, GA 30567	Bailee	—

Location Name	Address	Relationship	Amount of Inventory ($)
Indiana Pickling	6650 Nautical Drive, Portage, IN	Bailee	132,412
Indiana Pickling	6650 Nautical Dr, Portage, IN	Bailee	1,975,065
Industrial Steel	533 37th Ave NE, Columbia Heights, MN 55421	Bailee	—
Ini Machining	17128 Route 2 & 92, East Moline, IL 61244	Bailee	6,495
Integrated Logistics	14110 Transportation Ave, Laredo, TX	Bailee	251,430
International Metals	3131 N Franklin Rd, Indianapolis, IN	Bailee	42,418
J&E Earll MFG	611 Development Rd, Amery, WI 54001	Bailee	—
J&J Tool & Die	203 W 4th St, Dover, OH	Bailee	—
Joella Metal Products	8215 W 125th St, Savage, MN 55378	Bailee	—
Kenwal Steel Corporation	8223 West Warren, Dearborn, MI	Bailee	—
Keystone Machine	375 Reed St, Somerset, WI 54025	Bailee	—
Keystone Specialty	1670 Winchester Road, Bensalem, PA	Bailee	238
Kinder Morgan	US Industrial Park, Fairless Hills, PA 19030	Bailee	127,668
Kirk & Blum	3120 Forrer St. Cincinnati, OH	Consignee	—
KVF Quad Corp.	809 13th St, East Moline, IL 61244	Bailee	12,520
KVF Quad Corp.	1055 Mendell Davis Drive, Jackson, MS 39272	Bailee	—
Landoll Corp	1900 North Street, Marysville, KS 66508	Bailee	29,339
Lane Steel	4 River Road, McKees Rocks, PA	Bailee	79,030
Laser Center	401 Eastern Ave, Bensenville, IL	Bailee	—
Laserfab Inc	26 Lebanon Valley Parkway, Lebanon, PA	Bailee	—
Logistec - New London	200 State Pier Rd, New London, CT	Bailee	—
Logistec USA Inc.	100 Waterfront St., New haven, CT	Bailee	—
Main Steel	3805-B Henricks Rd, Youngstown, OH	Bailee	644,610
Main Steel	3805-B Henricks Rd, Youngstown, OH	Bailee	34,168
Main Steel	1061 Lousons Rd., Union, NJ 07083	Bailee	—
Main Steel	3805-B Henricks Rd, Youngstown, OH	Bailee	185,349
Main Steel	761 Bedford Street NW, Atlanta, GA	Bailee	714,181
Main Steel	6 Whitney Drive, Harmony, PA	Bailee	564,558
Main Steel - Arlington	2810 East Randol Mill Rd, Arlington, TX	Bailee	—
Main Steel - Atlanta	761 Bedford Street NW, Atlanta, GA	Bailee	—
Main Steel - Bartlett	802 E. Devon Ave., Bartlett, IL 60103	Bailee	24,231
Main Steel - Harmony	6 Whitney Drive, Harmony, PA	Bailee	77,391
Main Steel - Union	1061 Lousons Rd., Union, NJ 07083	Bailee	1,984
Main Steel - Union	1061 Lousons Rd., Union, NJ 07083	Bailee	252,222

Location Name	Address	Relationship	Amount of Inventory ($)
Main Steel - Wheeling	571 South Wheeling Road, Wheeling, IL 60090	Bailee	119,404
Main Steel - Wheeling	570 South Wheeling Road, Wheeling, IL 60090	Bailee	381,196
Main Steel Arlington (TSA)	2810 Randol Mill Rd, Arlington, TX	Bailee	544,792
Main Steel Polishing	3805-B Hendricks Rd, Youngstown, OH	Bailee	74,399
Maryland Metals	4425 North Point Blvd., Baltimore, MD 21222	Bailee	1,785,899
Maryland Metals	4425 North Point Blvd., Baltimore, MD 21222	Bailee	1,820,930
Maryland Metals	4425 North Point Blvd., Baltimore, MD 21222	Bailee	2,907,813
Maryland Metals	4425 North Point Blvd., Baltimore, MD 21222	Bailee	266,345
Material Sciences Corp.	2200 East Pratt Blvd, Elk Grove Village, IL 60007	Bailee	—
Material Works	101 S. Main Street, Red Bud, IL 62278	Bailee	—
McKay’s Plating Co.	407 5th St., Hampton, IL 61256	Bailee	3,232
Med-Tek	2639 Second St NE, Minneapolis, MN	Bailee	—
Melrose Metalworks	313 N 8th Ave W, PO Box 157, Melrose, MN	Bailee	266,801
Merrill Fabricators	1375 S. 25th St. Saginaw, MI	Consignee	—
Metal Processing	201 Mississippi Street, Gary, IN	Bailee	30,588
Metal Processors	200 S. Flankenburg RD, Tampa, FL 33619	Bailee	201,319
Mexico Shipments In	Brannan & Co., 13166 S. Unitec Dr., Laredo, TX	Bailee	—
Middletown Metal	1145 Mayde Rd, Berea, KY	Bailee	2,582
Middletown Metal	1145 Mayde Rd, Berea, KY	Bailee	6,159
Miller Machine	18171 Territorial Rd, Osseo, MN 55369	Bailee	13,619
Miller Welding & Iron Works	118 Muller Rd, Washington, IL	Bailee	56,027
Miller Welding & Iron Works	118 Muller Rd, Washington, IL	Bailee	—
Millerbend Systems	330 6th St, Winstead, Mn	Bailee	1,185
Misc. Processing - Stock	600 9th Avenue Northwest, Little Falls, MN 56345	Bailee	1,498
Mississippi Steel Processors	400 North Steel Rd, Columbus, MS	Bailee	93,918
Mitchell Machine	PO Box 100, Greencastle, PA 17225	Bailee	123
Modern Machine & Tool Co.	4126 Hickory Grove Rd, Davenport, IA 52806	Bailee	—
Mountain Brook	9226 Mountain Brook Road, St. Thomas, PA 17252	Bailee	16,477
Nacme	429 W. 127th St, Chicago, IL 60628	Bailee	176,013
Namasco	1090 N Steel Circle, Huger, SC	Bailee	—
National Galvanizing	1500 Telb Rd., Monroe, MI 48162	Bailee	28,591
National Material	101 Cairns Rd, Mansfield, OH 44901	Bailee	—
National Processing	4502 West Cline Ave, East Chicago, IN	Bailee	14,690
Nico Products	2929 First Ave S, Minneapolis, MN	Bailee	110

Location Name	Address	Relationship	Amount of Inventory ($)
Noramco	2729 13th Avenue East, Hibbing, MN 55746	Bailee	—
North Carolina	3031 Hamp Stone Road, Siler City, NC 27344	Bailee	2,127,798
Northwoods Machine	25127 134th St NW, Zimmerman, MN 55398	Bailee	1,344
Oakley Steel Products	650 South 28th Ave, Bellwood, IL 60104	Bailee	8,963
Ohio Pickling & Processing	1149 Campbell St., Toledo, OH 43607	Bailee	19,995
Olympic Steel	5060 Richmond Road, Bedford Heights, OH	Landlord	9,456
Olympic Steel - Moses Lake	6595 24th Street NE, Moses Lake, WA 98837	Landlord	1,948,753
Olympic Steel - Quincy	8119 South Frontage Rd, Quincy, WA	Bailee	600,989
Owen Steel	727 Mauney Rd, Columbia, SC	Bailee	—
Panther Precision Machine	6640 Sunwood Dr, Ramsey, MN 55303	Bailee	4,484
Paragon Steel	4211 County Rd 61, Butler, IN	Bailee	85,529
Parsons Co	1386 State Route 117, Roanoke, IL 61561	Bailee	—
Philadelphia Docks	Packer Avenue Marine Terminal, Philadelphia, PA 19148	Bailee	123,580
Pinnacle Steel	7900 St Route 109, Delta, OH	Bailee	—
Port of Milwaukee	2323 S. Lincoln Memorial Dr, Milwaukee, WI 53207	Bailee	—
Port of Wilmington	1 Hausel Rd. Wilmington, DE	Bailee	—
Precision Strip	36000 Alabama Hywy, Talladega, AL	Bailee	—
Precision Strip	446 N. Hardison Road, Woodburn, KY 42170	Bailee	15,245
Precision Strip	36000 Alabama Hywy, Talladega, AL	Bailee	511,056
Precision Welding	7900 Exchange St, Cleveland, OH	Bailee	—
Precoat / Midwest Metals Granite	9 Konzen Court, Granite City, IL 62040	Bailee	—
Precoat Metals	3399 Davey Allison Blvd, Hueytown, Al	Bailee	—
Precoat Metals - Portage	6300 US 12 Route 249, Portage, IN 46368	Bailee	—
Premier Precision Group	201 5th St SE, Little Falls, MN 56345	Bailee	49,759
Pro-Fabricators	12745 Smithsburg Pike, Smithsburg, MD	Bailee	140,772
Quad City Metal Pickling	1201 7th St, East Moline, IL	Bailee	—
Quad City Metal Pickling	1201 7th St, East Moline, IL	Bailee	12,304
Range MFG	212 West Main, Crosby, MN	Bailee	95,394
Regal Steel	2220 Morrissey, Warren, MI	Bailee	—
Rigidized Metals	658 Ohio Street, Buffalo, NY 14203	Bailee	3,141
Riley Paint Company	106 Washington St, Burlington, IA 52601	Bailee	—
Rimex Metals USA	2850 Woodbridge Ave, Edison, NJ 08837	Bailee	2,962
Rockingham-Lunex Company	7551 Sate St, Bettendorf, IA	Bailee	—
Roll & Hold - Indianapolis	2515 S. Holt Road, Indianapolis, IN 46241	Bailee	—

Location Name	Address	Relationship	Amount of Inventory ($)
Roll Coater Inc	858 E. Hupp Rd, La Porte, IN	Bailee	—
Roll Coater WV	4502 Freedom Way, Weirton, WV	Bailee	—
S & S Welding	416 35th Ave NE, Minneapolis, MN 55418	Bailee	—
Samuel Steel Pickling	1400 Enterprise Pkwy, Twinsburg, OH	Bailee	60,176
Samuel Steel Pickling	4589 Johnstown Pkwy Cleveland OH	Bailee	2,204,341
Sawing & Shearing	13500 S. Western Ave, Blue Island, IL	Bailee	31,091
Sawing & Shearing	13500 S. Western Ave, Blue Island, IL	Bailee	135
Schebler Company	Hwy 67 & Fenno Rd, Bettendorf, IA	Bailee	—
Seaboard - Altamira	Calle RioTamese KM, Mexico	Bailee	—
Security Steel Processing	12211 Coyle Ave, Detroit, MI	Bailee	6,304
Shear-Rite	80 Newton Road, Plainview, NY	Bailee	—
SIP of Delaware	2204 Chestnut, Gadson, AL 36904	Bailee	126,103
Slice of Stainless	1015 Seabrook Way, Cincinnatti, OH	Bailee	29,104
Smith Brothers Slitting	14001 Intervale, Detroit, MI	Bailee	—
South Atlantic	4186 South Creek Road East, Chattanooga, TN	Bailee	—
Specialty Metals	837 Seasons Rd. Stow, OH 44224	Bailee	27,543
Specialty Metals	837 Seasons Rd. Stow, OH 44224	Bailee	825,458
Specialty Metals Supply	925 Wholesale Row, Jackson, MS 39201	Bailee	73,935
SSAB (IPSCO)	2500 W County Rd B, Roseville, MN 55113	Landlord	415,189
Standard Iron & Wire	524 Pine Street, Monticello, Minnesota 55362	Bailee	20,545
Steel Dimensions Inc.	90 Lavoy Rd, Erie, MI	Bailee	—
Steel Rolling Holdings	28000 West Jefferson, Gebraltar, MI	Bailee	157,024
Steel Service Plus	6515 Juniata Avenue, Cleveland, OH	Bailee	489,258
Steel Shearing	1228 Marquette St. Cleveland OH	Bailee	—
Steel Storage	10 Station St. Ext, Loyalhanna, PA	Bailee	2,249,507
Steel Warehouse	4700 Heidtman Pkwy, Cleveland, OH	Bailee	—
Steel Warehouse of Chattanooga	600 River Terminal, Chattanooga, TN	Bailee	342,129
Stock - JBI	234 South Holland Dr., Pendergrass, GA 30567	Bailee	114,053
Storage & Processors	c/o Greensport Terminal, Houston, TX	Bailee	391,505
Struthers Metal	2800 Intertech Dr Youngstown, OH	Bailee	339,077
Sunbelt	361 Industrial Park Drive, Lawrenceville, GA	Bailee	—
Tek-Car Metals	43329 State Hwy 6, Emily, MN 56447 (out of business)	Bailee	—
Tennant Co	701 Lilac Drive, Golden Valley, MN 55422	Bailee	95
Timmerman Finishing	5250 Main St NE, Fridley, MN 55421	Bailee	—

Location Name	Address	Relationship	Amount of Inventory ($)
Trai-Cor	4809 Tod Ave, East Chicago, IN	Bailee	152,746
TSA Processing	2810 Randol Mill Rd, Arlington, TX 76011	Bailee	—
Unified Brands	525 S. Coldwater Rd, Weidman, MI 48893	Consignee	339,903
Unified Brands	525 S. Coldwater Rd, Weidman, MI 48893	Consignee	150,877
Uniserv	4500 Parkway Rd, Brookfield, OH 44403	Bailee	16,360
Universal Steel	6600 Grant Ave., Cleveland, OH	Bailee	—
Valley Fab	7551 State St, Bettendorf, IA 52722	Bailee	—
Vicon Fabricating	7200 Justin Way, Mentor, OH 44060	Bailee	25,500
Vision Pickling & Processing	9341 State Route 23, Waterman, IL 60556	Bailee	23,043
Volvo Road Machinery	312 Ingersoll drive, Shippensburg, PA	Bailee	—
Voss Clark - In Process	701 Loop Rd, Jeffersonville, IN 47130	Bailee	34,058
Voss Steel	7925 Beech Daly, Taylor, MI 48180	Bailee	271,403
Walcott Collision	116 W. Bryant St., Walcott, IA 52773	Bailee	824
Wayne Industries	36253 Michigan Avenue, Wayne, MI	Bailee	3,079,261
Werk Brau	2800 Fostoria Rd Findlay, OH	Consignee	198,939
Wheeling Service & Supply	15920 Nelson Rd, Woodstock, IL	Bailee	30,486
Winnebago	870 Welk Dr, Blue Earth, MN 56013	Bailee	—
Worthington - Delta	6303 Country Road 10, Delta, OH 43515	Bailee	94,126
Worthington Steel	120 Halpers Road, Seneca SC	Bailee	—
Worthington Steel - Delta	6303 County Road 10, Delta, OH 43515	Bailee	624,972
Worthington Steel - Monroe	350 Lawton Ave, Monroe, OH	Bailee	—
Worthington Steel - Porter	100 Worthington Dr, Porter, IN	Bailee	—
Xcel Steel Processing - Dearborn	4343 Wyoming, Dearborn, MI 48126	Bailee	—
Xcel Steel Processing - Detroit	9302 Central, Detroit, MI 48204	Bailee	—
X-Pac	827 W 9th St., Door 7, Milan, IL 61264	Bailee	—
Youngstown Pipe	219 S. Phelps St, Youngstown, OH 44503	Consignee	123,302

SCHEDULE 9.1.4

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Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

1.	The corporate names and jurisdictions of organization of each Borrower and Subsidiary, and authorized and issued Equity Interests of each Borrower (other than Olympic Steel) and Subsidiary are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Share and Record Owner

Olympic Steel, Inc.	Ohio	20,000,000 common shares no par value	10,900,134 common shares as of June 22, 2011
5,000,000 preferred shares

Olympic Steel Lafayette, Inc.	Ohio	850 shares common stock, no par value	100 shares (owned by Olympic Steel, Inc.)

Olympic Steel Minneapolis, Inc.	Minnesota	100 shares common stock, no par value	100 shares (owned by Olympic Steel, Inc.)

Olympic Steel Iowa, Inc.	Iowa	100 shares common stock, no par value	100 shares (owned by Olympic Steel Minneapolis, Inc.)

Oly Steel Welding, Inc.	Michigan	60,000 shares common stock, no par value	100 shares (owned by Olympic Steel, Inc.)

Olympic Steel Receivables L.L.C.	Delaware	NA	99% membership interests issued to Olympic Steel, Inc. 1% membership interest issued to Olympic Steel Receivables, Inc.

Oly Steel NC, Inc.	Delaware	100 shares common stock, no par value	100 shares (owned by Olympic Steel, Inc.)

Tinsley Group-PS&W, Inc.	North Carolina	100,000 shares common stock, no par value	5,000 shares (owned by Oly Steel NC, Inc.)

IS Acquisition, Inc.	Ohio	100 shares common stock, $.01 par value	100 shares (owned by Olympic Steel, Inc.)

Olyac, Inc.	Delaware	100 shares common stock, $.01 par value	100 shares (owned by Olympic Steel, Inc.)

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Share and Record Owner

Olympic Steel Receivables, Inc.	Delaware	850 shares common stock, $.01 par value	100 shares (owned by Olympic Steel, Inc.)

Olympic Steel Trading, Inc.	Ohio	850 shares common stock, no par value	100 shares (owned by Olympic Steel, Inc.)

G.S.P., LLC	Michigan	NA	100% membership interest issued to Oly Steel Welding, Inc.

OLYAC II, Inc.	Delaware	100 shares of common stock, $.01 par value	100 shares (owned by Olympic Steel, Inc.)

Chicago Tube and Iron Company	Delaware	300,000 shares of common stock, $.01 par value	100 shares (owned by Olympic Steel, Inc.)

2.	All agreements binding on holders of Equity Interests of Borrowers (other than Olympic Steel) and Subsidiaries with respect to such interests are as follows:

None.

3.	In the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination, except:

Tinsley / PS&W - June 2006

Integrity Stainless - Jan 2010

Chicago Tube and Iron - June 2011

SCHEDULE 9.1.11

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PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Borrowers’ and Subsidiaries’ federally registered patents:

Patent	Owner	Status in Patent Office	Federal Registration No.	Registration Date

None.

2.	Borrowers’ and Subsidiaries’ federally registered trademarks:

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date

OLY-FLATBRITE	Olympic Steel, Inc.	Registered	2994499	09/13/05

3.	Borrowers’ and Subsidiaries’ federally registered copyrights:

Copyright	Claimant	Copyright Number	Registration Date

Contra Program	Olympic Steel, Inc.	TXu110424	04/16/82

4.	Borrowers’ and Subsidiaries’ licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

Licensor	Description of License	Term of License	Royalties Payable

None.

SCHEDULE 9.1.14

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ENVIRONMENTAL MATTERS

None.

SCHEDULE 9.1.15

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Loan and Security Agreement

RESTRICTIVE AGREEMENTS

None.

SCHEDULE 9.1.16

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Loan and Security Agreement

LITIGATION

1.	Proceedings and investigations pending against Borrowers or Subsidiaries:

None.

2.	Threatened proceedings or investigations of which any Borrower or Subsidiary is aware:

None.

3.	Pending Commercial Tort Claim of any Obligor:

None.

SCHEDULE 9.1.18

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Loan and Security Agreement

PENSION PLAN DISCLOSURES

None.

SCHEDULE 9.1.20

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Loan and Security Agreement

LABOR CONTRACTS

Parties	Type of Agreement	Term of Agreement

MN Coil (Int’l Brotherhood of Teamsters, Chauffeurs, Warehousemen & Helpers of America)	Union contract	September 30, 2013

MN Plate (Int’l Brotherhood of Teamsters, Chauffeurs, Warehousemen & Helpers of America)	Union contract	March 31, 2012

Detroit (Int’l Union of Operating Engineers)	Union contract	August 31, 2012

Charlotte (International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helper Local No. 31)	Union contract	March 4, 2012

Arrowhead (General Drivers Local Union No. 346)	Union contract	December 21, 2011

Indianapolis (Chauffeurs, Teamsters, Warehousemen and Helpers Union Local No. 135)	Union contract	January 29, 2012

Quad Cities (Teamsters Local Union No. 371)	Union contract	August 12, 2013

St. Paul (Warehouse Employees Union Local 120)	Union contract	May 25, 2013

Chicago (Pipe Fitters’ Association Local 597 Shopmen’s Division)	Union contract	May 31, 2012

SCHEDULE 10.2.2

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EXISTING LIENS

Debtor	State	Jurisdiction	Secured Party	UCC Filing No./Filing Date	Collateral

Olympic Steel Iowa, Inc.	IA	State	Wells Fargo Bank, N.A.	UCC: X10000874-0 File Date: 1/8/10	Equipment

Olympic Steel Lafayette, Inc.	OH	State	MISA Metal Blanking, Inc.	UCC: OH00064987591 File Date: 6/12/03 Amendment: 20040980626 File Date: 4/5/04 Continuation: 20081540578 File Date: 6/2/08	Steel coils pursuant to Toll Agreement between Secured Party and Debtor *Notice Filing

Olympic Steel Lafayette, Inc. Lafeyette Steel & Processing	OH	State	Marubeni-Itochu Steel America, Inc.	UCC: OH00112477802 File Date: 3/5/07	Steel coils pursuant to Toll Agreement between Secured Party and Debtor *Notice Filing

Olympic Steel Lafayette, Inc.	OH	State	ArcelorMittal USA Inc.	UCC: OH00131740511 File Date: 12/19/08	Steel

Olympic Steel Minneapolis, Inc.	MN	State	Genie Industries, Inc.	UCC: 200916492845 File Date: 6/19/09	Steel Plates

Olympic Steel Minneapolis, Inc.	MN	State	Steel Technologies Inc.	UCC: 200917354768 File Date: 9/11/09	All steel coils *Filed for notice purposes only

Debtor	State	Jurisdiction	Secured Party	UCC Filing No./Filing Date	Collateral

Olympic Steel Minneapolis, Inc. Olympic Steel Inc.	MN	State	Coilplus-Pennsylvania, Inc. Coilplus, Inc. Coilplus-North Carolina, Inc.	UCC: 201019255215 File Date: 2/24/10	Secured Parties shall ship to Debtors carbon steel products to be stored or processed *Filing for notification purposes

Olympic Steel, Inc.	OH	State	Key Equipment Finance Inc.	UCC: OH00094686478 File Date: 10/26/05 Continuation: 201002300286 File Date: 8/18/10	LEASED EQUIPMENT *Filed Solely as a precaution

Olympic Steel, Inc.	OH	State	United States Steel Corporation	UCC: OH00142512167 File Date: 5/26/10	Steel coils etc. delivered by Bailor to Bailee

Olympic Steel Inc.	OH	State	US Bancorp	UCC: OH00143996354 File Date: 7/29/10	Equipment *For Informational purposes only

Olympic Steel, Inc.	OH	State	Capital One Equipment Leasing & Finance	UCC: OH00145620866 File Date: 10/18/10	Leased Equipment – Two 2011 international ProStar tractors.

Olympic Steel, Inc.	OH	State	Trumpf Inc.	UCC: OH00146039692 File Date: 11/8/10	One Trumpf TruLaser 3030 L20 machine

Olympic Steel, Inc.	OH	State	Trumpf Inc.	UCC: OH00146103508 File Date: 11/8/10	One Trumpf TruLaser 3040 L32 w/LiftMaster machine

Olympic Steel, Inc.	OH	State	Nissan Motor Acceptance Corporation	UCC: OH00147557095 File Date: 1/12/11	Nissan PFU50LP Pneumatic

Olympic Steel, Inc.	OH	State	Nissan Motor Acceptance Corporation	UCC: OH00149295445 File Date: 4/7/11	Nissan Forklift PF80YLP HVY Pneumatic

Debtor	State	Jurisdiction	Secured Party	UCC Filing No./Filing Date	Collateral

Tinsley Group-PS&W, Inc.	NC	State	General Electric Capital Corporation	UCC: 20060017280H File Date: 2/20/06 Continuation: 20110004731M File Date: 1/19/11	LEASED EQUIPMENT *Filed Solely as a precaution

Tinsley Group-PS&W, Inc.	NC	State	Caterpillar Inc.	UCC: 20110027555K File Date: 4/1/11	To evidence Caterpillar Inc’s ownership of tolling used to make manufacture parts and products for Caterpillar

Chicago Tube and Iron Company	DE	State	Wells Fargo Bank, N.A. Original Secured Party: Wells Fargo HSBC Trade Bank, N.A.	UCC: 20101401581 File Date: 4/22/10 Amendment: 01838808 File Date: 5/25/10	All of the Debtor’s right, title and interest in, to and under (1) any and all Accounts which Secured Party has purchased from Debtor for its own account or as agent for other purchasers, pursuant to one or more Accounts Receivable Purchase Agreements between Secured Party and Debtor, (2) all Documents related to such purchased Accounts, (3) all General Intangibles related to such purchased accounts, (5) all Supporting Obligations related to such purchased accounts, (6) all Proceeds of all of the foregoing, and (7) accessions to, substitutions for, replacements for, and profits and products of each of the foregoing.

SCHEDULE 10.2.5

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Loan and Security Agreement

EXISTING INVESTMENTS

Oly Steel Welding, Inc. owns 50% of the membership interest in OLP, LLC.

SCHEDULE 10.2.17

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Loan and Security Agreement

EXISTING AFFILIATE TRANSACTIONS

A related entity owns and leases to Olympic Steel, Inc. the warehouse located at 5060 Richmond Road, Bedford Heights, Ohio 44146.